AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998
                                                     REGISTRATION NO. 333-38641
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                  FORM S-11/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                                ---------------

                      ANWORTH MORTGAGE ASSET CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                               1299 OCEAN AVENUE
                        SANTA MONICA, CALIFORNIA 90401
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 LLOYD MCADAMS
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               1299 OCEAN AVENUE
                        SANTA MONICA, CALIFORNIA 90401
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

                BRIAN C. LECK, ESQ.                                  THOMAS J. POLETTI, ESQ.
                MARK J. KELSON, ESQ.                                KATHERINE J. BLAIR, ESQ.
     ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP            FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
      515 SOUTH FIGUEROA STREET, SEVENTH FLOOR               9100 WILSHIRE BOULEVARD, 8TH FLOOR EAST
         LOS ANGELES, CALIFORNIA 90017-3398                      BEVERLY HILLS, CALIFORNIA 90212
             TELEPHONE: (213) 622-5555                              TELEPHONE: (310) 273-1870
             FACSIMILE: (213) 620-8816                              FACSIMILE: (310) 274-8357


                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to Completion, Dated February 25, 1998

                                3,000,000 SHARES

                   [LOGO ANWORTH MORTGAGE ASSET CORPORATION]

                                  COMMON STOCK

                                  ----------

  All of the shares of common stock (the "Common Stock") offered hereby are being sold by Anworth Mortgage Asset Corporation (the "Company"). Prior to this offering (the "Offering") there has been no market for the shares of Common Stock of the Company and there is no guarantee that a public market will develop or be sustained. It is currently anticipated that the initial public offering price of the Common Stock will be between $9 and $11 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing, subject to official notice of issuance, on the American Stock Exchange under the symbol "ANH."
                                  ----------

SEE "RISK FACTORS" STARTING ON PAGE 13 FOR MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF THE COMMON STOCK OFFERED HEREBY. THESE RISKS INCLUDE:

 . The Manager has not        . The Company's hedging
  managed a REIT and such      strategies, including
  lack of experience           the use of interest
  could adversely affect       rate caps, swaps,
  the Company's results        futures contracts,
  of operations.               puts, calls and trade
 . The Manager's                forward contracts, have
  obligation to purchase       significant transaction
  assets for the Company       costs and may not be
  may conflict with its        effective in mitigating
  affiliates' obligations      interest rate and
  to purchase assets for       prepayment risk.
  third party accounts       . The Company expects to
  which could adversely        maintain a debt to
  affect the interests of      equity ratio of between
  the Company's                8:1 and 12:1, although
  stockholders.                there are no
 . The Company has no           limitations on the
  established borrowing        amount of borrowings
  arrangements from any        that the Company can
  lenders and may              incur.
  therefore be unable to     . Failure to maintain
  implement its business       REIT status would
  strategy.                    result in taxation and
 . The Manager will have        substantially reduce
  significant discretion       the amount of cash
  in the allocation of         available for
  proceeds from the            distribution to the
  offering.                    Company's stockholders.
 . The Company's Board of     . Increased levels of
  Directors may change         prepayments may
  the Company's policies       adversely affect the
  and strategies without       Company's net interest
  the consent of the           income.
  stockholders.              . Incentive compensation
 . The Company has no           to be paid to the
  identified investments       Manager could encourage
  and may be unable to         investment in more
  acquire assets on            speculative Mortgage
  favorable terms.             Assets.
 . The Company was formed     . Additional equity
  in October 1997 and its      offerings may cause
  current assets consist       significant dilution of
  of $1,000 in cash.           the equity of
 . The Company is entirely      stockholders of the
  dependent upon the           Company.
  Manager for its            . The Company's failure
  success.                     to maintain an
 . Interest rate                exemption from the
  fluctuations may             Investment Company Act
  decrease net interest        may limit the Company's
  income from Mortgage         ability to use leverage
  Assets.                      and implement its
                               business plan.
                             . The Company intends to
                               purchase mortgage
                               derivative securities
                               for hedging and
                               investment purposes,
                               but only on a limited
                               basis due to the
                               increased risk of loss
                               associated with such
                               securities.
                                      ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                      UNDERWRITING
                                                       DISCOUNTS
                                            PRICE TO      AND        PROCEEDS TO
                                             PUBLIC  COMMISSIONS (1) COMPANY (2)
--------------------------------------------------------------------------------
Per Share..................................  $           $              $
--------------------------------------------------------------------------------
Total......................................  $           $              $
--------------------------------------------------------------------------------
Total Assuming Full Exercise of Over-
 Allotment Option (3)......................  $           $              $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses estimated at $500,000 payable by the Company. See "Underwriting."
(3) Assuming exercise in full of the 30-day option granted by the Company to the Underwriters to purchase up to 450,000 shares of Common Stock, on the same terms and conditions, solely to cover over-allotments. See "Underwriting."

  The shares of Common Stock are offered by the several Underwriters, when, as and if delivered to and accepted by the Underwriters, subject to their right to reject any order in whole or in part and certain other conditions. It is expected that delivery of such shares will be made against payment therefor in
              on or about              , 1998.

                                  ----------

ADVEST, INC.                                                 CRUTTENDEN ROTH
                                                         I N C O R P O R A T E D

                   The date of this Prospectus is     , 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             ---------------------

  CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE," "INTEND," "CONTINUE," OR "BELIEVES" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. SOME IMPORTANT FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY FORWARD-LOOKING STATEMENTS INCLUDE CHANGES IN INTEREST RATES; DOMESTIC AND FOREIGN BUSINESS, MARKET, FINANCIAL OR LEGAL CONDITIONS; DIFFERENCES IN THE ACTUAL ALLOCATION OF THE ASSETS OF THE COMPANY FROM THOSE ASSUMED; AND THE DEGREE TO WHICH ASSETS ARE HEDGED AND THE EFFECTIVENESS OF THE HEDGE, AMONG OTHERS. IN ADDITION, THE DEGREE OF RISK WILL BE INCREASED BY THE COMPANY'S LEVERAGING OF ITS ASSETS.

  THE COMPANY HAS PROVIDED HYPOTHETICAL EXAMPLES OF THE MAGNITUDE OF THE COMPENSATION PAYABLE TO THE MANAGER. EXAMPLES RELATING TO COMPENSATION PAYABLE TO THE MANAGER ARE SET FORTH ON PAGE 53 OF THIS PROSPECTUS. THESE ARE HYPOTHETICAL EXAMPLES ONLY AND ARE NOT PROJECTIONS. SUCH EXAMPLES ALSO CONSTITUTE FORWARD-LOOKING STATEMENTS AND ARE BASED UPON CERTAIN ASSUMPTIONS. ACTUAL EVENTS ARE DIFFICULT TO PREDICT AND MAY BE MATERIALLY DIFFERENT FROM THOSE ASSUMED.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY.......................................................    4
 The Company.............................................................    4
 Summary Risk Factors....................................................    5
 Business and Strategy...................................................    7
 Mortgage Assets.........................................................    8
 The Manager.............................................................    9
 Conflicts of Interest...................................................   11
 The Offering............................................................   12
 Distribution Policy.....................................................   12
RISK FACTORS.............................................................   13
 Lack of Prior Experience................................................   13
 Conflicts of Interest Between the Company and the Manager and PIA.......   13
 No Current Borrowing Arrangements.......................................   15
 Use of Reverse Repurchase Agreements and Other Financing Agreements
  Could Limit the Company's Ability to Acquire or Dispose of Mortgage
  Assets.................................................................   15
 Broad Discretion to Allocate Proceeds...................................   15
 Control by the Company's Board of Directors of the Company's Operating
  Policies and Investment Strategies.....................................   16
 The Company Currently Has No Mortgage Assets............................   16
 The Company Faces Significant Competition for Mortgage Assets and
  Financing..............................................................   16
 Nominal Capitalization..................................................   17
 Dependence on the Manager and its Personnel for Successful Operations...   17
 Interest Rate Fluctuations May Decrease Net Interest Income.............   17
 Failure To Successfully Manage Interest Rate Risks May Adversely Affect
  Results of Operations..................................................   18
 Substantial Leverage and Potential Net Interest and Operating Losses in
  Connection with Borrowings.............................................   19
 Failure to Maintain REIT Status Would Result in the Company Being
  Subject to Tax as a Regular Corporation and Substantially Reduce Cash
  Flow Available for Distribution to Stockholders........................   20
 Increased Levels of Prepayments from Mortgage Assets May Adversely
  Affect Net Interest Income.............................................   21
 Effect of Future Offerings of Debt and Equity on Market Price of the
  Common Stock...........................................................   22
 Risk of Decline of Market Value of Mortgage Securities; Margin Calls and
  Defaults...............................................................   22
 Value of Mortgage Assets May Be Adversely Affected by Defaults on
  Underlying Mortgage Obligations........................................   23
 Value of Mortgage Loans May Be Adversely Affected by Characteristics of
  Underlying Property and Borrower Credit and Other Considerations.......   23
 Yields on Subordinated Interests, Interest Only Derivatives and
  Principal Only Derivatives May Be Affected Adversely By Interest Rate
  Changes................................................................   24
 Real Estate is Illiquid and Value is Dependent on Conditions Beyond
  Company's Control......................................................   25
 Failure to Maintain an Exemption from the Investment Company Act Would
  Adversely Affect Results of Operations.................................   26
 Absence of Public Market and No Assurance that a Public Market Will
  Develop................................................................   26
 Interest Rate Fluctuations May Adversely Affect the Market Price of the
  Common Stock...........................................................   26
 Investment in Short-Term Investments Pending Acquisition of Mortgage
  Assets May Initially Adversely Affect Results of Operations............   26
 Active Formation and Operation of Competing Mortgage REITs May Adversely
  Affect the Market Price of the Common Stock............................   27
 Risk of Adverse Tax Treatment of Excess Inclusion Income................   27
 Restrictions on Ownership of the Common Stock...........................   27

                                                                            PAGE
                                                                            ----
USE OF PROCEEDS...........................................................   29
DISTRIBUTION POLICY.......................................................   29
CAPITALIZATION............................................................   30
LIQUIDITY AND CAPITAL RESOURCES...........................................   30
BUSINESS AND STRATEGY.....................................................   32
 General..................................................................   32
 Mortgage REIT Industry...................................................   32
 Strategy.................................................................   32
 Operating Policies and Programs..........................................   33
 Asset/Liability Management Policy........................................   36
 Description of Mortgage Assets to be Acquired............................   39
 Competition for Mortgage Assets..........................................   45
 Other Policies...........................................................   46
 Future Revisions in Policies and Strategies..............................   46
 Legal Proceedings........................................................   46
MANAGEMENT OF THE COMPANY.................................................   47
 Directors and Executive Officers.........................................   47
 Limitation of Liability and Indemnification..............................   48
 Executive Compensation...................................................   49
 Stock Options and Awards.................................................   49
THE MANAGER...............................................................   52
 The Management Agreement.................................................   53
 Management Compensation..................................................   55
 Expenses.................................................................   56
 Certain Relationships; Conflicts of Interest.............................   57
 Limits of Responsibility.................................................   59
SECURITY OWNERSHIP........................................................   60
DESCRIPTION OF CAPITAL STOCK..............................................   60
 General..................................................................   60
 Repurchase of Shares and Restrictions on Transfer........................   60
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND
 BYLAWS...................................................................   62
 Removal of Directors.....................................................   62
 Business Combinations....................................................   63
 Control Share Acquisition................................................   63
 Amendment to the Charter.................................................   64
 Dissolution of the Company...............................................   64
 Advance Notice of Director Nominations and New Business..................   64
 Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and
  of the Charter and Bylaws...............................................   64
 Transfer Agent...........................................................   65
FEDERAL INCOME TAX CONSIDERATIONS.........................................   65
 General..................................................................   65
 Opinion of Special Tax Counsel...........................................   65
 Requirements for Qualification as a REIT.................................   66
 Termination or Revocation of REIT Status.................................   69
 Taxation of the Company..................................................   70
 Taxable Subsidiaries.....................................................   70
 Taxation of Stockholders.................................................   71
 Taxation of Tax-Exempt Entities..........................................   72
 State and Local Taxes....................................................   72
 Certain United States Federal Income Tax Considerations Applicable to
  Foreign Holders.........................................................   72
 New Tax Legislation......................................................   74
ERISA CONSIDERATIONS......................................................   74
DIVIDEND REINVESTMENT PLAN................................................   75
UNDERWRITING..............................................................   76
LEGAL MATTERS.............................................................   77
EXPERTS...................................................................   77
ADDITIONAL INFORMATION....................................................   78
GLOSSARY..................................................................   79
INDEX TO FINANCIAL STATEMENTS.............................................  F-1

                               PROSPECTUS SUMMARY

  The summary information below should be read in conjunction with and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein shall have the definitive meanings assigned to them in the Glossary beginning on page 79. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

  This prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                  THE COMPANY

  The Company was formed in October 1997 to invest in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other securities representing interests in, or obligations backed by, pools of mortgage loans which can be readily financed and short-term investments. The Company will utilize the equity capital raised in this Offering and short term borrowings to seek to generate income based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company will elect to be taxed as a REIT under the Code, and therefore will not generally be subject to federal taxes on its income to the extent it distributes its net income to its stockholders and maintains its qualification as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Distribution Requirement."

  The goal of the Company is to generate a competitive yield through its use of leverage and active management of the asset/liability yield spread.

  The Company intends to acquire mortgage assets primarily in the secondary mortgage market through its manager, Anworth Mortgage Advisory Corporation (the "Manager"). The Manager will manage the day-to-day operations of the Company, pursuant to the policies established by the Company's Board of Directors and the authority delegated to the Manager under the Management Agreement. The Manager is under common control with Pacific Income Advisers, Inc. ("PIA"), an investment advisory firm which began operations in 1986. The Manager's management team are selected members of PIA's management. See "Management of the Company" and "The Manager." The Company has elected to be externally managed by the Manager to take advantage of the economies of scale associated with the Manager while avoiding having to duplicate administrative functions and incurring the costs of creating a new administrative infrastructure. There can be no assurance that the past experience of the executive officers of the Manager will be appropriate to the business of the Company. Further, the experience of PIA should not be viewed as a reliable gauge of the potential success of the Company. See "Risk Factors--Lack of Prior Experience." The Company has no ownership interest in the Manager.

  The Company's mortgage assets will consist primarily of mortgage securities ("Mortgage Securities") bearing interest rates that adjust periodically based on changes in short-term interest rates. However, fixed-rate mortgage assets may also be acquired, generally in combination with hedging instruments, including interest rate derivative instruments, to obtain investment characteristics similar to adjustable-rate Mortgage Securities. The Company generally intends to hold its mortgage assets to maturity. In addition, the Company may from time to time, depending on market conditions and if it acquires personnel with the appropriate expertise, acquire whole loans ("Mortgage Loans") from mortgage conduits and mortgage loan originators, which the Company may use to create its own Mortgage Securities. Pending full investment in the desired mix of Mortgage Securities and Mortgage Loans, funds will be committed to certain investments with lives of one year or less ("Short-Term Investments" and together with Mortgage Securities and Mortgage Loans, "Mortgage Assets").

  The Company intends to use short-term borrowings utilizing its Mortgage Assets as collateral and then to acquire additional Mortgage Assets. The Company expects these collateralized borrowings will result in a debt-to-equity ratio of between 8:1 and 12:1, although the ratio may vary from time to time based upon market conditions and other factors deemed relevant by the Manager and the Company's Board of Directors. The Company intends to manage actively, on an aggregate basis, both the interest rate indices and interest rate adjustment periods of its borrowings against the interest rate indices and interest rate adjustment periods on its Mortgage Assets.

   The Company may enter into hedging transactions to mitigate the effects of interest rate fluctuations or other market movements. The Company may purchase interest rate caps and interest rate swaps to mitigate the risk of its short-term borrowings increasing at a greater rate than the yield on its Mortgage Assets during a period of rising interest rates. To the extent consistent with qualifications as a REIT and Maryland law, the Company may also use financial futures contracts and put and call options on financial futures contracts and trade forward contracts as a hedge against future interest rate changes. The Company does not intend to use hedging instruments for speculative purposes.

                              SUMMARY RISK FACTORS

  Each prospective purchaser of the Common Stock offered hereby should review "Risk Factors" beginning on page 13 for a discussion of material risks that should be considered before investing in the Common Stock, including the following:

  Lack of Prior Experience. The Manager has never managed or operated a REIT or a highly-leveraged pool of Mortgage Assets and does not have experience complying with the asset limitations imposed by the REIT Provisions of the Code. Additionally, the Manager has not engaged in hedging transactions as they relate to the investment objectives of the Company and the Manager does not currently employ personnel with experience securitizing Mortgage Assets. Such lack of experience could adversely affect the Company's business, financial condition and results of operations.

  Conflicts of Interest Between the Company and the Manager and its Affiliates. PIA, which is under common ownership with the Manager and employs personnel, including Lloyd McAdams, Heather Baines, Pamela Watson and Evangelos Karagiannis, who also are personnel of the Manager and the Company, will continue to invest in Mortgage Securities on behalf of its clients. As a consequence, there may be a conflict of interest between the operations of the Manager and the operations of PIA in the acquisition and disposition of Mortgage Securities. Such conflicts may result in decisions and/or allocations of Mortgage Securities by PIA and the Manager that are not in the best interests of the Company. In addition, the Manager may advise other mortgage-related entities unaffiliated with the Company.

  No Current Borrowing Arrangements. The Company has no established borrowing arrangements from any lenders. If the Company does not obtain financing arrangements on terms and conditions satisfactory to the Company, the Company will not have access to sufficient capital to finance the Company's business strategy as described herein.

  Discretion to Invest Proceeds of Offering. The Manager will have broad discretion, within the investment criteria established by the Board of Directors, to allocate the proceeds of the Offering and to determine the timing of investment of such proceeds. Such discretion could result in allocation of proceeds in assets where the investment returns are substantially below investors' expectations.

  Control by the Company's Board of Directors of the Company's Operating Policies and Investment Strategies. The Company's investment, financing and operating policies and strategies will be determined by the Company's Board of Directors and may be changed at any time without the consent or approval of the Company's stockholders. Such changes may adversely affect the Company's results of operations.

  No Current Mortgage Assets. The Company has not identified any Mortgage Assets to purchase with the net proceeds of the Offering. The Company's Net Income will depend on the Manager's ability to acquire Mortgage Assets on acceptable terms and at favorable spreads over the Company's borrowing costs. If the Manager is unable to acquire Mortgage Assets on favorable terms and conditions, the Company's results of operations will be adversely affected.

  Nominal Capitalization. The Company was formed in October 1997 and currently has only nominal capitalization, consisting of $1,000 in cash. Consequently, the Company's operations are dependent on the net proceeds of the Offering and borrowings in order to commence its business operations. See "Capitalization."

  Dependence on the Manager and Its Personnel for Successful Operations. The Company will be entirely dependent on the Manager and its current officers, Lloyd McAdams, Pamela Watson, Heather Baines and Evangelos Karagiannis. The loss of any key person could have a material adverse effect on the Company's business.

  Interest Rate Fluctuations May Decrease Net Interest Income. The Company's operations will be affected substantially by prevailing market interest rates and borrowing costs, which are determined in large part by market conditions and governmental policies beyond the control of the Company and the Manager. To the extent the Company's cost of borrowings rise more rapidly than the yields on its Mortgage Assets funded by such borrowings, the Company's net interest income may be reduced or a net loss may result.

  Hedging Strategies May be Ineffective. The Company will utilize asset/liability management hedging strategies which involve the use of interest rate caps, swaps, futures contracts, puts, calls and trade forward contracts. Such strategies involve risk and may not be effective in reducing the Company's exposure to interest rate changes. Moreover, compliance with the REIT Provisions of the Code may prevent the Company from effectively implementing the strategies that the Company determines, absent such compliance, would best insulate the Company from the risks associated with changing interest rates. Additionally, hedging strategies have significant transaction costs.

  Substantial Leverage and Potential Net Interest and Operation Losses in Connection With Borrowings. The Company intends to increase the size of its Mortgage Asset portfolio by employing a leveraging strategy of borrowing against its total Mortgage Asset portfolio to finance the acquisition of additional Mortgage Assets. The Company expects that collateralized borrowings will result in a debt-to-equity ratio of between 8:1 and 12:1, although the ratio may vary from time to time and there are no limitations on the amount of borrowings the Company may incur. The Company will experience negative cash flow from operations and incur losses if borrowing costs exceed the income on its Mortgage Assets.

  Failure to Maintain REIT Status Would Result in Company Being Subject to Tax as a Regular Corporation. The Company must at all times maintain substantially all of its investments in, and otherwise conduct its business in a manner consistent with, the REIT Provisions of the Code. If the Company fails to qualify as a REIT, it would be treated as a regular corporation and would be subject to income tax that would result in a substantial reduction of cash available for distribution to stockholders of the Company.

  Increased Levels of Prepayments from Mortgage Assets May Adversely Affect Net Interest Income. In the event that the Company's Mortgage Assets are prepaid prior to maturity, the Company may (i) have held the Mortgage Assets while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate, (ii) need to write-off capitalized premium amounts, and (iii) be unable to acquire new Mortgage Assets to replace the prepaid Mortgage Assets. Mortgage prepayment rates vary depending on market interest rates. Changes in prepayments could cause declines in the Company's Net Income.

  Incentive Compensation Could Encourage Speculation. In evaluating Mortgage Assets for investment and in other management strategies, the Manager could place an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation which could result increased risk to the value of the Company's Mortgage Asset portfolio.

  Dilution from Future Equity Offerings. The effect of additional equity offerings may cause significant dilution of the equity of stockholders of the Company or the reduction of the market price of shares of the Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

  Investment Company Act. The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

  Mortgage Derivative Securities. The Company intends to purchase mortgage derivative securities for hedging and investment purposes, but only on a limited basis due to the increased risk of loss associated with such securities.

                             BUSINESS AND STRATEGY

  The principal business objective of the Company is to generate a competitive yield through its use of leverage and active management of the asset/liability yield spread. Following is the Company's strategy to achieve its business objective:

 Investment Strategy

  The Company intends to apply a disciplined approach to managing its investments in an attempt to achieve competitive yields while managing portfolio risk. The Company intends to utilize the proceeds of this Offering and short-term borrowings to seek to generate income based on the difference between the yield on its Mortgage Assets and the cost of its borrowings. The Company intends to seek to minimize prepayment risk by structuring a diversified portfolio with a variety of prepayment characteristics and by analyzing the prepayment risk of the Mortgage Assets, as well as the deviations between projected and realized prepayment rates.

 Financing Strategy

  The Company intends to employ a strategy of attempting to increase profitability through growth in Mortgage Asset volume achieved by leverage based upon short-term borrowings, primarily reverse repurchase agreements (a borrowing device evidenced by an agreement to sell securities to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the difference constituting the borrowing rate) and dollar-roll agreements (an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or substantially similar security on a specified future date). The Company generally expects to maintain a debt-to-equity ratio of between 8:1 and 12:1, although the ratio may vary from time to time depending on market conditions and other factors deemed relevant by the Manager and the Company's Board of Directors. Depending on the different cost of borrowing funds at different maturities, the Company will vary the maturities of its borrowed funds to attempt to produce lower borrowing costs. The Company's borrowings will be short-term and the Company will attempt to actively manage, on an aggregate basis, the interest rate indices and interest rate adjustment periods of its borrowings against the interest rate indices and interest rate adjustment periods on its Mortgage Assets.

  Over time, to the extent the Company believes it can lower its cost of funds or increase its return to investors, it may seek to raise additional capital through accessing the capital markets. In addition, to the extent the Company develops appropriate infrastructure, it may engage in securitizations to raise additional funds for operations.

 Risk Management Strategy

  Interest Rate and Volatility Risk. If the general level of interest rates increases or the expected level of volatility of interest rates increases, the Company's assets are likely to decline in value. The Company intends to use mathematical modeling and quantitative analysis to monitor the interest rate sensitivity of its Mortgage Asset portfolio. The analysis includes the use of mathematical assumptions regarding the effect of mortgage loan prepayments and interest rate caps incorporated in most adjustable-rate mortgage securities, as well as interest rate volatility on its portfolio of Mortgage Assets. Comparison of interest rate sensitivity factors to the quantitative and qualitative nature of the Company's borrowings will provide the Company with a measure of the impact that interest rate movements could have on the Company's net interest income based on the difference between its yield on its Mortgage Assets and its borrowing costs. Management intends to evaluate continually these mathematical assumptions and, if necessary, adjust its Mortgage Asset portfolio accordingly.

  Credit Risk. The Company will invest in Mortgage Assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other securities representing interests in, or obligations backed by, pools of mortgage loans which can be readily financed and short-term investments. If an issuer of a security owned by the Company defaults, the value of the security is likely to decline, either temporarily or permanently. The Company intends to continually monitor the credit quality of its Mortgage Assets and attempt to maintain appropriate capital levels for allowances and possible credit losses. The Company will manage the credit risk of its Mortgage Assets through, among other activities, (i) complying with the Company's policies with respect to credit risk concentration, (ii) actively monitoring the ongoing credit quality and servicing of its Mortgage Assets and (iii) attempting to maintain appropriate capital levels and allowances for possible credit losses.

  Hedging. The Company may enter into hedging transactions designed to protect itself to varying degrees against interest rate changes. The Company may purchase interest rate caps and interest rate swaps to mitigate the risk of interest rates on its short-term borrowings increasing at a greater rate than the yields on its Mortgage Assets during a period of rising interest rates. The Company may also, to the extent consistent with its qualifications as a REIT and Maryland law, utilize financial futures contracts and put and call options on financial futures contracts and trade forward contracts as a hedge against future interest rate changes. However, no hedging strategy can completely insulate the Company from interest rate risks and market movement, and the federal tax laws applicable to REITs may substantially limit the Company's ability to engage in hedging transactions. Additionally, hedging strategies have significant transaction costs and the Company will not be able to significantly reduce or eliminate the risk associated with its investment portfolio without reducing or perhaps even eliminating the return on its investments.

  There can be no assurance that the Company will successfully implement its strategies. See "Risk Factors" for a discussion of factors that could adversely affect the Company's ability to successfully implement its strategies.

                                MORTGAGE ASSETS

  At least 70% of the total assets to be acquired by the Company will be Primary adjustable-rate Mortgage Securities and Short-Term Investments (investments with an average life of one year or less). "Primary" as used herein means either (i) securities that are rated within one of the two highest rating categories by at least one of either Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or Moody's Rating Service, Inc. ("Moody's" and together with Standard & Poor's, the "Rating Agencies"), or (ii) securities that are unrated but are either obligations the United States or obligations guaranteed by the United States government or an agency or instrumentality of the United States government.

  The remainder of the Company's investment portfolio, comprising not more than 30% of its total assets, may consist of Mortgage Assets which are unrated, or, if rated, are less than Primary, including (i) Mortgage Loans secured by first liens on single-family (one-to-four units) residential properties, (ii) Mortgage Securities backed by loans on single-family, multi-family, commercial, or other real estate-related properties which are rated at least Investment Grade (rated at least "BBB" or "Baa" by Standard & Poor's or Moody's, respectively) or (as to single-family and multi-family Mortgage Securities) the equivalent, if not rated, (iii) fixed-rate Mortgage Assets, including the acquisition of such assets for the purpose of being combined with hedging instruments to obtain investment characteristics similar to adjustable-rate Mortgage Assets, and (iv) Other Mortgage Securities. "Other Mortgage Securities" as used herein means securities representing interests in, or secured by Mortgages on, real property other than Pass-Through Certificates and CMOs and may include non-Primary certificates and other securities collateralized by single-family loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgaged collateralized obligations.

  The Company will generally not acquire Inverse Floaters, Remic Residuals or First Loss Subordinated Bonds. The Company may acquire mortgage derivative securities, including, but not limited to, interest only, principal only or other Mortgage Securities that receive a disproportionate share of interest income or principal, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks (collectively, "Mortgage Derivative Securities"), but only on a limited basis due to the greater risk of loss associated with Mortgage Derivative Securities. The Company will generally not acquire Inverse Floaters, Remic Residuals or First Loss Subordinated Bonds. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

                                  THE MANAGER

  The Manager will implement the Company's business strategy on a day-to-day basis and perform certain services for the Company, pursuant to policies established by the Company's Board of Directors and the authority delegated to the Manager under the Management Agreement. The Manager will be responsible primarily for two areas of activity: (i) asset/liability management, which consists of the acquisition, disposition, financing, hedging and management of Mortgage Assets and includes credit and prepayment risk management; and (ii) capital management, which consists of structuring, analysis, capital raising and investor relations activities. With respect to the Company's investment strategy, the Manager intends to employ mortgage analytical tools to attempt to construct a diversified Mortgage Asset portfolio. With respect to the Company's financing strategy, the Manager intends to arrange for various types of financing for the Company and intends to manage actively the interest rate structure of the Company's assets and liabilities and monitor the Company's portfolio leverage. With respect to the Company's risk management strategy, the Manager intends to monitor the projected change in the portfolio's value based upon assumed changes in interest rates and, if necessary, attempt to adjust the portfolio accordingly. The Manager intends to monitor the credit quality of each asset in the Company's portfolio and will seek to ensure that the overall credit quality of the portfolio is in keeping with the Company's credit policies as adopted by the Company's Board of Directors. The Manager will evaluate the Company's interest rate risk levels and will perform such analyses as may be required to determine what types and amounts of hedging transactions are advisable for the Company given the configuration of its portfolio and will seek to execute trades to maintain hedges. The Manager will also be required to perform the following services for the Company: (i) providing regular reports regarding the Company to the Board of Directors, (ii) monitoring the Company's status as a REIT from tax and compliance standpoints and (iii) providing managerial, administrative and management information systems support for the Company.

  The Manager has not previously managed a REIT. In particular, the Manager has not previously managed a highly-leveraged pool of Mortgage Assets or utilized hedging instruments, nor does the Manager have experience in complying with the asset limitations imposed by the REIT Provisions of the Code. Although management of the Company and the Manager have investment management experience, there can be no assurance that the past experience of the executive officers of the Company and the Manager will be appropriate to the business of the Company. Further, the experience of the officers of the Manager and PIA should not be viewed as a reliable gauge of the potential success of the Company. See "Risk Factors--Lack of Prior Experience."

  Pursuant to a management agreement (the "Management Agreement") between the Company and the Manager, the Company will pay the Manager an annual base management fee based on Average Net Invested Assets, payable monthly in arrears, equal to 1% of the first $300 million of Average Net Invested Assets, plus 0.8% of the portion above $300 million of Average Net Invested Assets. Average Net Invested Assets is generally defined as total assets less total debt incurred to finance assets; accordingly, incurring debt to finance asset purchases does not necessarily increase Average Net Invested Assets.

  The Company will also pay the Manager, as incentive compensation for each fiscal quarter, an amount equal to 20% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate (average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years), as published weekly by the Federal Reserve Board during a quarter) plus 1%. A deduction for the Company's interest expenses for borrowed money is taken in calculating Net Income. "Return on Equity" is computed on Average Net Worth and has no necessary correlation with the actual distributions received by stockholders. The incentive compensation calculation and payment to the Manager will be made quarterly in arrears before any income distributions are made to stockholders for the corresponding period. See "The Manager--Management Compensation" for a more detailed explanation of the management fee arrangements and the "Glossary" for definitions of the terms "Average Net Invested Assets," "Average Net Worth," "Net Income" and "Return on Equity."

  The Company will enter into the Management Agreement with the Manager effective upon the closing of the Offering for an initial term of five years. Thereafter, the Management Agreement will be automatically renewed for additional one-year terms unless terminated by the Company or the Manager upon written notice. Except in the case of a termination or non-renewal by the Company for cause, upon termination or non-renewal of the Management Agreement by the Company, the Company is obligated to pay the Manager a termination or non-renewal fee equal to the fair market value of the Management Agreement without regard to the Company's termination or non-renewal right as determined by an independent appraisal. The selection of the independent appraiser shall be subject to the approval of the Unaffiliated Directors. The payment of such a termination or non-renewal fee by the Company would adversely affect the cash available for distribution to the Company's stockholders and may have a material adverse effect on the Company's operations. See "The Manager--The Management Agreement."

  Prior to this Offering, the structure and relationships of the Company, the Manager and their respective shareholders are as follows:

                 --------------------------------------------
                      Lloyd McAdams and Heather U. Baines

                 --------------------------------------------

     100% owned                                      100% owned                   95% owned
     (Immediately following the Offering,
     public stockholders will own over
     99.9% of the Company)

-----------------------               -----------------------                 --------------------
   Anworth Mortgage                       Anworth Mortgage                          Pacific
   Asset Corporation     [-- -- -- --   Advisory Corporation   [-- -- -- --     Income Advisers
 (the "Company")(1)(3)    Management     (the "Manager")(2)   Administrative       ("PIA")(4)
-----------------------    Agreement  -----------------------   Services      --------------------
                                                                Agreement

(1) Lloyd McAdams and Heather Baines are the beneficial owners of the initial 100 shares of Common Stock of the Company currently outstanding. See "Security Ownership."
(2) Mr. McAdams and Ms. Baines are the beneficial owners of the initial 1,000 shares of Common Stock of the Manager currently outstanding. See "The Manager."
(3) Upon the closing of the Offering, the Company will enter into a Management Agreement with the Manager and the Manager will enter into an Administrative Services Agreement with PIA. See "The Manager--The Management Agreement" and "--Certain Relationships; Conflicts of Interest."
(4) Mr. McAdams and Ms. Baines are the beneficial owners of 95 shares, representing 95% of the outstanding common stock of PIA.

                             CONFLICTS OF INTEREST

  The Company is subject to conflicts of interest arising from its relationship with the Manager and its officers, directors and Affiliates. Mr. McAdams, the Company's Chairman of the Board, President and Chief Executive Officer, and Ms. Heather Baines, a Company Executive Vice President, own beneficially all of the outstanding stock of the Manager. Additionally, Mr. McAdams and Ms. Baines own beneficially 95 shares, representing 95% of the outstanding stock of PIA and Mr. McAdams and Ms. Baines are husband and wife. Additionally, the officers and employees of the Manager, including Mr. McAdams, Ms. Baines, Pamela Watson and Evangelos Karagiannis, are also officers of the Company and officers and employees of PIA. PIA has informed the Company that it has, and expects to continue to purchase and manage Mortgage Securities in the future for third-party accounts. PIA will have no obligation to make investment opportunities available to the Company. As a result, there may be a conflict of interest between the operations of Manager and the operations of its Affiliates in the acquisition and disposition of Mortgage Securities. Such conflicts may result in decisions and/or allocations of Mortgage Securities by Affiliates of the Manager that are not in the best interests of the Company. See "Risk Factors-- Conflicts of Interest Between the Company and the Manager and PIA" and "The Manager--Certain Relationships; Conflicts of Interest."

                                  THE OFFERING

Common Stock offered by the
 Company............................  3,000,000 Shares(1)

Common Stock to be outstanding
 after the Offering.................  3,000,100 Shares(1)(2)

Use of Proceeds.....................  To provide funding for the Company's investment operations.

Proposed American Stock Exchange      ANH
 Symbol.............................
--------
(1) Assumes that the Underwriters' option to purchase up to an additional 450,000 shares to cover overallotments is not exercised.

(2) Excludes 300,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option and Awards Plan (the "Stock Option and Awards Plan"). Options to acquire 148,000 shares will be granted to officers and directors of the Company upon the effective date of this Offering at a price equal to the initial public offering price. See "Management of the Company--Stock Options and Awards."

                              DISTRIBUTION POLICY

  To maintain its qualification as a REIT, the Company intends to make annual distributions to its stockholders of at least 95% of its Taxable Income (which does not necessarily equal net income as calculated in accordance with GAAP). The distribution policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the Taxable Income of the Company, the financial condition of the Company and such other factors as the Board of Directors deems relevant. The Board of Directors has not established a minimum distribution level.

  The Company anticipates adopting in the future a dividend reinvestment plan ("DRP") that allows stockholders of the Company that have enrolled in the DRP to reinvest their distributions automatically in additional shares of Common Stock at a discount from the current market price, in some cases. The shares of Common Stock to be acquired for distribution under the DRP may be purchased by the Company on the open market or may be issued directly by the Company at the option of the Company. The shares issuable by the Company pursuant to the DRP are not being registered by means of the Registration Statement of which this Prospectus forms a part. See "Dividend Reinvestment Plan."

                                 RISK FACTORS

  Before investing in the shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole. This Prospectus may contain forward-looking statements that may be identified by the use of forward-looking terminology, such as "may," "will," "should," "expect," "anticipate," "estimate," "intend," "continue," or "believes" or the negative thereof or other variations thereon or comparable terminology. The matters set forth under "Risk Factors" constitute cautionary statements identifying important factors with respect to any forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

  An investment in the Company involves various risks, including the risk that an investor can lose capital. There is no guarantee that the Company can successfully implement its business strategy, reach its investment objectives or achieve a positive return for stockholders.

LACK OF PRIOR EXPERIENCE

  Neither the Company nor the Manager have previously managed or operated a REIT or other public company. In particular, the Manager has not managed a highly-leveraged pool of Mortgage Assets and does not have experience complying with the asset limitations imposed by the REIT Provisions of the Code. The Company's ability to implement its strategy of generating earnings on the spread between the yield on its Mortgage Assets and the cost of its borrowings may be limited by the fact that the Manager has never managed a portfolio using leverage to the degree that the Company expects will be required in order to implement its business strategy. Additionally, the Manager's experience does not include engaging in hedging transactions as its relates to the investment objectives of the Company, and the Company anticipates that hedging will constitute a significant portion of its risk management strategy. Moreover, the Manager does not currently employ personnel experienced in the securitization of Mortgage Loans and the Company will not be able to generate earnings, if any, based upon securitization until the Manager acquires the personnel with securitization expertise. This lack of prior experience could adversely affect the Company's business, financial conditions and results of operations. See "The Manager."

CONFLICTS OF INTEREST BETWEEN THE COMPANY AND THE MANAGER AND PIA

  The Company is subject to conflicts of interest arising from its relationships with the Manager and its officers, directors and Affiliates. Following this Offering, the Manager will render management services to the Company and will be paid a management fee on a quarterly basis, resulting in a direct benefit to the sole beneficial owners of all of the outstanding stock of the Manager, Lloyd McAdams and Heather U. Baines, who are officers of the Company. The Manager will oversee the day-to-day operations of the Company, pursuant to policies established by the Company's Board of Directors and the authority delegated to the Manager under the Management Agreement. The Manager intends to enter into an administrative services agreement with PIA upon the closing of this Offering, pursuant to which PIA will render certain administrative services to the Manager. Such services are expected to include administrative, secretarial, data processing, operations and settlement, employee benefit and research services. The Manager and PIA will determine the fee to be paid based upon what the parties believe the value of such services would be if negotiated between unaffiliated third parties on an arms-length basis. The Company will not be responsible for any such fees. Mr. McAdams and Ms. Baines, the Executive Vice President of the Company, own beneficially 95 shares, representing 95% of the outstanding capital stock, of PIA and Mr. McAdams and Ms. Baines are husband and wife. Additionally, the officers and employees of the Manager, including Mr. McAdams, Ms. Baines, Pamela Watson and Evangelos Karagiannis, are also officers of the Company and officers and employees of PIA. Also, on the effective date of this Offering, all of the officers of the Manager will be granted options to purchase shares of Common Stock in the Company at an exercise price equal to the initial public offering price. Assuming appreciation of the price of the Company's Common Stock following this Offering, the value of such options could be substantial. See "Management of the Company--Stock Options and Awards" for an estimate of the value of the stock options based upon certain assumptions regarding appreciation of the Company's Common Stock. Also see "The Manager--Certain Relationships; Conflicts of Interest."

  PIA Will Continue to Invest in Mortgage Securities. PIA has informed the Company that it has, and expects to continue to purchase and manage Mortgage Securities in the future for third-party accounts. PIA will have no obligation to make investment opportunities available to the Company. As a result, there may be a conflict of interest between the operations of the Manager and the operations of its Affiliates in the acquisition and disposition of Mortgage Securities. Such conflicts may result in decisions and/or allocations of Mortgage Securities by Affiliates of the Manager that are not in the best interests of the Company. In particular, it is possible that asset allocations made by the Manager could favor PIA over the Company, and the Company's operating income and distributions to stockholders could be materially and adversely affected. See "The Manager--Certain Relationships; Conflicts of Interest." The Manager does not intend to sell securitizations or other Mortgage Assets to Affiliates of the Manager, including PIA and its third party accounts, and the Company does not intend to enter into derivative or other transactions with such Affiliates, or to reallocate assets between or among the Company, PIA or any of its third party accounts.

  PIA Will Invest in Competing Entities. PIA has informed the Company that it has purchased, and expects to continue to purchase, equity securities in companies organized for purposes substantially similar to those of the Company, including competing mortgage REITs, in the normal course of its investment management business. Any investment by PIA in competing entities may adversely affect the market price of the Common Stock. See "Business and Strategy--Other Policies."

  Manager May Try to Maximize Incentive Compensation and Thereby Increase Risk to the Company's Mortgage Portfolio. In addition to its base management compensation, the Manager will have the opportunity to earn incentive compensation under the Management Agreement for each fiscal quarter in an amount equal to 20% of the Net Income of the Company (before payment of such incentive compensation) in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. See "The Manager--Management Compensation." Depending on the performance of the Manager, this incentive compensation could be significant. For an example of the incentive compensation the Manager could earn, see "The Manager-- Management Compensation--Annual Manager Compensation." The Company's ability to achieve the performance level required for the Manager to earn the incentive compensation is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Manager's control. In evaluating Mortgage Assets for investment and in other management strategies, an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation could result in increased risk of loss of the value of the Company's Mortgage Asset portfolio.

  Conflicts Relating to the Manager Rendering Services to Others. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including, without limitation, the purchase of, or rendering advice to others purchasing Mortgage Assets that meet the Company's policies and criteria, except that neither the Manager nor its directors, officers or employees will be permitted to provide any such services to any REIT investing primarily in Mortgage Securities, other than the Company. In addition, the Management Agreement does not impose a minimum time commitment that the Manager and its personnel must devote to providing services to the Company. The ability of the Manager and its directors, officers and employees to engage in other business activities could reduce the time and effort spent by the Manager or its employees on the management of the Company. See "The Manager--The Management Agreement."

NO CURRENT BORROWING ARRANGEMENTS

  The Company does not currently have any borrowing arrangements or commitments from any lenders. If the Company does not obtain financing arrangements, it will not have access to sufficient capital to finance its business strategy. See "Business and Strategy."

  The Company will rely on short-term borrowings to fund acquisitions of Mortgage Assets. Accordingly, the ability of the Company to achieve its investment objectives depends on its ability to borrow money in sufficient amounts and on favorable terms and on its ability to renew or replace on a continuous basis maturing short-term borrowings. In addition, the Company may be dependent upon a few lenders to provide the primary credit facilities for its Mortgage Asset purchases. Any failure to obtain or renew adequate funding under these facilities or other financings on favorable terms could have a material adverse effect on the Company's operations.

USE OF REVERSE REPURCHASE AGREEMENTS AND OTHER FINANCING AGREEMENTS COULD LIMIT THE COMPANY'S ABILITY TO ACQUIRE OR DISPOSE OF MORTGAGE ASSETS

  Substantially all of the Company's Mortgage Assets can be expected to be pledged to secure reverse repurchase agreements, bank borrowings or other credit arrangements. Therefore, such Mortgage Assets may not be available to the stockholders in the event of the liquidation of the Company, except to the extent that the market value thereof exceeds the amounts due to the Company's creditors. The market value of the Mortgage Assets will fluctuate as a result of numerous market factors (including interest rates and prepayment rates) as well as the supply of and demand for such Mortgage Assets. In the event of the bankruptcy of a counter-party with whom the Company has a reverse repurchase agreement, the Company might experience difficulty recovering its pledged Mortgage Assets, which may adversely affect the Company's results of operations. See "Business and Strategy--Operating Policies and Programs-- Capital and Leverage Policy."

  In the event the Company is not able to renew or replace maturing borrowings, it could be required to sell Mortgage Assets under adverse market conditions and, as a result, could incur permanent capital losses. In addition, in such event, the Company may be required to terminate hedge positions, which could result in further losses. A sharp rise in interest rates or increasing market concern about the value or liquidity of a type or types of Mortgage Assets in which the Company's Mortgage Asset portfolio is concentrated or a similar event or development will reduce the market value of the Mortgage Assets, which would likely cause lenders to require additional collateral. A number of such factors in combination may cause difficulties for the Company, including a possible liquidation of a major portion of its Mortgage Assets at disadvantageous prices with consequent losses, which would have a material adverse effect on the Company and could render it insolvent.

  Additionally, although the Company intends generally to hold its Mortgage Assets to maturity, because such assets will be pledged under reverse repurchase agreements or other financing agreements, the ability of the Company to sell Mortgage Assets and realize the cash therefrom will be greatly limited due to the obligation to repay amounts outstanding under such agreements. If the Company desires to sell Mortgage Assets, its inability to realize the cash therefrom could have a material adverse affect on its financial condition and results of operations.

BROAD DISCRETION TO ALLOCATE PROCEEDS

  The Manager will have broad discretion, within the investment criteria established by the Board of Directors, to allocate the proceeds of the Offering and to determine the timing of investment of such proceeds. Such discretion could result in allocation of proceeds in assets where the investment returns are substantially below investors' expectations or which result in net operating losses, which would materially and adversely affect the business, operations and results of the Company. See "Use of Proceeds."

CONTROL BY THE COMPANY'S BOARD OF DIRECTORS OF THE COMPANY'S OPERATING POLICIES AND INVESTMENT STRATEGIES

  The Company has established the operating policies and strategies set forth in this Prospectus as the operating policies and strategies of the Company. However, these policies and strategies may be modified or waived by the Board of Directors without the consent or approval of the Company's stockholders. The ultimate effect of any such changes is uncertain. See "Business and Strategy."

THE COMPANY CURRENTLY HAS NO MORTGAGE ASSETS

  The Company has not identified any Mortgage Assets to purchase with the net proceeds of the Offering. The Company's Net Income will depend on its ability to acquire Mortgage Assets on acceptable terms and at favorable spreads over the Company's borrowing costs. If the Company is unable to acquire Mortgage Assets, its results of operations will be adversely affected.

  The availability of Mortgage Assets meeting the Company's criteria is dependent upon, among other things, the level of activity and quality of and demand for securities in the mortgage securitization market. The market for mortgage securities is dependent upon various factors including the size of and level of activity in the residential real estate lending market, the level of and difference between short-term and long-term interest rates, incentives for issuers to securitize and demand for Mortgage Securities by institutional investors. The size and level of activity in the residential real estate lending market depends on various factors, including the level of interest rates, regional and national economic conditions and real estate values. To the extent the Company is unable to acquire a sufficient volume of Mortgage Assets meeting the Company's criteria, the Company's results of operations would be adversely affected. Furthermore, there can be no assurance that the Company will be able to acquire sufficient Mortgage Securities at spreads above the Company's cost of funds. See "Business and Strategy--Description of Mortgage Assets to be Acquired."

THE COMPANY FACES SIGNIFICANT COMPETITION FOR MORTGAGE ASSETS AND FINANCING

  In acquiring Mortgage Assets, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Fannie Mae, FHLMC, GNMA and other entities purchasing Mortgage Assets, most of which have greater financial resources than the Company. In addition, there are many REITs similar to the Company, and others are expected to be organized in the future. There is little that differentiates the Company from these REITs. The existence of these competitors may increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. Increased competition for the acquisition of eligible Mortgage Assets or a diminution in the supply could result in higher prices and, thus, lower yields on such Mortgage Assets that could further narrow the yield spread over borrowing costs. Further, in fluctuating interest rate environments, the spread between interest rates on adjustable-rate Mortgage Loans and interest rates on fixed rate Mortgage Loans may decrease, and may cease to exist or become negative. It could also result in the Company's inability to deploy funds in acceptable investments, potentially decreasing the yields on the Company's portfolio and the ability to generate earnings for its stockholders. Under such conditions, mortgagors tend to favor fixed-rate Mortgage Loans, thereby decreasing the supply of adjustable-rate Mortgage Securities available to the Company for purchase. The relative availability of adjustable-rate Mortgage Securities may also be diminished by a number of other market and regulatory considerations. The Company will also face competition for financing sources, and the effect of the existence of additional mortgage REITs may be to deny the Company access to sufficient funds to carry out its business strategy and/or to increase the cost of funds to the Company.

  The Company's inability due to competitive pressures to acquire certain types or classes of Mortgage Assets could have a material adverse affect on the Company's financial condition and results of operations. For example, if the Company were unable to acquire a sufficient volume of Primary Mortgage Assets due to competition for such assets, it would not be able to fully invest monies available for investment in Mortgage

Assets due to the requirement that no more than 30% of its portfolio may be comprised of Limited Investment Assets. This would have a material adverse affect on the aggregate yield the Company would earn on its assets, which would narrow the margin the Company could earn over the cost of its borrowings. Moreover, if the Company were unable to acquire a desired level of Limited Investment Assets due to competition for such assets, the Company's yields could also be negatively affected.

NOMINAL CAPITALIZATION

  The Company was organized in October 1997 and currently has only nominal capitalization, currently equal to $1,000 in cash. Consequently, the Company's operations are dependent on the net proceeds of the Offering in order to commence its business operations. See "Capitalization."

DEPENDENCE ON THE MANAGER AND ITS PERSONNEL FOR SUCCESSFUL OPERATIONS

  The Company will be wholly dependent for the selection, structuring and monitoring of its Mortgage Assets and associated borrowings on the diligence and skill of its officers and the officers and employees of the Manager, particularly Lloyd McAdams, Pamela Watson, Heather U. Baines and Evangelos Karagiannis. The Company does not anticipate having employment agreements with its senior officers, or requiring the Manager to employ specific personnel or dedicate employees solely to the Company and there are no restrictions on any competing business activities of such individuals if they are no longer employed by the Manager. The Manager's loss of any key person, particularly Mr. McAdams, would have a material adverse effect on the Company's business, financial condition, cash flows and results of operations. See "Management of the Company--Directors and Executive Officers" and "The Manager."

INTEREST RATE FLUCTUATIONS MAY DECREASE NET INTEREST INCOME

  Adjustable-rate Mortgage Assets are typically subject to periodic and lifetime interest rate caps that limit the amount an adjustable-rate Mortgage Asset's interest rate can change during any given period. For example, a typical periodic interest rate cap may limit the amount the interest rate on a Mortgage Asset can increase annually to 1.5%, and a typical lifetime interest rate cap may limit the amount the interest rate on Mortgage Asset may increase during the life of the asset to 5% over the interest rate at origination of the asset. Adjustable-rate Mortgage Securities are also typically subject to a minimum interest rate payable. The Company's borrowings will not be subject to similar restrictions. Hence, in a period of increasing interest rates, interest rates on its borrowings could increase without limitation by caps, while the interest rates on its Mortgage Assets could be so limited. This problem will be magnified to the extent the Company acquires Mortgage Assets that are not fully indexed (i.e., not yielding a rate equivalent to the applicable index plus the specified margin over the index). Further, some adjustable-rate Mortgage Assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in receipt by the Company of less cash income on its adjustable-rate Mortgage Assets than is required to pay interest on the related borrowings. These factors could lower the Company's net interest income or cause a net loss during periods of rising interest rates, which would negatively impact the Company's liquidity and its ability to make distributions to stockholders.

  The Company intends to fund the purchase of a substantial portion of its adjustable-rate Mortgage Assets with borrowings that may have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the Mortgage Assets. Thus, the Company anticipates that in most cases the interest rate indices and repricing terms of its Mortgage Assets and its funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods, especially during the 1979-1982 and 1994 interest rate environments, when the spread between such indices was volatile. During periods of changing interest rates, such interest rate mismatches could negatively impact the Company's Net Income, dividend yield and the market price of the Common Stock.

  It is expected in the future that a substantial portion of the Company's Mortgage Securities will consist of adjustable-rate Pass-Through Certificates or floating rate CMOs which also will be subject to periodic interest rate adjustments based on such objective indices as LIBOR, the Treasury Index or the CD Rate. "LIBOR" means the London Interbank Offered Rate as it may be defined, and for a period of time specified, in a Mortgage Security or borrowing of the Company. "Treasury Index" means the monthly/weekly average yield of the benchmark U.S. Treasury securities, as published by the Board of Governors of the Federal Reserve System. "CD Rate" means the weekly average of secondary market interest rates on six-month negotiable certificates of deposit, as published by the Federal Reserve Board in its Statistical Release
H. 15(519), Selected Interest Rates. To the extent any of the Company's Mortgage Securities are financed with borrowings bearing interest based on or varying with an index different from that used for the related Mortgage Securities, so-called "basis" interest rate risk results. In such event, if the index used for the Mortgage Securities is a "lagging" index that reflects market interest rate changes on a delayed basis, and the rate borne by the related borrowings reflects market rate changes more rapidly, the Company's net interest income will be adversely affected in periods of increasing market interest rates.

  The Company expects that the net effect of these factors, all other factors being equal, could be to lower the Company's net interest income or cause a net loss during periods of rapidly rising market interest rates, which could negatively impact the level of dividend distributions and reduce the market price of the Common Stock. This reduction in net income, or net loss, could occur in an increasing interest rate environment as a result of interest rate increases in borrowings which are more rapid than interest rate increases on the Company's Mortgage Securities or as a result of periodic and lifetime interest rate caps on the Company's Mortgage Securities. See "Business and Strategy--Description of Mortgage Assets to be Acquired."

FAILURE TO SUCCESSFULLY MANAGE INTEREST RATE RISKS MAY ADVERSELY AFFECT RESULTS OF OPERATIONS

  The Company will follow a policy intended to minimize the impact of interest rate changes, including the use of interest rate caps, swaps, futures contracts, puts, calls and trade forward contracts. However, developing an interest rate risk strategy is complex and no strategy can completely insulate the Company from risks associated with interest rate changes. See "Business and Strategy--Operating Policies and Programs." In addition, hedging strategies typically involve transaction costs that increase dramatically as the period covered by the hedging transaction increases and that may also increase during periods of rising and fluctuating interest rates. The REIT Provisions of the Code may substantially limit the Company's ability to engage in these hedging transactions, and may prevent the Company from effectively implementing hedging strategies that it determines, absent such restrictions, would best insulate the Company from the risks associated with changing interest rates.

  The adjustable-rate Mortgage Assets that the Company intends to acquire are generally subject to periodic and lifetime interest rate caps. The Company may purchase Mortgage Derivative Securities for investment and to seek to mitigate the negative impacts of those interest-rate caps in a rising interest rate environment, but only on a limited basis due to the increased risk of loss associated with such securities. Hedging techniques will be based, in part, on assumed levels of prepayments of the Company's Mortgage Assets. If prepayments are slower than assumed, the life of the Mortgage Assets will be longer and the effectiveness of the Company's hedging techniques will be reduced. Hedging techniques involving the use of Mortgage Derivative Securities are highly complex and may produce volatile returns. The financial futures contracts and options thereon in which the Company may invest are subject to periodic margin calls that would result in additional costs to the Company. Financial futures held at fiscal year end are also required to be marked to market and valued for tax purposes, which could result in taxable income to the Company with no corresponding cash available for distribution. There can be no assurance that these hedging techniques will have a beneficial impact on the Net Income of the Company and the dividend yield of the Common Stock. If a hedging instrument utilized by the Company were found to be legally unenforceable, the Company's portfolio would be exposed to interest rate fluctuations which could materially and adversely affect the Company's business and results of operations. Additionally, hedging strategies have significant transaction costs and the Company will not be able to significantly reduce or eliminate the risk associated with its investment portfolio without reducing or perhaps even eliminating the return on its investments.

  Federal tax laws applicable to REITs may substantially limit the Company's ability to engage in asset/liability management transactions. Such Federal tax laws may prevent the Company from effectively implementing hedging strategies that the Company determines, absent such restrictions, would best insulate the Company from the risks associated with changing interest rates and prepayments. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT" and "--Taxation of the Company." In this regard, the amount of income the Company may earn from its interest rate caps and other hedging instruments may be subject to substantial limitations under the REIT Provisions of the Code. In particular, income generated by such instruments is non-qualifying income for purposes of the 75% Gross Income Test and is income from the sale of a security subject to the 30% Gross Income Test. Additionally, the Company will treat such income as non-qualifying income for the 95% Gross Income Test unless it receives advice from its tax advisors that such income constitutes qualifying income for purposes of such test. Pursuant to recently enacted legislation, the 30% Gross Income Test has been repealed for taxable years beginning after August 5, 1997, but such income would still not qualify for the 759E, Gross Income Test or, subject to the preceding sentence, the 95% Gross Income Test. See "Federal Income Tax Considerations-- Requirements for Qualification as a REIT--Gross Income Tests." This determination may result in management electing to have the Company bear a level of interest rate risk that might otherwise be hedged. The "75% Gross Income Test" means the requirement for each taxable year that at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital). The "95% Gross Income Test" means the requirement for each taxable year that at least 95% of the Company's gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

  If the Company purchases interest rate caps or other interest rate agreements to hedge against lifetime and periodic rate or payment caps, and the provider of interest rate agreements becomes financially unsound or insolvent, the Company may be forced to unwind its interest rate agreements with such provider and may take a loss on such interest rate agreements. Although the Company intends to purchase interest rate agreements only from financially sound institutions and to monitor the financial strength of such institutions on a periodic basis, no assurance can be given that the Company can avoid such third party risks.

SUBSTANTIAL LEVERAGE AND POTENTIAL NET INTEREST AND OPERATING LOSSES IN CONNECTION WITH BORROWINGS

  The Company intends to employ a leveraging strategy of increasing the size of its Mortgage Assets portfolio by borrowing against its existing Mortgage Assets to acquire additional Mortgage Assets. The Company's financing strategy is designed to increase the size of its Mortgage Asset investment portfolio by borrowing a substantial portion (which may vary depending upon the mix of the Mortgage Assets in the Company's portfolio and the Company's requirements to such mix of Mortgage Assets) of the market value of its Mortgage Assets. If the coupon income on the Mortgage Assets purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses. Such losses could be increased substantially as a result of the Company's substantial leverage.

  The Company expects to maintain a debt-to-equity ratio of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors deemed relevant by management. Additionally, there is no limitation on the amount of borrowings the Company may incur. However, the Company is not limited under its Bylaws in respect of the amount of its borrowings, whether secured or unsecured, and the debt-to-equity ratio could at times be greater than 12:1. For purposes of calculating the debt-to-equity ratio, the Company's equity equals the value of the Company's investment portfolio on a mark-to-market basis less the book value of the Company's obligations under repurchase agreements, dollar-roll agreements and other collateralized borrowings. See "Business and Strategy--Operating Policies and Programs-- Capital and Leverage Policy."

  The ability of the Company to achieve its investment objectives depends on its ability to borrow money in sufficient amounts and on favorable terms. Through increases in haircuts (i.e., the over-collateralization amount required by a lender), decreases in the market value of the Company's Mortgage Assets, increases in interest rate volatility, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors, the Company may not be able to achieve the degree of leverage it believes to be optimal, which any cause the Company to be less profitable than it would be otherwise. In addition, as a result of the Company's intention to structure its investment portfolio to qualify for an exemption from regulation as an investment company, the Company may be limited in the types and amounts of Mortgage Assets it can purchase which, in turn, may affect the ability of the Company to achieve the degree of leverage it believes to be optimal.

FAILURE TO MAINTAIN REIT STATUS WOULD RESULT IN THE COMPANY BEING SUBJECT TO TAX AS A REGULAR CORPORATION AND SUBSTANTIALLY REDUCE CASH FLOW AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS

  Limitation on Mortgage Assets to Comply with REIT Requirements. In order to maintain its qualification as a REIT for Federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature and diversification of its Mortgage Assets, the amount of its distributions to stockholders and the ownership of its stock. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT." Among other things, these restrictions may limit the Company's ability to acquire certain types of assets that it otherwise would consider desirable, limit the ability of the Company to securitize Mortgage Loans for sale to third parties, and require the Company to make distributions to its stockholders at times when it may deem it more advantageous to utilize the funds available for distribution for other corporate purposes (such as the purchase of additional assets or the repayment of debt) or at times that the Company may not have funds readily available for distribution. Even if the Company qualifies for taxation as a REIT, it may be subject to certain federal taxes based on certain activities, which could result in decreased dividend income available for distribution to stockholders. See "Federal Income Tax Considerations--Taxation of the Company."

  Limitations Imposed by REIT Requirements on Hedging and Investments. The REIT Provisions of the Code may substantially limit the ability of the Company to hedge its Mortgage Assets and the related Company borrowings. The Company must limit its income in each year from Qualified Hedges (together with any other income generated from other than Qualified REIT Real Estate Assets) to less than 25% of the Company's gross income. In addition, the Company must limit its aggregate income from hedging and services from all sources (other than from Qualified REIT Real Estate Assets or Qualified Hedges) to less than 5% of the Company's gross income each year. As a result, the Company may have to limit its use of certain hedging techniques that might otherwise have been advantageous. Any limitation on the Company's use of hedging techniques may result in greater interest rate risk. The Company intends to monitor closely any income from such swap or cap agreements so as to comply with the 5% income limitation. If the Company were to receive income in excess of the 25% or 5% limitation, it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, or in the case of a willful violation, loss of REIT status for federal tax purposes. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Gross Income Tests."

  The Company must also ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and Qualified REIT Real Estate Assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding voting securities of any one issuer and no more than 5% by value of the Company's assets consists of the securities of any one issuer. Failure to comply with any of the foregoing tests would require the Company to dispose of a portion of its assets within 30 days after the end of the calendar quarter or face loss of REIT status and adverse tax consequences. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT-- Asset Tests."

  Distribution Requirements to Maintain REIT Status May Require the Company to Borrow Funds to Make Distributions. The Company's operations may from time to time generate Taxable Income in excess of its Net Income for financial reporting purposes (such as from amortization of capitalized purchase premiums). The Company may also experience circumstances in which its Taxable Income is in excess of cash flows available for distribution to stockholders. To the extent that the Company does not otherwise have funds available, either situation could result in the Company's inability to distribute substantially all of its Taxable Income as required to maintain its REIT status. In either situation, the Company could be required to borrow funds in order to make the required distributions that could increase borrowing costs and reduce the yield to stockholders, to sell a portion of its Mortgage Assets at disadvantageous prices in order to raise cash for distributions, or to make a distribution in the form of a return of capital, which would have the effect of reducing the equity of the Company. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Distribution Requirement."

  Disqualification as a REIT May Result in Substantial Tax Liability. If the Company should not qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation and, among other consequences, distributions to the Company's stockholders would not be deductible by it in computing its taxable income. Any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's stockholders. In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for four subsequent years. See "Federal Income Tax Considerations-- Termination or Revocation of REIT Status."

INCREASED LEVELS OF PREPAYMENTS FROM MORTGAGE ASSETS MAY ADVERSELY AFFECT NET INTEREST INCOME

  Prepayments are the full or partial repayment of principal prior to the original term to maturity of a Mortgage Loan and typically occur due to refinancing of Mortgage Loans. Prepayments rates on Mortgage Securities vary from time to time and may cause changes in the amount of the Company's net interest income. Prepayments of adjustable-rate Mortgage Loans usually can be expected to increase when mortgage interest rates fall below the then-current interest rates on such loans and decrease when mortgage interest rates exceed the then-current interest rate on such loans, although such effects are not predictable. Prepayment experience also may be affected by the conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans underlying Mortgage Securities. Prepayments due to defaults and foreclosures on non-Primary Assets tend to be more uncertain than those of Primary Mortgage Assets due to greater credit risk and interest rate risk associated with non-Primary Mortgage Assets. When prepayments due to defaults and foreclosures on non-Primary Mortgage Assets are greater than expected, the Company will likely receive a lower level of Net Interest Income. Some Mortgage Securities are structured so that certain classes are provided protection from prepayments for a period of time. However, in a period of extremely rapid prepayments, during which earlier-paying classes may be retired faster than expected, the protected classes may receive unscheduled payments of principal earlier than expected and would have average lives that, while longer than the average lives of the earlier-paying classes, would be shorter than originally expected. The purchase prices of Mortgage Securities are generally based upon assumptions regarding the expected amounts and rates of prepayments. Where slow prepayment assumptions are made, the Company may pay a premium for Mortgage Securities. To the extent such assumptions materially and adversely differ from the actual amounts of prepayments, the Company would experience losses. The Company seeks to minimize prepayment risk through a variety of means, including structuring a diversified portfolio with a variety of prepayment characteristics, investing in certain Mortgage Security structures which have prepayment protection, and balancing assets purchased at a premium with assets purchased at a discount. No strategy, however, can completely insulate the Company from prepayment risks arising from the effects of interest rate changes. Prepayment risk may be increased if the Company purchases Interest Only Derivatives to protect against interest rate increases. Certain Mortgage Securities may have underlying mortgage loans which are convertible to fixed-rate loans. Since converted loans are required to be repurchased by either FHLMC, Fannie Mae or GNMA or a servicer, the conversion of a loan results, in effect, in the prepayment of such loan.

  Prepayments of Mortgage Assets could adversely affect the Company's results of operations in several ways. The Company anticipates that a substantial portion of its adjustable-rate Mortgage Assets may bear initial "teaser" interest rates that are lower than their "fully indexed" rates (the applicable index plus a margin). In the event that such an adjustable-rate Mortgage Asset is prepaid prior to or soon after the time of adjustment to a fully indexed rate, the Company will have held the Mortgage Asset while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the expected life of the adjustable rate Mortgage Asset. In addition, the prepayment of any Mortgage Asset that had been purchased at a premium by the Company would result in the immediate write-off of any remaining capitalized premium amount and consequent reduction of the Company's net interest income by such amount. Finally, in the event that the Company is unable to acquire new Mortgage Assets to replace the prepaid Mortgage Assets, its financial condition, cash flows and results of operations could be materially adversely affected.

EFFECT OF FUTURE OFFERINGS OF DEBT AND EQUITY ON MARKET PRICE OF THE COMMON
STOCK

  The Company may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, Common Stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities, other borrowings and classes of preferred stock will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings may cause significant dilution of the equity of stockholders of the Company or the reduction of the price of shares of the Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors. Additionally, other than leverage or the implementation of a dividend reinvestment plan, the aforementioned offerings are the only means by which the Company can finance its operations.

RISK OF DECLINE OF MARKET VALUE OF MORTGAGE SECURITIES; MARGIN CALLS AND
DEFAULTS

  Certain of the Company's Mortgage Assets may be cross-collateralized to secure multiple borrowing obligations of the Company to a single lender. A decline in the market value of such assets could limit the Company's ability to borrow or result in lenders initiating margin calls (i.e., requiring a pledge of cash or additional Mortgage Assets to reestablish the ratio of the amount of the borrowing to the value of the collateral). The Company could be required to sell Mortgage Assets under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of its Mortgage Assets, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized assets, and a resulting loss of the difference between the value of the collateral and the amount borrowed. Additionally, in the event of a bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is among other things, to allow the creditors under such agreement to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under such agreements without delay. Conversely, in the event of a bankruptcy of a party with whom the Company had a reverse repurchase agreement, the Company might experience difficulty repurchasing the collateral under such agreement if it were to be repudiated and the Company's claim against the bankrupt lender for damages resulting therefrom were to be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company. Although the Company intends to enter into reverse repurchase agreements with several different parties to reduce such third party risks, no assurance can be given that the Company will be able to avoid such risks. To the extent the Company is compelled to liquidate Mortgage Assets classified as Qualified REIT Real Estate Assets to repay borrowings, the Company may be unable to comply with the REIT asset and income tests, possibly jeopardizing the Company's status as a REIT. See "Business and Strategy--Operating Policies and Programs--Capital and Leverage Policy."

VALUE OF MORTGAGE ASSETS MAY BE ADVERSELY AFFECTED BY DEFAULTS ON UNDERLYING MORTGAGE OBLIGATIONS

  The Company will bear the risk of loss on any Mortgage Securities it purchases in the secondary mortgage market or otherwise. However, such Mortgage Securities will generally be structured with one or more types of credit enhancement. Such forms of credit enhancement are intended to provide protection against risk of loss due to default on the underlying Mortgage Loan, or bankruptcy, fraud and special hazard losses. To the extent third parties have been contracted to insure against these types of losses, the Company would be dependent in part upon the creditworthiness and claims-paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various types of losses is limited in amount, and losses in excess of the limitation would be borne by the Company.

  The Company may also purchase Mortgage Assets issued by Fannie Mae, FHLMC or GNMA. These entities provide guarantees against risk of loss for securities they issue. Fannie Mae guarantees the scheduled payments of interest and principal and the full principal amount of any mortgage loan foreclosed or liquidated on its obligations. In the case of GNMA, the timely payment of principal and interest on its certificates is guaranteed by the full faith and credit of the United States government. FHLMC guarantees the timely payment of interest and ultimate collection of principal on its obligations. For Fannie Mae and FHLMC, payment of principal and interest on its certificates are guaranteed only by the respective entity and not by the full faith and credit of the United States government.

VALUE OF MORTGAGE LOANS MAY BE ADVERSELY AFFECTED BY CHARACTERISTICS OF UNDERLYING PROPERTY AND BORROWER CREDIT AND OTHER CONSIDERATIONS

  Mortgage Loan Credit Risks. A portion of the Company's Mortgage Assets (subject to the 30% policy on Limited Investment Assets) may consist of Mortgage Loans. During the time it holds any Mortgage Loans, the Company will be subject to increased credit risks, including risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods).

  In the event of a default on any Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the secured property, less any payments from an insurer or guarantor, and the amount owing on the Mortgage Loan. Mortgage Loans in default will also cease to be eligible collateral for borrowings, and will have to be financed by the Company out of other funds until ultimately liquidated. Although the Company intends to establish reserves in amounts it believes are adequate to cover these risks, in view of the Company's lack of operating history, there can be no assurance that reserves that are established will be sufficient to offset losses on Mortgage Loans in the future.

  Even assuming that properties secured by any Mortgage Loans held by the Company provide adequate security for such Mortgage Loans, substantial delays could be encountered in connection with the foreclosure of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. State and local statutes and rules may delay or prevent the Company's foreclosure on or sale of the mortgaged property and may prevent it from receiving proceeds sufficient to repay all amounts due on the related Mortgage Loan. Some properties that may collateralize the Company's Mortgage Loans may have unique characteristics or may be subject to seasonal factors that could materially prolong the time period required to resell the property.

  The risk of defaulted Mortgage Loans is heightened by the fact that the Company's Mortgage Loans will be adjustable-rate Mortgage Loans. In the event interest rates increase, which would result in an increase in the monthly payment amount owing by borrowers, such borrowers may become less likely to make payments on the Mortgage Loans.

  Inability to Securitize Mortgage Loans May Result in Additional Risk Respecting Borrower Defaults. The Company anticipates that it may in the future acquire and accumulate (subject to the 30% limitation on Limited Investment Assets) Mortgage Loans as part of its investment strategy until a sufficient quantity has been acquired for securitization into Mortgage Securities. Such securities would be structured as collateralized borrowings and not as sales for accounting purposes. There can be no assurance that the Company will be successful in securitizing the Mortgage Loans. During the accumulation period, the Company will be subject to risks of borrower defaults and bankruptcies, fraud losses and special hazard losses. In the event of any default under Mortgage Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the Mortgage Loan. Also during the accumulation period, the costs of financing the Mortgage Loans through reverse repurchase agreements, dollar-roll agreements and other borrowings and lines of credit with warehouse lenders could exceed the interest income on the Mortgage Loans. It may not be possible or economical for the Company to complete the securitization of all Mortgage Loans that it acquires, in which case the Company will continue to hold the Mortgage Loans and bear the risks of borrower defaults and special hazard losses.

  Seller's Inability to Repurchase Mortgage Loans Following Breach of Representations Could Cause Loan Losses. It is expected that when the Company acquires Mortgage Loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and will agree to repurchase any Mortgage Loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for Mortgage Securities. Although the Company will have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the seller does not perform its repurchase obligations.

  Risk of Inadequate Subservicing Could Negatively Impact Mortgage Loan Repayments. The Company intends to contract with third-party subservicers for sub-servicing all Mortgage Loans it purchases, securitizes or holds for sale or investment. As with any external service provider, the Company will be subject to risks associated with inadequate or untimely services, such as the risk that a sub-servicer becomes financially unsound and cannot perform its duties. Additionally, each of the Company's sub-servicing agreements with its third-party sub-servicers will likely provide a termination fee if the sub-servicer is terminated without cause, limiting the Company's alternatives in the event it desires to change sub-servicers. With respect to such securitized loans, poor performance by a sub-servicer with respect to any such securitization may result in greater than expected delinquencies and losses on the related loans, which would adversely impact the value of any "interest-only," "principal-only" and subordinated securities held by the Company in connection with such securitization, which are more sensitive to credit risk.

YIELDS ON SUBORDINATED INTERESTS, INTEREST ONLY DERIVATIVES AND PRINCIPAL ONLY DERIVATIVES MAY BE AFFECTED ADVERSELY BY INTEREST RATE CHANGES

  The yield on Subordinated Interests generally will be affected by the rate and timing of payments of principal on the collateral underlying a series of mortgage securities. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of mortgage securities generally are allocated to the more senior classes of Mortgage Securities until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Thus, prepayments of principal from the collateral generally are not received by the subordinated class holders for a period of at least five years. As a result, the weighted-average lives of the subordinated classes may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of Mortgage Securities. To the extent that the holder of a subordinated class is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the subordinated class may be affected adversely. See "Business and Strategy--Description of Mortgage Assets to be Acquired-- Other Mortgage Securities--Subordinated Interests."

  The Company may acquire Interest Only Derivatives, which are classes of Mortgage Securities that are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of Interest Only Derivatives is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage collateral. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on Interest Only Derivatives will be affected adversely. Inverse Interest Only Derivatives are a class of Mortgage Securities that bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. Moreover, because all Interest Only Derivatives only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying mortgage collateral.

  The Company may acquire Principal Only Derivatives, which are classes of Mortgage Securities that are entitled to no payments of interest, but only to payments of principal. The yield to maturity of Principal Only Derivatives is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying Mortgage Collateral. In periods of declining interest rates, rates of prepayment on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, the yield on Principal Only Derivatives will be positively affected. Conversely, the yield on Principal Only Derivatives will be affected adversely by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment. See "Business and Strategy--Description of Mortgage Assets to be Acquired--Other Mortgage Securities--Subordinated Interests."

  The Company will generally not acquire Inverse Flooters, Remic Residuals or First Loss Subordinate Bonds. The Company will acquire interest only, principal only or other Mortgage Securities that receive a disproportionate share of interest income or principal, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks (collectively, "Mortgage Derivative Securities"), but only on a limited basis due to the greater risk of loss associated with Mortgage Derivative Securities. See "--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

REAL ESTATE IS ILLIQUID AND VALUE IS DEPENDENT ON CONDITIONS BEYOND COMPANY'S CONTROL

  The Company expects to invest the net proceeds of the Offering in Mortgage Assets, which may be subject to varying degrees of risk generally incident to the ownership of real property. Real estate investments are relatively illiquid. The ability of the Company to vary its investments in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of the real property underlying any Mortgage Asset acquired by the Company will not decrease in the future. The underlying value of the Mortgage Assets and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of the Manager to operate in a manner sufficient to maintain or increase revenues in excess of operating expenses and borrowing costs. Revenues may be adversely affected by adverse changes in national or local economic conditions, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

FAILURE TO MAINTAIN AN EXEMPTION FROM THE INVESTMENT COMPANY ACT WOULD ADVERSELY AFFECT RESULTS OF OPERATIONS

  The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring Mortgages and other liens on and interests in real estate ("Qualifying Interests in Real Estate"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Company must, among other things, maintain at least 55% of its assets directly in Mortgage Loans, qualifying Pass-Through Certificates and certain other Qualifying Interests in Real Estate. In addition, unless certain Mortgage Securities represent all the certificates issued with respect to an underlying pool of Mortgage Loans, such Mortgage Securities may be treated as securities separate from the underlying Mortgage Loans and, thus, may not qualify as Qualifying Interests in Real Estate for purposes of the 55% requirement. The Company's ownership of certain Mortgage Assets, therefore, may be limited by the provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

ABSENCE OF PUBLIC MARKET AND NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP

  Prior to the Offering, there has not been a public market for the Common Stock, and there can be no assurance that a regular trading market for the shares of Common Stock offered hereby will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company. The initial public offering price will be determined by the Company and the representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the closing of the Offering will not be lower than the price at which they are sold by the Underwriters. See "Underwriting." While there can be no assurance that a market for the Common Stock will develop, the Company has applied to have the Common Stock listed on the American Stock Exchange under the symbol "ANH."

INTEREST RATE FLUCTUATIONS MAY ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON STOCK

  In the event that a public market for the Common Stock exists, it is likely that the market price of the shares of the Common Stock will be influenced by any variation between the net yield on the Company's Mortgage Assets and prevailing market interest rates. The Company's earnings will be derived primarily from any positive spread between the yield on its Mortgage Assets and the cost of its borrowings. Such positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. However, in periods of high interest rates, the Net Income of the Company and, therefore, the dividend yield on the Common Stock, may be less attractive compared with alternative investments, which could negatively impact the price of the Common Stock. If the anticipated or actual net yield on the Company's Mortgage Assets declines or if prevailing market interest rates rise, thereby decreasing the positive spread between the net yield on its Mortgage Assets and the cost of its borrowings, the market price of the Common Stock may be adversely affected. See "--Interest Rate Fluctuations May Decrease Net Interest Income."

INVESTMENT IN SHORT-TERM INVESTMENTS PENDING ACQUISITION OF MORTGAGE ASSETS MAY INITIALLY ADVERSELY AFFECT RESULTS OF OPERATIONS

  The Company's results of operations initially may be adversely affected pending the purchase of Mortgage Assets and implementation of its investment policies, particularly in the several-month period following the closing of the Offering, during which time the Company will be primarily invested in short-term government securities and other Short-Term Investments. The Company anticipates that it may take up to 15 months to fully implement its leverage strategy.

ACTIVE FORMATION AND OPERATION OF COMPETING MORTGAGE REITS MAY ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON STOCK

  In addition to existing companies, other companies may be organized for purposes similar to that of the Company, including companies organized as REITs focused on purchasing Mortgage Assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the Common Stock. In addition, adverse publicity about this sector of the capital market due to, for example, lower than expected operating results or significant operating failures of other REITs, may adversely affect the market price of the Common Stock.

RISK OF ADVERSE TAX TREATMENT OF EXCESS INCLUSION INCOME

  In general, dividend income that a Tax-Exempt Entity receives from the Company should not constitute unrelated trade or business income as defined in
Section 512 of the Code ("UBTI"). If, however, excess inclusion income were realized by the Company and allocated to stockholders, such income cannot be offset by net operating losses and, if the stockholder is a Tax-Exempt Entity, is fully taxable as UBTI under Section 512 of the Code and, as to foreign stockholders, would be subject to federal income tax withholding without reduction pursuant to any otherwise applicable income tax treaty. See "Federal Income Tax Considerations--Taxation of Stockholders" and "--Taxation of Tax-Exempt Entities," for discussions of the treatment of excess inclusion income. Excess inclusion income would be generated if the Company were to issue debt obligations with two or more maturities and the terms of the payments on such obligations bore a relationship to the payments that the Company received on its Mortgage Assets securing those debt obligations. The Company intends to arrange its borrowings in a manner to avoid generating significant amounts of excess inclusion income. The Company may, however, enter into one or more master reverse repurchase agreements (i) pursuant to which the Company would issue various reverse repurchase agreements that would have differing maturity dates, and (ii) that would afford the counter-party lender the right to sell any of the Company's Mortgage Securities that have been pledged to the counter-party if the Company were to default on its obligation to that counter-party lender. There can be no assurance that the Service might not successfully maintain that any such borrowing arrangements would give rise to excess inclusion income that would be allocated among stockholders in some appropriate fashion. See "Federal Income Tax Considerations--Taxation of Stockholders." Furthermore, certain types of Tax-Exempt Entities, such as voluntary employee benefit associations and entities that have borrowed to acquire their shares of Common Stock, may be required to treat a portion of or all of the dividends they may receive from the Company as UBTI. See "Federal Income Tax Considerations--Taxation of Tax-Exempt Entities."

RESTRICTIONS ON OWNERSHIP OF THE COMMON STOCK

  Ability to Issue Preferred Stock May Limit Dividend Rights to Holders of Common Stock. The authorized capital stock of the Company includes preferred stock issuable in one or more series. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, could have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders. See "Description of Capital Stock."

  9.8% Ownership Restriction May Limit Market Activity. In order that the Company may meet the requirements for qualification as a REIT at all times, the Charter prohibits any person from acquiring or holding, directly or indirectly, shares of capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of capital stock or in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of common stock of the Company. The Charter further prohibits (i) any person from beneficially or constructively owning shares of capital stock that would result in the Company being closely held under
Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of capital stock if such transfer would result in shares of capital stock being owned beneficially by fewer than 100 persons. If any transfer of shares of capital stock occurs which, if effective, would result in any violation of the transfer or ownership limitations, then that number of shares of capital stock in excess or in violation of the above transfer or ownership limitations, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries, and the intended transferee shall not acquire any rights in such shares. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for individual investors. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

  Requirement That Stockholders Give Notice of 5% Ownership May Limit Market Activity. Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's capital stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

  The foregoing provisions may inhibit market activity and the resulting opportunity for the holders of the Common Stock to receive a premium for their Common Stock that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of the Company's Common Stock.

  Provisions of Maryland Law Restricting Takeovers May Limit Takeover Attempts That Might be Beneficial to Stockholders. Certain provisions of the Maryland General Corporation Law relating to "business combinations" and a "control share acquisition" and of the Charter and Bylaws of the Company may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. Although the Bylaws of the Company contain a provision exempting the acquisition of Common Stock by any person from the control share acquisition statute, there can be no assurance that such provision will not be amended or eliminated at any time in the future. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

                                USE OF PROCEEDS

  The net proceeds from the Offering are estimated to be approximately $27,400,000 million ($31,585,000 if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $10.00 per share of Common Stock. The net proceeds from the Offering will be used by the Company to purchase its initial portfolio of Mortgage Assets.

  The Company may require up to six months to have the net proceeds of this Offering fully invested in Mortgage Assets and up to an additional nine months to fully implement its leverage strategy to increase the Mortgage Asset investments to its desired level. Pending full investment in the desired mix of Mortgage Assets, funds will be committed to Short-Term Investments that are expected to provide a lower net return than the Company hopes to achieve from its intended Mortgage Asset investments.

                              DISTRIBUTION POLICY

  The Company intends to distribute substantially all of its taxable income to stockholders in each year (which does not ordinarily equal net income as calculated in accordance with GAAP). The Company intends to declare four regular quarterly distributions. In addition, taxable income, if any, not distributed through regular quarterly dividends may be distributed annually, at or near year end, in a special dividend. The distribution policy is subject to revision at the discretion of the Board of Directors. All distributions will be made by the Company at the discretion of the Board of Directors and will depend on the earnings of the Company, the financial condition of the Company, maintenance of REIT status and such other factors as the Board of Directors deems relevant. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Distribution Requirement."

  In order to qualify as a REIT under the Code, the Company must make distributions to its stockholders each year in an amount at least equal to (i) 95% of its Taxable Income before deduction of dividends paid (less any net capital gain), plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, minus (iii) any excess noncash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from foreclosure property) subject to certain adjustments provided in the REIT Provisions of the Code.

  It is anticipated that distributions generally will be taxable as ordinary income to stockholders of the Company, although a portion of such distributions may be designated by the Company as capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Considerations-- Taxation of Stockholders."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company (i) at January 31, 1998 and (ii) as adjusted to reflect the sale of the Common Stock hereby at an assumed initial public offering price per share sale price at the mid-point of the offering range set forth on the cover page of this prospectus.

                                                                       AS
                                                          ACTUAL ADJUSTED(1)(2)
                                                          ------ --------------
Stockholder's equity:
  Preferred Stock, $0.01 par value per share; 20,000,000
   shares authorized; no shares issued and outstanding
   actual and as adjusted................................    --           --
  Common Stock, $0.01 par value per share; 100,000,000
   shares authorized; 100 shares issued and outstanding
   actual; 3,000,100 shares issued and outstanding as
   adjusted.............................................. $    1     $ 30,001
  Additional paid-in capital.............................    999   29,970,999
                                                          ------  -----------
    Total................................................ $1,000  $30,001,000
                                                          ======  ===========

--------
(1) Before deducting estimated underwriting discounts and commissions, and estimated Offering expenses of $500,000, payable by the Company and assuming no exercise of the Underwriters' over-allotment option to purchase up to an additional 450,000 shares of Common Stock.
(2) Does not include 300,000 shares reserved for issuance upon exercise of options granted under the Stock Option and Awards Plan. Options to acquire 148,000 shares will be granted to officers and directors of the Company upon the effective date of this Offering at a price equal to the initial public offering price. See "Management of the Company--Stock Options and Awards."

                        LIQUIDITY AND CAPITAL RESOURCES

  The Company has been organized to operate so as to qualify as a REIT under Sections 856 through 860 of the Code and, as such, anticipates distributing annually at least 95% of its Taxable Income. Cash for such distributions will be generated from the Company's operations. See "Distribution Policy" and "Federal Income Tax Considerations--Requirement for Qualifications as an REIT--Gross Income Tests and "--Distribution Requirement."

  The principal sources of funds will be the net proceeds of the Offering and borrowings (primarily reverse repurchase agreements and dollar-roll agreements) or the issuance of debt or additional equity securities. The Company anticipates that it will incur short-term borrowings immediately after the net proceeds of the Offering have been invested. The Company's income will consist primarily of interest and other revenues from its investments in Mortgage Assets. The Company believes that the net proceeds of the Offering, combined with cash flow from operations and the utilization of borrowings, will be sufficient to enable the Company to meet anticipated liquidity requirements. If the Company's cash resources are at any time insufficient to satisfy the Company's liquidity requirements, the Company may be required to liquidate Mortgage Assets, incur debt or sell additional equity securities. There is no assurance that financing will be available to the Company on favorable terms, or at all. See "Risk Factors--No Current Borrowing Arrangements."

  Virtually all of the Company's assets are expected to be financial in nature. As a result, interest rates and other factors are expected to affect the Company's performance to a greater extent than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. The Company's intends to prepare its financial statements in accordance with GAAP; however, the Company's distributions will be determined by the Company's net income as calculated for tax purposes. In each case the Company's activities and balance sheet will be measured with reference to historical cost or fair market value without considering inflation.

  The Company's income as calculated for tax purposes may differ from income as calculated according to GAAP. For example, the Company might take credit provisions which would affect GAAP income whereas only actual credit losses are deducted in calculating taxable income. In addition, general and administrative expenses may differ due to differing treatment of leasehold amortization, certain stock option expenses and other items.

  As noted above, the distinction between taxable income and GAAP income is important to the Company's stockholders because distributions are declared on the basis of taxable income. While the Company will not be required to pay taxes as long as it satisfies the requirements for exemption from taxation pursuant to the REIT Provisions of the Code, each year the Company will be required to complete a corporate tax form wherein taxable income is calculated as if the Company were going to be taxed. This taxable income level determines the amount of distributions the Company can pay out over time.

                             BUSINESS AND STRATEGY

GENERAL

  The Company was incorporated in Maryland in October 1997 and, upon completion of this offering, will commence its business of purchasing and managing for investment a portfolio of Mortgage Assets. The Company intends to generate income for distribution to its stockholders primarily from the Net Cash Flows on its Mortgage Assets qualifying as Qualified REIT Real Estate Assets.

MORTGAGE REIT INDUSTRY

  Management believes that the growth of the mortgage REIT industry is the result of fundamental mortgage industry changes, including the growth of the secondary mortgage market, new securitization techniques which facilitate funding of leveraged mortgage portfolios and the ability of REITs to operate at lower overhead costs and to pass through earnings to stockholders without incurring entity-level federal income tax. Total residential mortgage debt securitized into mortgage securities has grown from approximately $110 billion in 1980 to approximately $1.9 trillion in 1996, driven by growth in residential mortgage debt outstanding from approximately $965 billion to approximately $3.9 trillion during the same period, according to the Mortgage Market Statistical Annual for 1997.

STRATEGY

  The principal business objective of the Company is to generate a competitive yield through its use of leverage and active management of the asset/liability yield spread. Following is the Company's strategy to achieve its business objective:

 Investment Strategy

  The Company intends to apply a disciplined approach to managing its investments in an attempt to achieve competitive yields while managing portfolio risk. The Company intends to utilize the proceeds of this Offering and short-term borrowings to seek to generate income based on the difference between the yield on its Mortgage Assets and the cost of its borrowings. The Company intends to seek to minimize prepayment risk by structuring a diversified portfolio with a variety of prepayment characteristics and by analyzing the prepayment risk of the Mortgage Assets, as well as the deviations between projected and realized prepayment rates.

 Financing Strategy

  The Company intends to employ a strategy of attempting to increase profitability through growth in Mortgage Asset volume achieved by leverage based upon short-term borrowings, primarily reverse repurchase agreements and dollar-roll agreements. The Company generally expects to maintain a debt-to-equity ratio of between 8:1 and 12:1, although the ratio may vary from time to time depending on market conditions and other factors deemed relevant by the Manager and the Company's Board of Directors. Depending on the different cost of borrowing funds at different maturities, the Company will vary the maturities of its borrowed funds to attempt to produce lower borrowing costs. The Company's borrowings will be short-term and the Company will attempt to actively manage, on an aggregate basis, the interest rate indices and interest rate adjustment periods of its borrowings against the interest rate indices and interest rate adjustment periods on its Mortgage Assets.

  Over time, to the extent the Company believes it can lower its cost of funds or increase its return to investors, it may seek to raise additional capital through accessing the capital markets. In addition, to the extent the Company develops appropriate infrastructure it may access the securitization market to raise additional funds for operations.

 Risk Management Strategy

  Interest Rate and Volatility Risk. If the general level of interest rates increases or the expected level of volatility of interest rates increases, the Company's assets are likely to decline in value. The Company intends to use mathematical modeling and quantitative analysis to monitor the interest rate sensitivity of its Mortgage Asset portfolio. The analysis includes the use of mathematical assumptions regarding the effect of mortgage loan prepayments and interest rate caps incorporated in most adjustable-rate mortgage securities, as well as interest rate volatility on its portfolio of Mortgage Assets. Comparison of interest rate sensitivity factors to the quantitative and qualitative nature of the Company's borrowings will provide the Company with a qualitative measure of the impact that interest rate movements could have on the Company's net interest income. Management intends to evaluate continually these mathematical assumptions and, if necessary, adjust its Mortgage Asset portfolio accordingly.

  Credit Risk. The Company will invest in Mortgage Assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans, short-term investments and other securities representing interests in or obligations backed by pools of mortgage loans which can be readily financed. If an issuer of a security owned by the Company defaults, the value of the security is likely to decline, either temporarily or permanently. The Company intends to continually monitor the credit quality of its Mortgage Assets and attempt to maintain appropriate capital levels for allowances and possible credit losses. The Company will manage the credit risk of its Mortgage Assets through, among other activities, (i) complying with the Company's policies with respect to credit risk concentration, (ii) actively monitoring the ongoing credit quality and servicing of its Mortgage Assets and
(iii) attempting to maintain appropriate capital levels and allowances for possible credit losses.

  Hedging. The Company may enter into hedging transactions designed to protect itself to varying degrees against interest rate changes. The Company may purchase interest rate caps and interest rate swaps to mitigate the risk of its short-term borrowings increasing at a greater rate than the yields on its Mortgage Assets during a period of rising interest rates. The Company may also, to the extent consistent with its qualifications as a REIT and Maryland law, utilize financial futures contracts and put and call options on financial futures contracts and trade forward contracts as a hedge against future interest rate changes. However, no hedging strategy can completely insulate the Company from interest rate risks and market movement, and the federal tax laws applicable to REITs may substantially limit the Company's ability to engage in hedging transactions. Additionally, hedging strategies have significant transaction costs and the Company will not be able to significantly reduce or eliminate the risk associated with its investment portfolio without reducing or perhaps even eliminating the return on its investments.

  There can be no assurance that the Company will successfully implement its strategies. See "Risk Factors" for a discussion of factors that could affect the Company's ability to successfully implement its strategy.

OPERATING POLICIES AND PROGRAMS

 Asset Acquisition Policy

  The principal business objective of the Company will be to earn a competitive yield through the management of Mortgage Assets and their risks, the use of leverage, the active management of the asset/liability yield spread, and the employment of the Company's risk management strategies. In addition, the Company's structure should provide investors with a vehicle to participate in the mortgage securities market. The Company's Mortgage Assets will be held primarily for investment. The Company intends generally to buy and hold Mortgage Assets to maturity and, therefore, will seek to have a low portfolio turnover rate. The Company's ability to sell Mortgage Assets for gain is restricted by the REIT Provisions of the Code and the rules, regulations and interpretations of the Service thereunder. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Gross Income Tests."

  At least 70% of the total assets to be acquired by the Company will be Primary adjustable-rate Mortgage Securities and Short-Term Investments (investments with maturities of one year or less). "Primary" as used herein means either (i) securities that are rated within one of the two highest rating categories by at least one of either Standard & Poor's or Moody's, or
(ii) securities that are unrated but are either obligations the United States or obligations guaranteed by the United States government or an agency or instrumentality of the United States government.

  The remainder of the Company's investment portfolio, comprising not more than 30% of its total assets, may consist of Mortgage Assets which are unrated, or, if rated, are less than Primary, including (i) Mortgage Loans,
(ii) Mortgage Securities backed by loans on single-family, multi-family, commercial, or other real estate-related properties which are rated at least Investment Grade (rated at least "BBB" or "Baa" by Standard & Poor's or Moody's, respectively) or (as to single-family and multi-family Mortgage Securities) the equivalent, if not rated, (iii) fixed-rate Mortgage Assets, including the acquisition of such assets for the purpose of being combined with hedging instruments to obtain investment characteristics similar to adjustable-rate Mortgage Assets, and (iv) Other Mortgage Securities. "Other Mortgage Securities" as used herein means securities representing interests in, or secured by Mortgages on, real property other than Pass-Through Certificates and CMOs and may include non-Primary certificates and other securities collateralized by single-family loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgaged collateralized obligations.

  The Company will generally not acquire Inverse Floaters, Remic Residuals or First Loss Subordinated Bonds. The Company may acquire mortgage derivative securities, including, but not limited to, interest only, principal only or other Mortgage Securities that receive a disproportionate share of interest income or principal, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks (collectively, "Mortgage Derivative Securities"), but only on a limited basis due to the greater risk of loss associated with Mortgage Derivative Securities. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations."

  The Company's Board of Directors has adopted the investment policies set forth in this Prospectus as its initial investment policies. The policies may be changed at any time by the Board of Directors (subject to approval by a majority of Unaffiliated Directors) without the consent of stockholders. The Company's Board of Directors will establish and approve (including approval by a majority of Unaffiliated Directors) at least annually the investment policies of the company, which will include investment criteria that each Mortgage Asset must satisfy to be eligible for investment by the Company. The Company will not purchase any Mortgage Assets from its Affiliates other than Mortgage Securities that may be purchased from a taxable subsidiary of the Company that may be formed in connection with the securitization of Mortgage Loans.

 Capital and Leverage Policy

  The Company intends to finance its purchase of Mortgage Assets initially through equity from the proceeds of this Offering and thereafter primarily by borrowing against existing Mortgage Assets and using the proceeds to acquire additional Mortgage Assets. See "Use of Proceeds." The borrowings are expected to be in the form of reverse repurchase agreements, dollar-roll agreements, loan agreements, lines of credit and other credit facilities. The Company's borrowings generally will be secured by Mortgage Assets owned by the Company.

  The Company intends to employ a leveraging strategy to increase its investment assets by borrowing against existing Mortgage Assets and using the proceeds to acquire additional Mortgage Assets. The Company generally expects to maintain a debt-to-equity ratio of between 8:1 and 12:1, although the ratio may vary from time to time depending on market conditions and other factors deemed relevant by the Manager and Company's Board of Directors. The Company believes that this will leave an adequate capital base to protect against interest rate environments in which the Company's borrowing costs might exceed its interest income from Mortgage Assets. For example, these conditions could occur when the interest adjustments on Mortgage Assets lag behind interest rate increases in the Company's short-term borrowings or when the interest rate of the Company's short-term borrowings are mismatched with the interest rate indices of the Company's

Mortgage Assets. See "Risk Factors--Failure to Successfully Manage Interest Rate Risks May Adversely Affect Results of Operations" and "Risk Factors-- Interest Rate Fluctuations May Decrease Net Interest Income." The Company will enter into the collateralized borrowings described herein only with financially sound institutions meeting credit standards approved by the Company's Board of Directors, including approval by a majority of Unaffiliated Directors and will monitor the financial condition of such institutions on a regular, periodic basis.

  Depending on the different cost of borrowing funds at different maturities, the Company will vary the maturities of its borrowed funds to attempt to produce lower borrowing costs. The Company's borrowings will be short-term and the Company intends to manage actively, on an aggregate basis, both the interest rate indices and interest rate adjustment periods of its borrowings against the interest rate indices and interest rate adjustment periods on its Mortgage Assets.

  Mortgage Assets will be financed primarily at short-term borrowing rates through reverse repurchase agreements (a borrowing device evidenced by an agreement to sell securities to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the difference constituting the borrowing rate), dollar-roll agreements (an agreement to sell a security for delivery on a specified future date and simultaneous agreement to repurchase the same or substantially similar security on a specified future date), and borrowings under lines of credit and other collateralized financings which the Company may establish with approved institutional lenders. It is expected that reverse repurchase agreements and dollar-roll agreements will be the principal financing devices utilized by the Company to leverage its Mortgage Assets portfolio. The Company anticipates that upon repayment of each reverse repurchase agreement, or repurchase pursuant to a dollar-roll agreement, the collateral will immediately be pledged to secure a new reverse repurchase agreement or will be sold pursuant to a new dollar-roll agreement. Since the Company is newly formed and has not yet started operations, it has not yet established any collateralized financings or lines of credit. The Company has conducted preliminary discussions with potential lenders and believes, on the basis of these discussions, that it can obtain these financings in amounts and at interest rates that are consistent with the Company's financing objectives described herein.

  A reverse repurchase agreement, although structured as a sale and repurchase obligation, effects a financing under which the Company will pledge its Mortgage Assets as collateral to secure a short term loan. Generally, the creditor will make the loan pursuant to the repurchase agreement in an amount equal to a percentage of the market value of the collateral, typically 80% to 98%. At the maturity of the reverse repurchase agreement, the Company will be required to repay the loan pursuant to the agreement and correspondingly will receive back its collateral. Under reverse repurchase agreements, the Company generally will retain the incidents of beneficial ownership, including the right to distributions on the collateral and the right to vote on matters as to which certificate holders are entitled to vote. Upon a payment default under a repurchase agreement, the lending party may liquidate the collateral.

  Similar to a reverse repurchase agreement as a method of financing Mortgage Securities, a dollar-roll is a transaction in which the Company sells Mortgage Securities for delivery on a specified future date and simultaneously contracts to repurchase the same or substantially the same type of security on a specified future date. During the roll period, the Company forgoes the principal and interest payments on the Mortgage Securities. The Company, however, is compensated by the interest earned on the cash proceeds of the initial sale and by the typically lower repurchase price at the future date. Because the roll provides funds to the Company for the period of the roll, its value can be expressed in terms of an "implied financing rate." This method of financing is favorable to the Company when the repurchase price is low enough in comparison to the initial sale price so that the implied financing rate is below other alternative short-term borrowing rates (e.g., the rate for reverse repurchase agreements or other short-term borrowings). The Company's ability to enter into dollar-roll agreements may be limited in order to maintain the Company's status as a REIT and to avoid the imposition of tax on the Company. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT" and "--Taxation of the Company."

  Reverse repurchase agreements take the form of a sale of pledged securities to the lender at a discounted price in return for the lender's agreement to resell the same or similar securities to the borrower at a future date (the maturity of the borrowing) at an agreed price. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, provisions of the Federal Bankruptcy Code, if applicable, may permit the lender to consider the agreement to resell the securities to be an executory contract that, at the lender's option, may be either assumed or rejected by the lender. If a bankrupt lender rejects its obligation to resell pledged securities to the Company, the Company's claim against the lender for the damages resulting therefrom may be treated as simply one of many unsecured claims against the lender's assets. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company.

 Credit Risk Management Policy

  The Company will review credit risk and other risks of loss associated with each investment. In addition, the Company will seek to diversify the Company's portfolio of Mortgage Assets to avoid undue geographic, insurer, industry and certain other types of concentrations. The Company intends to seek to reduce certain risks from sellers and servicers through representations and warranties. The Company's Board of Directors will monitor the overall portfolio risk and determine appropriate levels of provision for loss.

  With respect to its Mortgage Securities, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying Mortgage Assets and the nature and level of credit enhancements supporting such securities. Agency Certificates are covered by credit protection in the form of a 100% guarantee from a government sponsored entity (GNMA, Fannie Mae or FHLMC). Privately Issued Certificates represent interests in pools of residential mortgage loans with partial credit enhancement. Credit loss protection for Privately Issued Certificates is achieved through the subordination of other interests in the pool to the interest held by the Company, through pool insurance or through other means. The degree of credit protection varies substantially among Privately Issued Certificates.

  The Company will review the quality of Mortgage Loans at the time of acquisition and on an ongoing basis. During the time it holds Mortgage Loans, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses (such as those occurring from earthquakes or floods) that are not covered by standard hazard insurance. However, individual Mortgage Loans may be covered by FHA insurance, VA guarantees or private mortgage insurance and, to the extent securitized into Agency Certificates, by such government sponsored entity obligations or guarantees.

  Compliance with the Company's credit risk management policy guidelines will be determined at the time of purchase of Mortgage Assets (based upon the most recent valuation utilized by the Company) and will not be affected by events subsequent to such purchase, including, without limitation, changes in characterization, value or rating of any specific Mortgage Assets or economic conditions or events generally affecting any Mortgage Assets of the type held by the Company.

ASSET/LIABILITY MANAGEMENT POLICY

  Interest-Rate Risk Management. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management program intended to protect its portfolio of Mortgage Assets and related debt against the effects of major interest rate changes. Specifically, the Company's interest rate management program is formulated with the intent to offset to some extent the potential adverse effects resulting from rate adjustment limitations on its Mortgage Assets and the differences between interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate Mortgage Assets and related borrowings. The Company's interest rate risk management program encompasses a number of procedures, including the following: (i) monitoring and adjusting, if necessary, the interest rate sensitivity of its Mortgage Assets compared with the interest rate sensitivities of its borrowings; and (ii) attempting to structure its borrowing agreements relating to adjustable-rate Mortgage Assets to have a range of different maturities and interest rate adjustment periods (although substantially all will be less than a year). As a result, the Company expects to be able to adjust the average maturity/adjustment period of such borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings come due or are renewed. Through use of these procedures, the Company intends to reduce the risk of differences between interest rate adjustment periods of adjustable-rate Mortgage Assets and related borrowings.

  Depending on market conditions and the cost of the transactions, the Company will conduct certain hedging activities in connection with the management of its Mortgage Asset portfolio. To the extent consistent with the Company's election to qualify as a REIT, the Company will follow a hedging strategy intended to mitigate the effects of interest rate changes and to enable the Company to earn net interest income in periods of generally rising, as well as declining or static, interest rates. Specifically, the Company's hedging program is formulated with the intent to offset to some extent the potential adverse effects of (i) changes in interest rate levels relative to the interest rates on the Mortgage Assets held in the Company's investment portfolio, and (ii) differences between the interest rate adjustment indices and periods of the Company's Mortgage Assets and the borrowings of the Company. As part of its hedging strategy, the Company will also monitor on an ongoing basis the prepayment risks that arise in fluctuating interest rate environments.

  The Company's hedging policy will encompass a number of procedures. First, the Company will attempt to actively manage, on an aggregate basis, the interest rate indices and interest rate adjustment periods of its borrowings against the interest rate indices and interest rate adjustment periods on its Mortgage Assets. In addition, the Company intends to structure its reverse repurchase borrowing agreements and dollar-roll agreements to have a range of different maturities (although substantially all will have maturities of less than one year). As a result, the Company expects to be able to adjust the average maturity of its borrowings on an ongoing basis by changing the mix of maturities as borrowings come due and are renewed. In this way, the Company intends to reduce differences between the interest rate adjustment periods of its Mortgage Assets and related borrowings that may occur due to prepayments of Mortgage Loans or other factors.

  The Company intends to hedge to some extent against the short-term indebtedness incurred by the Company to finance its acquisition of Mortgage Assets to mitigate the effects of interest rate fluctuations or other market movements. With respect to assets, hedging can be used either to increase the liquidity or decrease the risk of holding an asset by guaranteeing, in whole or in part, the price at which such asset may be disposed of prior to its maturity and may also be used to receive interest income in excess of specified interest rate caps. With respect to indebtedness, hedging can be used to limit, fix, or cap the interest rate on short-term indebtedness.

  In a typical interest rate cap agreement, the cap purchaser makes an initial lump sum cash payment to the cap seller in exchange for the seller's promise to make cash payments to the purchaser on fixed dates during the contract term if prevailing interest rates exceed the rate specified in the contract. Financial futures contracts are the sale of a futures contract, typically on Treasury Bills or Eurodollar contracts, creating a firm obligation to deliver a specific financial instrument at a specified future date and price. Options on financial futures contracts are similar to options on securities except that a futures option gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract and obligates the seller to deliver that position. Financial futures contracts and options on financial futures contracts are classified as "commodities" under the federal Commodity Exchange Act and may also be classified as "securities" for securities law purposes. The Company does not intend to invest in any other types of commodities and will not engage in commodities trading. The purchase of Mortgage Derivative Securities and Excess Servicing Rights can be effective hedging instruments in certain situations as these investments tend to increase in value and their yields tend to increase as interest rates rise. The Company intends to limit its purchases of Mortgage Derivative Securities and Excess Servicing Rights to those investments qualifying as Qualified REIT Real Estate Assets. Income from such investments qualifies for purposes of the 95% and 75% sources of income tests applicable to REITs. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Gross Income Tests."

  The Company may acquire Excess Servicing Rights, but only to the extent such rights constitute a Qualified REIT Real Estate Asset. Excess Servicing Rights would entitle the Company to receive the interest portion of monthly mortgage payments not already allocated to either a pass-through certificate or the administration of mortgage servicing. Because Excess Servicing Rights represent interest only cash flows from mortgage loans, they behave in a fashion similar to "interest only" Mortgage Derivative Securities. The Excess Servicing Rights also will be subject to the general credit of the Servicer (the entity performing the loan servicing function on Mortgage Loans or Excess Servicing Rights owned by the Company) and the risk that the Servicer could be terminated. As part of its loan servicing function, the Servicer collects and is responsible for distributing the interest payments attributable to the Excess Servicing Rights.

  Fixed-rate Mortgage Assets may also be acquired for the purpose of being combined with hedging instruments to obtain investment characteristics similar to adjustable-rate Mortgage Assets.

  These hedging transactions are designed to reduce the fluctuation in the value of the Company's portfolio in changing interest rate environments. No hedging strategy can completely insulate the Company from such risks, and certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to hedge. The Company intends to carefully monitor and may have to limit its hedging strategies to assure that it does not realize excessive hedging income, or hold hedging assets having excess value in relation to total assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT."

  In addition, hedging involves transaction costs, and such costs increase dramatically as the period covered by the hedging protection increases and that may also increase during periods of rising and fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging or may determine it is not advantageous to hedge its short-term indebtedness incurred to acquire Mortgage Assets. Certain losses incurred in connection with hedging activities may be capital losses that would not be deductible to offset ordinary REIT income. In such a situation, the Company would have incurred an economic loss of capital that would not be deductible to offset the ordinary income from which dividends must be paid.

  Prepayment Risk Management. The Company will seek to minimize the risk that borrowers of mortgage loans underlying Mortgage Assets may prepay such loans at a faster or slower than anticipated rate and the effects caused by such prepayments by attempting to structure a diversified portfolio with a variety of prepayment characteristics, investing in Mortgage Assets with prepayment prohibitions and penalties, investing in certain Mortgage Security structures that have prepayment protections, and balancing Mortgage Assets purchased at a premium with Mortgage Assets purchased at a discount. The Company intends to invest in Mortgage Assets that on a portfolio basis do not have significant purchase price premiums. Under normal market conditions, the Company will seek to keep the aggregate capitalized purchase premium of the portfolio to 3% or less. In addition, the Company may in the future purchase Principal Only Derivatives to a limited extent as a hedge against prepayment risks. Prepayment risk will be monitored by Management and the Company's Board of Directors through periodic review of the impact of a variety of prepayment scenarios on the Company's revenues, net earnings, dividends, cash flow and net balance sheet market value.

  The Company believes that it has developed cost-effective asset/liability management policies to mitigate interest rate and prepayment risks. However, no strategy can completely insulate the Company from interest rate changes, prepayment risks and defaults by counter-parties. Further, as noted above, certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to fully hedge its interest and prepayment risks. Management will monitor carefully, and may have to limit, its asset/liability management program to assure that the Company does not realize excessive hedging income, or hold hedging Mortgage Assets having excess value in relation Mortgage Assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT." In addition, asset/liability management involves transaction costs that increase dramatically as the period covered by the hedging protection increases and that may increase during periods of fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate and prepayment risks.

DESCRIPTION OF MORTGAGE ASSETS TO BE ACQUIRED

  The Company intends to invest principally in the following types of Mortgage Assets subject to the operating restrictions described in "--Operating Policies and Programs" above. Within such operating restrictions there are no limitations on the amount of each of the following Mortgage Assets the Company can acquire.

 Pass-Through Certificates

  General. The Company's investments in Mortgage Assets are expected to be concentrated in Pass-Through Certificates. The Pass-Through Certificates to be acquired by the Company will consist primarily of pass-through certificates issued by Fannie Mae, FHLMC and GNMA, as well as Primary privately issued adjustable-rate mortgage pass-through certificates. The Pass-Through Certificates to be acquired by the Company will represent interests in mortgages that will be secured primarily by liens on single-family (one-to-four units) residential properties, or on multi-family, commercial or other real estate-related properties.

  The ARM Pass-Through Certificates proposed to be acquired by the Company will be subject to periodic interest rate adjustments which may be less frequent than the increases or decreases in the borrowings or financings utilized by the Company. In a period of increasing interest rates, the Company could experience a decrease in Net Cash Flow because the interest rates on its borrowings could increase faster than the interest rates on ARM Pass-Through Certificates owned by the Company. Additionally, ARMs backed by loans secured by liens on single-family (one-to-four) residences are subject to periodic and lifetime interest rate caps which limit the amount an ARM interest rate can change during any given period. The Company's borrowings will generally not be subject to similar restrictions. The impact on Net Cash Flows of such interest rate changes will depend on the adjustment features of the Mortgage Assets owned by the Company and the maturity schedules of the Company's borrowings.

  Privately Issued ARM Pass-Through Certificates. Privately issued ARM Pass-Through Certificates are structured similarly to the Fannie Mae, FHLMC and GNMA pass-through certificates discussed below and are issued by originators of and investors in Mortgage Loans, including savings and loan associations, savings banks commercial banks, mortgage banks, investment banks and special purpose subsidiaries of such institutions. Privately issued ARM Pass-Through Certificates are usually backed by a pool of conventional adjustable-rate Mortgage Loans and are generally structured with credit enhancement such as pool insurance or subordination. However, privately issued ARM Pass-Through Certificates are typically not guaranteed by an entity having the credit status of Fannie Mae, FHLMC or GNMA guaranteed obligations.

  Existing Fannie Mae ARM Programs. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. (S) 1716 et seq.). Fannie Mae provides funds to the mortgage market primarily by purchasing Mortgage Loans on homes from local lenders, thereby replenishing their funds for additional lending. Fannie Mae established its first ARM programs in 1982 and currently has several ARM programs under which ARM certificates may be issued, including programs for the issuance of securities through REMICs under the Code.

  Each Fannie Mae ARM Pass-Through Certificate issued to date has been issued in the form of a Pass-Through Certificate representing a fractional undivided interest in a pool of ARMs formed by Fannie Mae. The ARMs included in each pool are fully amortizing conventional Mortgage Loans secured by a first lien on either one-to-four family residential properties or multifamily properties. The original terms to maturities of the Mortgage Loans generally do not exceed 40 years. Currently, Fannie Mae has issued several different series of ARMs. All of Fannie Mae's series of ARMs are in its lender (or Swaps) mortgage-backed securities program where individual lenders swap pools of Mortgage Loans that they originated or purchased for a Fannie Mae security backed by those same Mortgage Loans. Each series bears an initial interest rate and a margin tied to an index based on all Mortgage Loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae's guarantee fee. The specified index used in each series has included the One-Year U.S. Treasury Rate published by the Federal Reserve Board, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco and other indices. In addition, the majority of series of Fannie Mae ARMs issued to date have had a monthly, semi-annual or annual interest rate adjustment.

  Adjustments to the interest rates on Fannie Mae ARMs are typically subject to lifetime caps. In addition, some pools contain ARMs that are subject to semi-annual or annual interest rate change limitations, frequently 1% to 2%, respectively. Some pools contain ARMs that provide for limitations on the amount by which monthly payments may be increased but have no limitation on the frequency or magnitude of changes to the mortgage interest rate of the ARM except for the lifetime cap. In cases where an increase in the rate cannot be covered by the amount of the scheduled payment, the uncollected portion of interest is deferred and added to the principal amount of the ARM. In such cases, interest paid on the Fannie Mae Certificates is a monthly pass-through of the amount of interest on each ARM rather than a weighted average pass-through rate of interest.

  Fannie Mae guarantees to the registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided by the Fannie Mae Certificate) on the Mortgage Loans in the pool underlying the Fannie Mae Certificate, whether or not received, and the full principal amount of any such Mortgage Loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy such obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  Existing FHLMC ARM Programs. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. (S) 1451-1459), on July 24, 1970. The principal activity of FHLMC currently consists of the purchase of Conforming Mortgage Loans or participation interests therein and the resale of the loans and participations so purchased in the form of guaranteed Mortgage Securities. FHLMC established its first regular ARM program in 1986 and currently has several regular ARM programs available for the issuance of ARM certificates and a number of special programs that may be offered to Mortgage Loan sellers. All of the Mortgage Loans evidenced by FHLMC Certificates are conventional Mortgage Loans, and are not guaranteed or insured by, and are not obligations of, the United States or any agency or instrumentality thereof, other than FHLMC.

  Each FHLMC Certificate issued to date has been issued in the form of a Pass-Through Certificate representing an undivided interest in a pool of ARMs purchased by FHLMC. The ARMs included in each pool are fully amortizing, conventional Mortgage Loans with original terms to maturity of up to 40 years secured by first liens on one-to-four unit family residential properties or multi-family properties. An ARM certificate issued by FHLMC may be issued under one of two cash programs (comprised of Mortgage Loans purchased from a number of sellers) or guarantor programs (comprised of Mortgage Loans purchased from one seller in exchange for participation certificates representing interests in the Mortgage Loans purchased). The interest rate paid on FHLMC Certificates adjusts on the first day of the month following the month in which the interest rates on the underlying Mortgage Loans adjust. The interest rates paid on ARM certificates issued under FHLMC's standard ARM programs adjust annually in relation to the One-Year U.S. Treasury Rate as published by the Federal Reserve Board. The specified index used in each FHLMC series has also included the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco and other indices. Interest rates paid on FHLMC Certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FHLMC Mortgage Securities issued to date have had a monthly, semi-annual or annual interest adjustment. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1% or 2% and to a lifetime cap of 5% or 6% over the initial interest rate. Certain FHLMC programs include Mortgage Loans that allow the borrower to convert the adjustable mortgage interest rate of his ARM to a fixed rate. ARMs that are converted into fixed-rate Mortgage Loans are repurchased by FHLMC or by the seller of such Mortgage Loans to FHLMC, at the unpaid principal balance thereof, plus accrued interest to the due date of the last adjustable rate interest payment.

  Some FHLMC pools contain ARMs that provide for limitations on the amount by which monthly payments may be increased but have no limitation on the frequency or magnitude of changes to the mortgage interest rate of the ARM except for the lifetime cap. In cases where an increase in the rate cannot be covered by the amount of the scheduled payment, the uncollected portion of interest is deferred and added to the principal amount of the ARM. In such cases, interest paid on the FHLMC Certificates is a monthly pass-through of the amount of interest on each ARM rather than a weighted average pass-through rate of interest.

  FHLMC guarantees to each holder of its ARM certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the related ARMs, but does not guarantee the timely payment of scheduled principal of the underlying Mortgage Loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  Existing GNMA ARM Programs. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of Mortgage Loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States, states that such guarantees under Section 306(g) of mortgage-backed certificates of the type that may be purchased by the Company or pledged as security for a series of Mortgage Securities are authorized to be made by GNMA and "would constitute general obligations of the United States backed by its full faith and credit."

  The interest rate paid on the certificates issued under GNMA's standard ARM program adjusts annually in relation to the One-Year U.S. Treasury Rate as published by the Federal Reserve Board. Interest rates paid on GNMA Certificates typically equal the index rate plus 150 basis points. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1% and to a lifetime cap of 5%.

 CMOs

   The Company may, from time to time, invest in variable-rate and short-term fixed-rate CMOs. "CMOs" as used herein means variable-rate debt obligations (bonds) that are collateralized by mortgage loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination which are characteristics designed for the investment objectives of different bond purchasers. The Company will only acquire CMOs that constitute beneficial interests in grantor trusts holding Mortgage Loans, or regular interests issued by REMICs, or that otherwise constitute Qualified REIT Real Estate Assets (provided that the Company has obtained a favorable opinion of counsel or a ruling from the Service to that effect).

  CMOs ordinarily are issued in series, each of which consists of several serially maturing classes ratably secured by a single pool of Mortgage Loans or Pass-Through Certificates. Generally, principal payments received on the mortgage-related assets securing a series of CMOs, including prepayments on such mortgage-related assets, are applied to principal payments on one or more classes of the CMOs of such series on each principal payment date for such CMOs. Scheduled payments of principal of and interest on the mortgage-related assets and other collateral securing a series of CMOs are intended to be sufficient to make timely payments of interest on such CMOs and to retire each class of such CMOs by its stated maturity.

  CMOs may be subject to certain rights of issuers thereof to redeem such CMOs prior to their stated maturity dates, which may have the effect of diminishing the Company's anticipated return on its investment. The Company will not acquire any CMOs that do not qualify as Qualified REIT Real Estate Assets.

 Mortgage Warehouse Participations

  The Company also may from time to time acquire Mortgage Warehouse Participations as an additional means of diversifying its sources of income, provided that such investments, together with the Company's investments in Limited Investment Assets, will not in the aggregate exceed 30% of its total Mortgage Assets. These investments are participations in lines of credit to Mortgage Loan originators that are secured by recently originated Mortgage Loans that are in the process of being sold to investors. Mortgage Warehouse Participations do not qualify as Qualified REIT Real Estate Assets. Accordingly, this activity will be limited by the REIT Provisions of the Code. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT."

 Other Mortgage Securities

  General. The Company may acquire Other Mortgage Securities or interests therein if it determines that it will be beneficial to do so and it will not adversely affect qualification of the Company as a REIT. Such Other Mortgage Securities may include non-Primary Mortgage Assets and other Mortgage Securities collateralized by single-family Mortgage Loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgage-collateralized obligations, other than Pass-Through Certificates and CMOs.

  Mortgage Derivative Securities. The Company may acquire Mortgage Derivative Securities on a limited basis as market conditions warrant, either as an independent stand-alone investment opportunity or to assist in the management of prepayment and other risks. Mortgage Derivative Securities provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans. Payments on Mortgage Derivative Securities are highly sensitive to the rate of prepayments on the underlying Mortgage Loans. In the event of more rapid than anticipated prepayments on such Mortgage Loans, the rates of return on interests in Mortgage Derivative Securities representing the right to receive interest only or a disproportionately large amount of interest ("Interest Only Derivatives") would be likely to decline. Conversely, the rates of return on Mortgage Derivative Securities representing the right to receive principal only or a disproportionate amount of principal ("Principal Only Derivatives") would be likely to increase in the event of rapid prepayments.

  The Company presently intends to acquire Mortgage Derivative Securities, including Principal and Interest Only Derivatives. Interest Only Derivatives may be an effective hedging device since they generally increase in value as Mortgage Securities representing interests in adjustable-rate mortgages decrease in value.

The Company also may invest in other types of floating-rate derivatives that are currently available in the market. The Company also may invest in other Mortgage Derivative Securities that may in the future be developed if the Board of Directors, including a majority of Unaffiliated Directors, determines that such investments would be advantageous to the Company. The Company will generally not acquire Inverse Floaters, Remic Residuals or First Loss Subordinated Bonds. However, the Company may retain residual interests in its own securitizations of Mortgage Loans. Moreover, the Company will not purchase any Mortgage Derivative Securities that do not qualify as Qualified REIT Real Estate Assets.

  Subordinated Interests. The Company also may acquire Subordinated Interests, which are classes of Mortgage Securities that are junior to other classes of such series of Mortgage Securities in the right to receive payments from the underlying Mortgage Loans. The subordination may be for all payment failures on the Mortgage Loans securing or underlying such series of Mortgage Securities. The subordination will not be limited to those resulting from certain types of risks, such as those resulting from war, earthquake or flood, or the bankruptcy of a borrower. The subordination may be for the entire amount of the series of Mortgage Securities or may be limited in amount.

  Any Subordinated Interests acquired by the Company will be limited in amount and bear yields that the Company believes are commensurate with the risks involved. The market for Subordinated Interests is not extensive and may be illiquid. In addition, the Company's ability to sell Subordinated Interests will be limited by the REIT Provisions of the Code. Accordingly, the Company intends to purchase Subordinated Interests for investment purposes only. Although publicly offered Subordinated Interests generally will be rated, the risks of ownership will be substantially the same as the ownership of unrated Subordinated Interests because the rating does not address the possibility that the Company might suffer a lower than anticipated yield or fail to recover its initial investment. The Company will only purchase Subordinated Interests that are consistent with its credit risk management policy and will not purchase any Subordinated Interests that do not qualify as Qualified REIT Real Estate Assets.

 Mortgage Loans

  General. In the future, following the development of an appropriate infrastructure, the Company intends to acquire and accumulate Mortgage Loans as part of its investment strategy until a sufficient quantity has been accumulated for securitization into Primary Mortgage Securities. The Mortgage Loans acquired by the Company and not yet securitized, together with the Company's investments in Limited Investment Assets, will not constitute more than 30% of its total Mortgage Assets at any time. All Mortgage Loans will be acquired with the intention of securitizing them into Primary Mortgage Securities. However, there can be no assurance that the Company will be successful in securitizing the Mortgage Loans. After a pool of Mortgage Loans has been securitized, the Mortgage Loans will no longer be considered Limited Investment Assets. To meet the Company's investment criteria, the Mortgage Loans to be acquired by the Company will generally conform to the underwriting guidelines established by Fannie Mae, FHLMC or other credit insurers. Applicable banking laws generally require that an appraisal be obtained in connection with the original issuance of Mortgage Loans by the lending institution. The Company does not intend to obtain additional appraisals at the time of acquiring Mortgage Loans.

  The Mortgage Loans may be originated by or purchased from various Suppliers of Mortgage Assets throughout the United States, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The Company may acquire Mortgage Loans directly from originators and from entities holding Mortgage Loans originated by others. The Board of Directors of the Company has not established any limits upon the geographic concentration of Mortgage Loans to be acquired by the Company or the credit quality of Suppliers of Mortgage Assets. See "Risk Factors-- Interest Rate Fluctuations May Decrease Net Interest Income."

  The Company will acquire ARMs. The interest rate on ARMs is typically tied to an index (such as the One-Year U.S. Treasury Rate published by the Federal Reserve Board, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco or LIBOR) and is adjustable periodically at various intervals. Such Mortgage Loans may be subject to lifetime or periodic interest rate or payment caps.

  Conforming and Nonconforming Mortgage Loans. In the future, the Company may acquire both Conforming and Nonconforming Mortgage Loans for securitization. Conforming Mortgage Loans comply with the requirements for inclusion in a loan guarantee program sponsored by GNMA, FHLMC or Fannie Mae. Under current regulations, the maximum principal balance allowed on Conforming Mortgage Loans ranges from $214,600 for one-unit residential loans ($321,000 for such residential loans secured by mortgage properties located in either Alaska or Hawaii) to $412,450 for four-unit residential loans ($618,875 for such residential loans secured by mortgaged properties located in either Alaska or Hawaii). Nonconforming Mortgage Loans are Mortgage Loans that do not qualify in one or more respects for purchase by Fannie Mae or FHLMC under their standard programs. The Company expects that a majority of Nonconforming Mortgage Loans it purchases will be nonconforming primarily because they have original principal balances which exceed the requirements for FHLMC or Fannie Mae programs.

  Commitments to Mortgage Loan Sellers. The Company may issue commitments ("Commitments") to originators and other sellers of Mortgage Loans who follow policies and procedures that generally comply with Fannie Mae and FHLMC regulations and guidelines and that comply with all applicable federal and state laws and regulations for Mortgage Loans secured by single-family (one-to-four units) residential properties. In addition, Commitments may be issued for Agency Certificates as well as privately issued Pass-Through Certificates and Mortgage Loans. Commitments will obligate the Company to purchase Mortgage Assets from the holders of the Commitments for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index. Although the Company may commit to acquire Mortgage Loans prior to funding, all Mortgage Loans are to be fully funded prior to their acquisition by the Company. Following the issuance of Commitments, the Company will be exposed to risks of interest rate fluctuations similar to those risks on adjustable-rate Mortgage Assets.

  Securitization of Mortgage Loans. The Company anticipates that in the future, if it obtains personnel with the appropriate expertise, it may create, through securitization, Primary Mortgage Securities with all Mortgage Loans it acquires. Such Securities would be structured as collateralized borrowing and not as a sale for accounting purposes. The Company's decision at any time to acquire Mortgage Loans for securitization will be based on the Company's determination that it can earn a higher yield on the Mortgage Securities created through securitization than on comparable Mortgage Securities purchased in the market. In making this determination, the Company will consider the demand for the Mortgage Securities to be created from such Mortgage Loans, the cost of securitization, the relative strength of issuers and other market participants active in such securities, Rating Agency requirements and other factors affecting the structure, cost, rating and benefits of such securities relative to each other and to other investment alternatives.

  The Company may elect to conduct its operations of acquiring and securitizing Mortgage Loans through one or more taxable subsidiaries formed for such purpose.

  In connection with the creation of a new Mortgage Security through securitization of Mortgage Loans, the issuer generally will be required to enter into a master servicing agreement with respect to such series of Mortgage Securities with an entity acceptable to the rating agency that regularly engages in this activity (the "Master Servicer"). At the present time, the Company does not engage in this business and no Affiliates of the Company or the Manager will be appointed as a Master Servicer for any issue of Mortgage Securities created by the Company.

  To the extent that Management determines that it is not in the best interests of the Company to securitize mortgage loans, it may engage in whole loan sale transactions with respect to loans accumulated in its portfolio.

  Protection Against Mortgage Loan Risks. It is anticipated that any Mortgage Loan purchased will have a commitment for mortgage pool insurance from a mortgage insurance company with a claims-paying ability in one of the two highest rating categories by either of the Rating Agencies. Mortgage pool insurance insures the payment of certain portions of the principal and interest on Mortgage Loans. In lieu of mortgage pool insurance, the Company may arrange for other forms of credit enhancement such as letters of credit, subordination of cash flows, corporate guaranties, establishment of reserve accounts or over-collateralization. The Company expects that any Mortgage Loans acquired will be reviewed by a mortgage pool insurer or other qualified Mortgage Loan underwriter to ensure that the credit quality of the Mortgage Loans meets the insurer's guidelines. The Company intends to rely primarily upon the credit evaluation of such third-party mortgage pool insurer or underwriter issuing the commitment rather than make its own independent credit review in determining whether to purchase a Mortgage Loan. Credit losses covered by the pool insurance policies or other forms of credit enhancement are restricted to the limits of their contractual obligations and may be lower than the principal amount of the Mortgage Loan. The pool insurance or credit enhancement will be issued when the Mortgage Loan is subsequently securitized, and the Company will be at risk for credit losses on that loan prior to its securitization.

  In addition to credit enhancement, the Company anticipates that it will also obtain a commitment for special hazard insurance on the Mortgage Loans, if available at reasonable cost, to mitigate casualty losses that are not usually covered by standard hazard insurance, such as vandalism, war, earthquake and floods. This special hazard insurance is not in force during the accumulation period, but is activated instead at the time the Mortgage Loans are pledged as collateral for the Mortgage Securities. Accordingly, the risks associated with such special hazard losses exist primarily between the times the Company purchases a Mortgage Loan and the inclusion of such Mortgage Loan within a newly created issue of Mortgage Securities.

  It is expected that when the Company acquires Mortgage Loans, the seller will generally represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and generally agree to repurchase any loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for Mortgage Securities. If a Mortgage Loan becomes delinquent and the pool insurer is able to prove that there was fraud or misrepresentation in connection with the origination of the Mortgage Loan, the pool insurer will not be liable for the portion of the loss attributable to such fraud or misrepresentation. Although the Company will generally have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the seller does not perform its repurchase obligations.

COMPETITION FOR MORTGAGE ASSETS

  In acquiring Mortgage Assets, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, GNMA, Fannie Mae, FHLMC and other entities purchasing Mortgage Assets, most of which have greater financial resources than the Company. In addition, there are several REITs similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. Increased competition for the acquisition of eligible Mortgage Assets or a diminution in the supply could result in higher prices and, thus, lower yields on such Mortgage Assets that could further narrow the yield spread over borrowing costs. It could also result in the Company's inability to deploy its funds in acceptable investments.

  The Company anticipates that it will be able to compete effectively and generate competitive rates of return for stockholders by utilizing leverage through accessing wholesale markets for collateralized borrowings and as a result of its exemption from certain forms of regulation and the tax advantages of its REIT status.

OTHER POLICIES

  The Company may purchase stock in other mortgage REITs or stock in similar companies when the Company believes that such purchases will yield fairly attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, the Company believes that such stock purchases provide a method for the Company to acquire an interest in a pool of Mortgage Assets at an attractive price. The Company does not, however, presently intend to invest in the securities of other issuers for the purpose of exercising control or to underwrite the securities of other issuers.

  The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act. The Company does not currently intend to (i) originate loans, or (ii) offer securities in exchange for real property.

FUTURE REVISIONS IN POLICIES AND STRATEGIES

  The Board of Directors has established the investment policies, operating policies and strategies set forth in this Prospectus. The Board of Directors has the power to modify or waive such policies and strategies without the consent of the stockholders to the extent that the Board of Directors (including a majority of the Unaffiliated Directors) determines that such modification or waiver is in the best interests of stockholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Company's Board of Directors to revise its policies and strategies. However, if such modification or waiver relates to the relationship of, or any transaction between, the Company and the Manager or any Affiliate of the Manager, the approval of a majority of the Unaffiliated Directors is also required.

  The Company intends to monitor closely its purchases of Mortgage Assets and the income from such assets, including from its hedging strategies, so as to ensure at all times that it maintains its qualification as a REIT and its exemption under the Investment Company Act. The Company intends to engage qualified accountants and tax experts to assist in developing accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT Provisions of the Code and the Company's exempt status under the Investment Company Act. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT" and "Risk Factors--Failure to Maintain Exemption from the Investment Company Act Would Adversely Affect Results of Operations" and "--Failure to Maintain REIT Status Would Result in the Company Being Subject to Tax as a Regular Corporation and Substantially Reduce Cash Flow Available for Distribution to Stockholders." No changes in the Company's investment and operating policies, including credit criteria for Mortgage Asset investments, may be made without the approval of the Company's Board of Directors, including by a majority of the Unaffiliated Directors.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which the Company or the Manager is a party or to which any property of the Company or the Manager is subject.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

  The Company was incorporated in the State of Maryland on October 16, 1997. The following table sets forth certain information with respect to the directors and executive officers of the Company:

   NAME                     AGE                       POSITION(S) HELD
   ----                     ---                       ----------------
   Lloyd McAdams...........  52 Chairman of the Board, President and Chief Executive Officer
   Pamela J. Watson........  42 Executive Vice President, Chief Financial Officer, Treasurer
                                and Secretary
   Heather U. Baines.......  56 Executive Vice President
   Evangelos Karagiannis...  35 Vice President
   Joe E. Davis............  63 Director
   Charles H. Black........  71 Director

  LLOYD MCADAMS has been the Chairman of the Board, President and Chief Executive Officer of the Company and of the Manager since their formation. Mr. McAdams is also the Chairman of the Board, Chief Investment Officer and co-founder of Pacific Income Advisers, Inc. ("PIA"), an investment advisory firm organized in 1986 that manages an investment portfolio for institutional and individual clients. Mr. McAdams is also the President of Syndicated Capital, Inc., a registered broker-dealer that, among other things, acts as a distributor of mutual funds managed by PIA. Mr. McAdams is an officer and a trustee of each of the mutual funds managed by PIA. Before joining PIA, Mr. McAdams held the position of President of Security Pacific Investment Managers, Inc. from 1981 to 1987, Senior Vice President of Trust Company of the West from 1975 to 1981, and an Investment Officer with the State of Tennessee from 1973 to 1975. In 1983 Mr. McAdams served as a Board member of the California Public Employees Retirement System ("CALPERS"). Along with Mr. Karagiannis, Mr. McAdams is the author of "Using Yield Curve Shapes to Manage Bond Portfolios" which was published in the Financial Analysts Journal, May 1994. Mr. McAdams is also the author of the following articles: "Embedded
Options: Understanding Callable/Putable Bonds" which appeared in Derivative
                                                                 ----------
Strategies for Managing Portfolio Risk published by the Association for
--------------------------------------
Investment Management and Research in 1993 and "Modifying Portfolio Characteristics Using Options" which appeared in Options and Futures: New
                                                 ------------------------
Route to Risk/Return Management published by The Institute of Chartered
-------------------------------
Financial Analysts in 1984. Mr. McAdams holds a Bachelor of Science in Statistics from Stanford University, and a Masters in Business Administration from the University of Tennessee. Mr. McAdams is a Chartered Financial Analyst, Chartered Investment Counselor and a Certified Employee Benefit Specialist.

  PAMELA J. WATSON has been an Executive Vice President and the Chief Financial Officer, Treasurer and Secretary of the Company since its formation and an Executive Vice President and the Chief Financial Officer and Secretary of the Manager since its formation. Ms. Watson joined PIA in 1996 and holds the position of Vice President. Prior to joining PIA, from 1990 to 1995, Ms. Watson was employed by Kleinwort Benson Cross Financing Inc. and Kleinwort Benson Capital Management Inc., an interest rate swap dealer and investment management firm owned by the British merchant bank Kleinwort Benson Group plc., where Ms. Watson served as Chief Financial Officer from 1991 to 1995. From 1989 to 1990, Ms. Watson was employed by Security Pacific State Trust Company as a Business Manager and from 1986 to 1989 she held the position of Vice President of Capital Research and Management Company, the mutual fund arm of The Capital Group. Ms. Watson holds a Bachelor of Science degree from Lehigh University and a Masters in Business Administration from Claremont Graduate School.

  HEATHER U. BAINES has been an Executive Vice President of the Company and the Manager since their formation. Since 1987 she has held the position of President and Chief Executive Officer of PIA. From 1978 to 1987 Ms. Baines was employed by Security Pacific Investment Managers, Inc., ultimately holding the position of Sr. Vice President and Director. Ms. Baines holds a bachelors degree from Antioch College.

  EVANGELOS KARAGIANNIS has been a Vice President of the Company and the Manager since their formation. Mr. Karagiannis joined PIA in 1992 and holds the position of Vice President. Mr. Karagiannis serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities and is also responsible for PIA's quantitative research. Mr. Karagiannis has been the author and co-author, with Mr. McAdams, of articles on fixed income portfolio management and for PIA's internal research. Mr. Karagiannis filed a petition for bankruptcy under Chapter 7 of the Bankruptcy Code in 1996. Mr. Karagiannis holds a Doctor of Philosophy degree in physics from the University of California at Los Angeles ("UCLA") and, prior to joining PIA, was a post-doctoral fellow at UCLA, where he was a Fulbright Scholar. Mr. Karagiannis is also a Chartered Financial Analyst.

  JOE E. DAVIS has been a director of the Company since its formation. Since 1982, Mr. Davis has been a private investor. From 1974 to 1982, Mr. Davis served as President and Chief Executive Officer of National Health Enterprises, Inc. Mr. Davis serves as a director of BMC Industries, Inc and Wilshire Technologies, Inc. and as a trustee of American Variable Insurance Trust.

  CHARLES H. BLACK has been a director of the Company since its formation. Since 1985 Mr. Black has been a private investor and financial consultant. From 1985 to 1987 he served as Vice Chairman and Director of Pertron Controls Corporation. From 1982 to 1985 Mr. Black served as the Executive Vice President, Director, Chief Financial Officer and Chairman of Investment Committee for Kaiser Steel Corporation. From 1980 to 1982 Mr. Black served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation. From 1957 to 1980, Mr. Black served at Litton Industries where he ultimately held the position of Corporate Vice President and Treasurer. Mr. Black is a member of the Board of Governors of the Pacific Exchange, Inc. Mr. Black serves as a director of Investment Company of America, AMCAP Fund, Fundamental Investors, Inc., Orincon Corporation, James Mitchell & Co., Wilshire Technologies, Inc. and Windsor Capital Group, Inc. He is also a trustee of American Variable Insurance Trust.

  All directors will be elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees, it currently has no such employees. The Company will pay an annual director's fee to each Unaffiliated Director equal to $6,000, a fee of $1,000 for each meeting of the Board of Directors attended by each Unaffiliated Director and reimbursement of costs and expenses of all directors for attending such meetings. Affiliated directors will not be separately compensated by the Company.

  Directors and executive officers of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its Affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

  There are no family relationships between any of the directors and officers of the Company, except that Mr. McAdams and Ms. Baines are husband and wife.

  The Company's principal executive offices are located at 1299 Ocean Avenue, Santa Monica, California, telephone (310) 394-0115.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  As permitted by the MGCL, the Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws implement the provisions relating to indemnification contained in the Charter. Maryland law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. In addition, the officers, directors and controlling persons of the Company are indemnified against certain liabilities by the Underwriters and the Underwriters are indemnified against certain liabilities by the Company under the Underwriting Agreement relating to the Offering. See "Underwriting." The Company maintains for the benefit of its officers and directors, officers' and directors' insurance.

EXECUTIVE COMPENSATION

  The Company has not paid, and does not intend to pay, any annual compensation to the Company's executive officers for their services as executive officers. However, the Company may from time to time, in the discretion of the Board of Directors, grant options to purchase shares of Company Common Stock to the executive officers and directors pursuant to the Company's Stock Option and Awards Plan. See "--Stock Options and Awards."

STOCK OPTIONS AND AWARDS

  In December 1997, the Company adopted the 1997 Stock Option and Awards Plan (the "Stock Option and Awards Plan") which provides for the grants of (i) qualified incentive stock options ("ISOs") which meet the requirements of
Section 422 of the Code; (ii) stock options not so qualified ("NQSOs"); (iii) deferred stock, in which delivery of Common Stock occurs upon expiration of a deferral period; (iv) restricted stock, in which Common Stock is granted to participants subject to restrictions on transferability and other restrictions, which lapse over time; (v) performance shares, consisting of a right to receive Common Stock subject to restrictions based upon the attainment of specified performance criteria; (vi) stock appreciation rights, whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company (as defined in the Stock Option and Awards
Plan) or upon other events (collectively, items (iii) through (vi) are referred to herein as "Awards"); and (vii) dividend equivalent rights ("DERs"), consisting of a right to receive cash or stock equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. The amount of cash that may be paid under a grant of DERs is limited only by the number of DERs awarded and the amount of dividends paid by the Company to its stockholders.

  The purpose of the Stock Option and Awards Plan is to provide a means of compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The Stock Option and Awards Plan is administered by the Board of Directors, the majority of which are Unaffiliated Directors or a Committee, appointed by the Board of Directors (the "Administrator"). Under the terms of the Awards Plan, if the Administrator is a Committee, the Committee shall be composed entirely of two or more individuals who meet the qualifications to be a "Non-Employee Director" as defined in Rule 16b-3 as promulgated by the Commission under the Exchange Act. ISOs may be granted to the officers and key employees of the Company, its subsidiaries or parent corporation. NQSOs and Awards may be granted to the directors, officers, key employees and agents and consultants of the Company, any of its subsidiaries or parent corporation, and to the directors, officers and key employees of the Manager.

  Grants made by the Administrator under the Stock Option and Awards Plan are discretionary, although the Administrator may consider such factors as a grantee's ability, ingenuity and industry. The Administrator has the authority under the Stock Option and Awards Plan, among other things, to: (i) select the employees of the Company, any subsidiary, a parent corporation or the Manager who shall be eligible under the Stock Option and Awards Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the Stock Option and Awards Plan. There is no limit as to the amount of stock options that may be granted to any individual and stock options and awards granted are in addition to the incentive compensation the Manager will earn under the Management Agreement.

  The Stock Option and Awards Plan provides for granting of DERs in tandem with all options granted under the Stock Option and Awards Plan. Such DERs accrue for the account of the optionee shares of Common Stock upon the payment of cash dividends on outstanding shares of Common Stock. The number of shares accrued is determined by a formula and such shares are transferred to the optionee only upon exercise of the related option. The Stock Option and Awards plan permits DERs to be granted under the Stock Option and Awards Plan with certain characteristics. First, DERs can be issued in "current-pay" form so that payment can be made to the optionee at the same time as dividends are paid to holders of outstanding Common Stock. Second, DERs can be made eligible to participate not only in cash distributions but also distributions of stock or other property made to holders of outstanding Common Stock. Shares of Common Stock accrued for the account of the optionee pursuant to a DER grant may also be made eligible to receive dividends and distributions. Finally, DERs can be made "performance based" by conditioning the right of the holder of the DER to receive any dividend equivalent payment or accrual upon the satisfaction of specified performance objective.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option and Awards Plan currently authorizes the grant of options to purchase, and Awards of, an aggregate of 300,000 shares. There is no limit to the amount of Stock Options that may be granted to any individual. If an option granted under the Stock Options and Awards Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option and Awards Plan.

  Unless previously terminated by the Board of Directors, the Stock Option and Awards Plan will terminate in October 2007, and no options or Awards may be granted under the Stock Option and Awards Plan thereafter.

  Options granted under the Stock Option and Awards Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions of the Award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option may be purchased and, in the case of options, whether it is intended to be an ISO or a NQSO provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum term of ten years (five years in the case of a grantee who holds more than 10% of the outstanding Common Stock).

  Under current law, ISOs may not be granted to any director of the Company who is not also an employee, or to directors, officers and other employees of entities unrelated to the Company. No options or Awards may be granted under the Stock Option and Awards Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of equity stock of the Company.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in any part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

  The exercise price of any option granted under the Stock Option and Awards Plan is payable in full in cash, or its equivalent as determined by the Administrator. The Company may make loans available to option holders to exercise options evidenced by a promissory note executed by the optionholder and secured by a pledge of Common Stock with fair market value at least equal to the principal of the promissory note unless otherwise determined by the Administrator.

  The Board of Directors may from time to time revise or amend the Stock Option and Awards Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the Stock Option and Awards Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option and Awards Plan, materially increase the benefits accruing to participants under the Stock Option and Awards Plan or extend the maximum option term under the Stock Option and Awards Plan.

  The following table sets forth the stock options granted to Directors and executive officers of the Company under the Stock Option and Awards Plan effective upon the effective date of this Offering.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------- POTENTIAL REALIZABLE VALUE
                         NUMBER OF                                               AT ASSUMED ANNUAL RATES
                           SHARES    PERCENTAGE OF                                OF STOCK APPRECIATION
                         UNDERLYING     OPTIONS                                    FOR OPTION TERM (5)
                          OPTIONS     GRANTED TO     EXERCISE     EXPIRATION   ---------------------------
          NAME           GRANTED(#)  EMPLOYEES(%)  PRICE($SH)(3)    DATE(4)       5% ($)        10% ($)
          ----           ----------  ------------- ------------- ------------- ------------- -------------
Lloyd McAdams...........   40,000(1)     27.0%        $10.00     February 2008      $251,558      $637,497
Pamela J. Watson........   32,000(1)     21.6%        $10.00     February 2008       201,246       509,998
Heather U. Baines.......   32,000(1)     21.6%        $10.00     February 2008       201,246       509,998
Evangelos Karagiannis...   32,000(1)     21.6%        $10.00     February 2008       201,246       509,998
Joe E. Davis............    6,000(2)      4.1%        $10.00     February 2008        37,734        95,625
Charles H. Black........    6,000(2)      4.1%        $10.00     February 2008        37,734        95,625

--------
(1) Such stock options vest 33.3% each year following the date of grant and include grants of accrued stock dividend equivalent rights.
(2) Such stock options vest 100% six months following the date of grant.
(3) The exercise price for all options will equal the initial public offering price and no consideration was paid for the options.
(4) Such stock options expire ten years from the date of grant or earlier upon termination of employment.
(5) Amounts reflect assumed rates of appreciation set forth in the Commission's executive compensation disclosure requirements.

                                  THE MANAGER

  The Company has no ownership interest in the Manager. The Manager, a California corporation, is beneficially owned by Lloyd McAdams, the Company's President, Chairman and Chief Executive Officer, and Heather U. Baines, a Company Executive Vice President. Mr. McAdams and Ms. Baines are husband and wife. The Manager is a newly formed entity that will begin conducting operations upon the closing of the Offering.

  The Manager will implement the Company's business strategy on a day-to-day basis and perform certain services for the Company pursuant to policies established by the Company's Board of Directors and the authority delegated to the Manager under the Management Agreement. The Manager will be responsible primarily for two areas of activity: (i) asset/liability management, which consists of the acquisition, disposition, financing, hedging and management of Mortgage Assets and includes credit and prepayment risk management; and (ii) capital management, which consists of structuring, analysis, capital raising and investor relations activities. With respect to the Company's investment strategy, the Manager intends to employ mortgage analytical tools to attempt to construct a diversified Mortgage Asset portfolio. With respect to the Company's financing strategy, the Manager intends to arrange for various types of financing for the Company and intends to manage actively the interest rate structure of the Company's assets and liabilities and to monitor the Company's portfolio leverage. With respect to the Company's risk management strategy, the Manager intends to monitor the projected change in the Company's portfolio based upon assumed changes in interest rates and, if necessary, will attempt to adjust the portfolio accordingly. The Manager will monitor the credit quality of each asset in the Company's portfolio and will seek to ensure that the overall credit quality of the portfolio is in keeping with the Company's credit policies as adopted by the Company's Board of Directors. The Manager will evaluate the Company's interest rate risk levels and will perform such analyses as may be required to determine what types and amounts of hedging transactions are advisable for the Company given the configuration of its portfolio and will seek to execute the required trades to maintain hedges. The Manager will also be required to perform the following services for the Company; (i) providing regular reports regarding the Company to the Board of Directors, (ii) monitoring the Company's status as a REIT from tax and compliance standpoints and (iii) providing managerial, administrative and management information systems support for the Company.

  The Company has elected to be externally managed to take advantage of the economies of scale associated with the Manager while avoiding having to duplicate administrative functions and incurring the costs of creating a new administrative infrastructure. The Manager intends to enter into an administrative services agreement with PIA upon the closing of the Offering to provide certain administrative services required of the Manager under the Management Agreement.

  The Manager has not previously managed a REIT. In particular, the Manager has not previously managed a highly-leveraged pool of Mortgage Assets or utilized hedging instruments, nor does the Manager have experience in complying with the asset limitations imposed by the REIT Provisions of the Code. Although management of the Company and the Manager have experience in managing mortgage capital, there can be no assurance that the past experience of the executive officers of the Company and the Manager will be appropriate to the business of the Company. Further, the experience of the Manager and the PIA should not be viewed as a reliable gauge of the potential success of the Company. See "Risk Factors--Lack of Prior Experience."

  The persons below who will become directors and executive officers of the Manager upon the closing of the Offering are as follows:

   NAME                     AGE                        POSITION(S) HELD
   ----                     ---                        ----------------
   Lloyd McAdams*..........  52 Chairman of the Board, President and Chief Executive Officer
   Pamela J. Watson*.......  42 Executive Vice President, Chief Financial Officer and Secretary
   Heather U. Baines*......  56 Executive Vice President
   Evangelos Karagiannis*..  35 Vice President

--------
  *These persons also serve as directors or officers of the Company.

  For biographical information on these persons, see "Management of the Company--Directors and Executive Officers."

  Mr. McAdams and Ms. Baines beneficially own 100% of the stock of the Manager.

  The address of the Manager is 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401, telephone (310) 394-5175.

THE MANAGEMENT AGREEMENT

  The Company will enter into the Management Agreement with the Manager effective upon the closing of this Offering for an initial term of five years. The Management Agreement may be terminated by the Company without cause at any time upon 60 days written notice by a majority vote of the Unaffiliated Directors or by a vote of the holders of a majority of the outstanding shares of capital stock having the right to vote. In addition, the Company has the right to terminate the Management Agreement for "cause" upon a material breach by the Manager of any provision contained in the Management Agreement or the bankruptcy or insolvency of the Manager. These events are not related to the Company's performance.

  The Manager will report to the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will be required to perform such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (1) serving as the Company's consultant with respect to formulation of investment criteria, interest rate risk management and preparation of policy guidelines by the Board of Directors;

    (2) advising the Company in developing criteria for Mortgage Asset purchase commitments that are tailored to the Company's long-term investment objectives, and making available to the Company its knowledge and experience with respect to Mortgage Assets;

    (3) representing the Company in connection with the purchase and commitment to purchase Mortgage Assets meeting the Company's investment criteria and the maintenance and administration of its portfolio of Mortgage Assets;

    (4) advising and negotiating with respect to the Company's agreements with third-party lenders to provide borrowings to the Company;

    (5) furnishing reports and statistical and economic analysis to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (6) monitoring and providing to the Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in Mortgage Assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (7) investing or reinvesting Company funds in accordance with policies and procedures established from time to time by the Board of Directors;

    (8) providing executive and administrative personnel, office space and services required in rendering services to the Company; administering the day-to-day operations of the Company; and performing and supervising the performance of such other administrative functions necessary in the management of the Company, which will include contracting with appropriate third parties, which will include PIA and its Affiliates, to provide various services, including facilities and costs associated therewith, technology, management information systems and other similar operations or administrative services;

    (9) overseeing the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors; including the collection of revenues and payment of the Company's debts and obligations;

    (10) counseling the Company in connection with policy decisions made by the Board of Directors;

    (11) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

    (12) evaluating and advising the Company's Board of Directors with respect to hedging strategies and, upon approval by the Board of Directors, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

    (13) advising, negotiating and overseeing the servicing and securitization of Mortgage Loans and the issuance of Mortgage Securities from pools of Mortgage Loans;

    (14) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining exemption from that Act;

    (15) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the income tax regulations promulgated thereunder;

    (16) qualifying and causing the Company to qualify to do business in all applicable jurisdictions;

    (17) causing the Company to retain qualified accountants and tax experts to assist in developing appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews;

    (18) providing all actions necessary for compliance by the Company to make required federal, state and local regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act, and all applicable tax report filings; and

    (19) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors of the Manager shall deem appropriate under the particular circumstances.

  The Manager will not be entitled to any additional compensation for services required to be rendered by it pursuant to item (19) above, if any.

  Following the initial five-year term, the Management Agreement will be automatically renewed for additional one-year terms, unless terminated by the Company or the Manager upon written notice. Except in the case of a termination or non-renewal by the Company for cause, upon termination or non-renewal of the Management Agreement by the Company, the Company is obligated to pay the Manager a termination or non-renewal fee, which may be significant. The termination or non-renewal fee shall be equal to the fair market value of the Management Agreement without regard to the Company's termination right, as determined by an independent appraisal. The selection of the independent appraiser shall be subject to the approval of the Unaffiliated Directors.

  Neither the fair market value of the Management Agreement nor the various factors which the appraiser may find relevant in its determination of the fair market value can be determined at this time.

  The Management Agreement may be assigned by the Manager to an Affiliate of PIA without the consent of the Company. The Management Agreement may be assigned to a non-Affiliate of PIA only with the approval of a majority of the Unaffiliated Directors.

MANAGEMENT COMPENSATION

  The Manager will receive a per annum base management fee based on the Average Net Invested Assets of the Company and its subsidiaries for such year, payable monthly in arrears, equal to 1% of the first $300 million of Average Net Invested Assets, plus 0.8% of the portion above $300 million.

  The term "Average Net Invested Assets" means for any period the difference between (i) the aggregate book value of the consolidated assets of the Company and its subsidiaries, before reserves for depreciation or bad debts or other similar non cash reserves and (ii) the book value of average debt associated with the Company's ownership of Mortgage Assets, computed by taking the average of such net values at the end of each month during such period.

  The Manager shall be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 20% of the Net Income of the Company, before Incentive Compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate (average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years) as published weekly by the Federal Reserve Board during a quarter) plus 1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Company means the taxable income of the Company before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Code in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles. A deduction for all of the Company's interest expenses for borrowed money is taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period. For purposes of calculating the incentive compensation payable, the definition, Return on Equity, is not related to the actual distributions received by stockholders. The incentive compensation payments to the Manager will be made before any income distributions are made to stockholders.

  The ability of the Company to achieve an annualized Return on Equity in excess of the Ten Year U.S. Treasury Rate plus 1%, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control. The Manager's base management fee shall be calculated by the Manager within 15 days after the end of each month, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the base management fee within 30 days after the end of each month. The Manager shall compute the quarterly incentive fee within 45 days after the end of each fiscal quarter, and the Company shall pay the incentive fee with respect to each fiscal quarter within 15 days following the delivery to the Company of the Manager's written statement setting forth the computation of the incentive fee for such quarter.

  The Company's Board of Directors will review and approve the calculation of the base and incentive compensation paid to the Manager quarterly, one quarter in arrears, during each quarterly scheduled Board of Directors meeting. See "--The Management Agreement" above.

  Although no management fees will be payable to the Manager solely as a result of the Offering, the net proceeds of the Offering will result in an increase in the Company's Average Net Invested Capital, and thus, an increase in the management fees payable to the Manager. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and PIA."

  Set forth below for illustrative purposes only is a breakdown of management fees that might be paid to the Manager under hypothetical circumstances. For purposes of this illustration, the following is assumed: (i) the net proceeds from the Offering, after all underwriting discounts and other Offering costs, are $27,400,000 and (ii) the Company's Net Income (after payment of base compensation and operating expenses, but prior to the deduction of incentive compensation) exceeded by $400,000, $1,200,000 and $2,000,000, respectively, the annualized Return on Equity equal to the average Ten-Year U.S. Treasury Rate plus 1%.

                          ANNUAL MANAGER COMPENSATION

            BASE                       INCENTIVE                                    TOTAL
        COMPENSATION                  COMPENSATION                               COMPENSATION
        ------------                  ------------                               ------------
        $274,000                        $ 80,000                                   $354,000
         274,000                         240,000                                    514,000
         274,000                         400,000                                    674,000

  The Company emphasizes that the foregoing information is provided for illustrative purposes only. There will be differences between the Company's actual Net Income and the compensation paid to the Manager, on the one hand, and the Net Income and compensation figures set forth above, on the other, and those differences may be material. There are significant variables in the determination of actual compensation paid to the Manager, including (i) the Company's actual Net Income, which will be affected by the Company's ability to execute its leveraging strategy and interest rate fluctuations, plus other factors and (ii) fluctuations in the average Ten-Year U.S. Treasury Rate, all of which may be affected by factors unrelated to the performance of the Manager.

EXPENSES

  The Company will be required to pay all offering expenses (including accounting, legal, printing, clerical, personnel, filing and other expenses) incurred by the Company, the Manager or its Affiliates on behalf of the Company in connection with the Offering, estimated at $500,000. This payment will not be subject to the limitation on expenses to be borne by the Company as described in the paragraph below.

  Subject to the limitations set forth below, the Company will also pay all operating expenses except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include the compensation of the Manager's officers and the cost of office space, equipment and other personnel required for the Company's day-to-day operations. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of investments, regular legal and auditing fees and expenses, the compensation and expenses of the Company's Unaffiliated Directors, the costs of printing and mailing proxies and reports to stockholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Manager, the Company's directors and the Underwriters, and the compensation and expenses of the Company's custodian and transfer agent, if any. The following expenses required to be paid by the Company that are attributable to its operations shall be limited to an amount per year equal to the greater of 2% of the Average Net Invested Capital of the Company or 25% of its Net Income for that year:

    (i) all insurance costs incurred by the Company or any subsidiary of the Company, including any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company;

    (ii) expenses connected with payments of dividends or interest or distributions in any other form made or caused to be made by the Board of Directors to holders of the securities of the Company or any subsidiary of the Company;

    (iii) all expenses of third-parties pertaining to communications to holders of equity securities or debt securities of the Company or any subsidiary of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any subsidiary's securities and reports to third-parties required under any indenture to which the Company or any subsidiary of the Company is a party;

    (iv) custodian's, transfer agent's and registrar's fees and charges;

    (v) compensation, fees and expenses paid to Unaffiliated Directors of the Company or any subsidiary of the Company, the cost of director and officer liability insurance and premiums for fidelity and errors and omissions insurance;

    (vi) legal accounting and auditing fees and expenses relating to the Company's or any subsidiary's operations (excluding litigation-relation fees and expenses);

    (vii) expenses relating to any office or office facilities maintained by the Company or any subsidiary of the Company, exclusive of the office of the Manager;

    (viii) travel and related expenses of directors, officers-and employees of the Manager and of directors, officers and employees of the Company or any subsidiary of the Company who are also directors, officers or employees of the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any subsidiary of the Company or performing other business activities that relate to the Company or any subsidiary of the Company, including expenses allocable to such meetings or business activities;

    (ix) costs associated with computer hardware and software, third-party information services and office expenses that relate solely to the business activities of the Company; and

    (x) all other expenses regarded as ordinary operating expenses in accordance with GAAP, exclusive of certain specifically excluded expenses as described below.

  Expenses excluded from the expense limitation and wholly payable by the Company are (but are not limited to) those incurred in connection with the accumulation and servicing of Mortgage Loans, the issuance and administration of Mortgage Securities from pools of Mortgage Loans, the raising of capital, the acquisition of Mortgage Assets, interest and hedging expenses, taxes and license fees, non-cash costs, litigation investigations in connection with litigation or threatened litigation, base and incentive management compensation and extraordinary and non-recurring expenses. The determination of Net Income for purposes of calculating the expense limitation will be the same as for calculating the Manager's incentive compensation except that it will include any incentive compensation payable for such period.

  Expenses in excess of the expense limitation will be paid and shall not be recoverable (by reclassification as compensation or otherwise) by the Manager, unless the Unaffiliated Directors determine that, based upon unusual or non-recurring factors, a higher level of expenses is justified for such fiscal year. In that event, such expenses may be recovered by the Manager in succeeding periods to the extent that expenses in succeeding periods are below the limitation of expenses. Expense reimbursement will be made monthly, subject to adjustment at the end of each year.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

  In addition to its base management fee under the Management Agreement, the Manager will have the opportunity to earn incentive compensation for each fiscal quarter in an amount equal to 20% of the amount that the Company's annualized Net Income (before payment of such incentive compensation) exceeds the Ten

Year U.S. Treasury Rate plus 1%. See "--Management Compensation." Depending on the performance of the Manager, the incentive fee could be significant. For an example of the incentive fee the Manager could earn, see "--Management Compensation--Annual Manager Compensation." In evaluating Mortgage Assets for investment and other operating strategies, an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee could result in increased risk to the value of the Company's Mortgage Asset portfolio. Any changes in the Company's investment and operating policies are required to be approved by the Board of Directors, including a majority of the Unaffiliated Directors.

  The terms of the Management Agreement have not been negotiated on an arm's-length basis and may not be as favorable as the Company could have obtained from an unaffiliated third party. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and PIA--Manager May Try to Maximize Incentive Compensation and Thereby Increase Risk to the Company's Mortgage Portfolio."

  The Company, on the one hand, and the Manager and its Affiliates, on the other, do not presently expect to, but may in the future, enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest between the Manager and its Affiliates and the Company. Any such relationships or transactions will require the approval of the Company's Board of Directors, including a majority of the Unaffiliated Directors. The market in which the Company expects to purchase Mortgage Assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and Affiliates of the Manager in addition to those described herein.

  Pursuant to the terms of the Management Agreement, the Manager and its Affiliates will agree on the allocation of Mortgage Securities between the Company and other accounts over which the Manager and its Affiliates have control. Pursuant to such allocation, the Manager will base allocation decisions on the procedures the Manager considers fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings. In some cases, some forms of pro rata allocations may be used and, in other cases, random allocation processes may be used. In other cases, neither may be used.

  Notwithstanding the foregoing, the aforementioned conflict may result in decisions or allocations of Mortgage Securities to Affiliates of the Manager, including PIA, that are not in the best interests of the Company. In particular, it is possible that asset allocations made by the Manager could favor Affiliates of the Manager, and the Company's operating income and distributions to stockholders could be materially and adversely affected. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and PIA--PIA Will Continue to Invest in Mortgage Securities."

  The Company is subject to additional conflicts of interest arising from its relationships with PIA and their officers, directors and Affiliates. Following this Offering, the Manager will render management services to the Company and will be paid a management fee on a quarterly basis, resulting in a direct benefit to its owner, who is an officer and director of the Company. The Manager will oversee the day-to-day operations of the Company pursuant to policies established by the Board of Directors and the authority delegated to the Manager under the Management Agreement. The Manager intends to enter into an administrative services agreement with PIA upon the closing of this Offering, pursuant to which PIA will render certain administrative services to the Manager. Such services are expected to include administrative, secretarial, data processing, operations and settlement, employee benefit and research services. The Manager and PIA shall determine the fee to be paid based upon what the parties believe such services would be valued at if negotiated between unaffiliated third parties on an arms-length basis. Mr. McAdams, the Company's Chairman of the Board, President and Chief Executive Officer, and Heather Baines, a Company Executive Vice President, own beneficially all of the outstanding Common Stock of the Manager. Additionally, Mr. McAdams and Ms. Baines own beneficially 95 shares, representing 95% of the outstanding stock, of PIA and Mr. McAdams and Ms. Baines are husband and wife. Additionally, the officers and employees of the Manager are also officers of the Company and officers and employees of PIA.

  The Company has adopted the Stock Option and Awards Plan and the directors, officers and employees of the Company and the Manager may be granted options under the Company's Stock Option Plan. See "Management of the Company--Stock Options and Awards."

  As of the date of this Prospectus, the Company's 100 shares of Common Stock outstanding are beneficially by Lloyd McAdams and Heather Baines. The shares were issued for $1,000 cash. Mr. McAdams has represented that the shares were purchased for investment purposes only and undertaken that they will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended or an applicable exemption from the registration requirements thereof.

LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any Mortgage Security Issuer, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement.

  The Company has agreed to indemnify the Manager, its directors and its officers with respect to any claims or demands made by third parties and all expenses, losses, damages, liabilities and charges incurred in connection therewith arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing Mortgage Assets which meet the Company's polices and criteria, except that the Manager and its officers, directors, or employees will not be permitted to provide any such services to any residential mortgage REIT other than the Company. See "Risk Factors--Conflicts of Interest Between the Company and the Manager and PIA.

                              SECURITY OWNERSHIP

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock at January 31, 1998, as adjusted to reflect the sale of Common Stock being offered hereby, by
(1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, Mr. McAdams has, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                PERCENTAGE OF
                                                                   SHARES
                                                                BENEFICIALLY
                                                  NUMBER OF         OWNED
                                                    SHARES    -----------------
                                                 BENEFICIALLY  BEFORE   AFTER
      NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED (1)  OFFERING OFFERING
      ------------------------------------       ------------ -------- --------
Lloyd McAdams(2)................................     100        100%       *
All Directors and Executive Officers as a group
 (6 persons)....................................     100        100%       *

--------
* less than 1%.

(1) Ms. Baines is married to Mr. McAdams and may be deemed to beneficially own the shares listed.
(2) Mr. McAdams address is 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized capital stock of the Company consists of 100 million shares of Common Stock, $0.01 par value, and 20 million shares of Preferred Stock, $0.01 par value, issuable in one or more series. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the Board of Directors and in the distribution of assets of the Company upon liquidation. Each share of Common Stock is entitled to one vote and will be fully paid and non-assessable by the Company upon issuance. Shares of the Common Stock of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized capital stock of the Company may be increased and altered from time to time as permitted by Maryland law.

  The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be determined by the Company's Board of Directors. Preferred Stock would be available for possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that further stockholder authorization for issuance be obtained. The issuance of Preferred Stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The Preferred Stock, if issued, could have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders.

  Meetings of the stockholders of the Company are to be held annually and special meetings may be called by a majority of the Board of Directors, the Chairman of the Board, the President or the Secretary at the written request of a stockholder. The Charter reserves to the Company the right to amend any provision thereof in the manner prescribed by law.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

  Two of the requirements of qualification for the tax benefits accorded by the REIT Provisions of the Code are that (1) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals (the "50%/5 stockholder test") and (2) there must be at least 100 stockholders on 335 days of each taxable year of 12 months.

  In order that the Company may meet these requirements at all times, the Charter prohibits any person from acquiring or holding, directly or indirectly, shares of Common Stock in excess of 9.8% in value of the aggregate of the outstanding shares of Common Stock or in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company. For this purpose, the term "ownership" is defined in accordance with the REIT Provisions of the Code and the constructive ownership provisions of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for individual investors.

  For purposes of the 50%/5 stockholder test, the constructive ownership provisions applicable under Section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members and partners to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person holds shares of Common Stock in violation of the ownership limitations set forth in the Charter, many types of entities may own directly more than the 9.8% limit because such entities' shares are attributed to its individual stockholders. On the other hand, a person will be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person under the attribution rules described above. Accordingly, under certain circumstances, shares of Common Stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in the Charter. Ownership of shares of Common Stock through such attribution is generally referred to as constructive ownership. The 100 stockholder test is determined by actual, and not constructive, ownership. The Company will have greater than 100 stockholders of record upon completion of the Offering.

  The Charter further provides that if any transfer of shares of Common Stock which, if effective, would result in any person beneficially or constructively owning shares of Common Stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the intended transferee shall not acquire any rights in such shares. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of Common Stock. The intended transferee shall not benefit economically from ownership of any shares held in the Trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to the intended transferee prior to the discovery by the Company that shares of Common Stock have been transferred to the Trustee shall be paid with respect to such shares to the Trustee by the intended transferee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. The Board of Directors of the Company may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations.

  Within 20 days of receiving notice from the Company that shares of Common Stock have been transferred to the Trust, the Trustee shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the intended transferee and to the Charitable Beneficiary as follows. The intended transferee shall receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust, and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the Charitable Beneficiary. In addition, shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold shares held in the Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the intended transferee.

  The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of the Company's stock, the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if such shares are not listed or admitted to trading on the American Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

  Every owner of more than 5%, in the case of 2,000 or more stockholders of record and 1% in the case of more than 200 but fewer than 2,000 stockholders of record, of all classes or series of the Company's stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock of the Company beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

  The following summary of certain provisions of the MGCL and of the Charter and the Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information." For a description of additional restrictions on transfer of the Common Stock, see "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

REMOVAL OF DIRECTORS

  The Charter provides that a director may be removed from office at any time for cause but only by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an "Interested Stockholder" are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. An "Interested Stockholder" is any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation or an affiliate of such an Interested Stockholder. After the five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITION

  The MGCL provides that "Control Shares" of a Maryland corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  Unless a corporation's charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitation, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

  The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provisions will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

  The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in the Charter, of any shares of outstanding stock. The Charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; provided, however, that provisions on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

DISSOLUTION OF THE COMPANY

  The dissolution of the Company must be approved by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Charter and the Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure"). The Charter provides that (i) only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice containing specified information to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company and (ii) at an annual meeting, only such business may be conducted as has been brought the meeting by, or at the direction of, the Chairman or the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in the Company's Proxy Statement under the Securities and Exchange Commission's Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 30 days and not more than 60 days prior to the first anniversary of the previous year's annual meeting. The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Charter and the Bylaws do not give the Board of Directors power to block stockholder nominations for the election of directors or proposals for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposals, without regard to the merits of such slate or proposals.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions and, if the applicable provisions in the Bylaws are rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

TRANSFER AGENT

  The Company intends to appoint Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, (212) 509-4000, as its transfer agent and registrar for the Common Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

  THE FOLLOWING DISCUSSION SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PROSPECTIVE HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY. THIS DISCUSSION IS BASED ON CURRENT LAW. THE FOLLOWING DISCUSSION IS NOT EXHAUSTIVE OF ALL POSSIBLE TAX CONSIDERATIONS. IT DOES NOT DISCUSS ANY STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS, NOR DOES IT DISCUSS ALL OF THE ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PROSPECTIVE STOCKHOLDER IN LIGHT OF SUCH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES OR TO CERTAIN TYPES OF STOCKHOLDERS (INCLUDING INSURANCE COMPANIES, CERTAIN TAX-EXEMPT ENTITIES, FINANCIAL INSTITUTIONS, BROKER/DEALERS, FOREIGN CORPORATIONS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) SUBJECT TO SPECIAL TREATMENT UNDER FEDERAL INCOME TAX LAWS.

  EACH PROSPECTIVE PURCHASER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

  The Code provides special tax treatment for organizations that qualify and elect to be taxed as REITs. The discussion below summarizes the material provisions applicable to the Company as a REIT for federal income tax purposes and to its stockholders in connection with their ownership of shares of Common Stock. However, it is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law that may have tax consequences with respect to an investor's purchase of the Common Stock. The discussion of various aspects of federal taxation contained herein is based on the Code, administrative regulations, judicial decisions, administrative rulings and practice, all of which are subject to change. In brief, if certain detailed conditions imposed by the Code are met, entities that invest primarily in real estate assets, including Mortgage Loans, and that otherwise would be taxed as corporations are, with certain limited exceptions, not taxed at the corporate level on their taxable income that is currently distributed to their stockholders. This treatment eliminates most of the "double taxation" (at the corporate level and then again at the stockholder level when the income is distributed) that typically results from the use of corporate investment vehicles. A qualifying REIT, however, may be subject to certain excise and other taxes, as well as normal corporate tax, on Taxable Income that is not currently distributed to its stockholders. See "--Taxation of the Company" below.

  The Company plans to make an election to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1998.

OPINION OF SPECIAL TAX COUNSEL

  Allen, Matkins, Leck, Gamble & Mallory LLP, special tax counsel ("Special Tax Counsel") to the Company, has advised the Company in connection with the Offering of the Common Stock and its election to be taxed as a REIT. Based on existing law and certain representations made to Special Tax Counsel by the Company, including without limitation, that this Prospectus accurately reflects the proposed method of

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

operation of the Company, and assuming that the Company operates in the manner described in this Prospectus, in the opinion of Special Tax Counsel, commencing with the Company's taxable year ending December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and the Company's actual and proposed method of operation described in this Prospectus and as represented by the Company to Special Tax Counsel will enable the Company to qualify as a REIT. However, whether the Company will in fact so qualify will depend on actual operating results and compliance with the various tests for qualification as a REIT relating to its income, assets, distributions, ownership and certain administrative matters, the results of which may not be reviewed by Special Tax Counsel. Moreover, certain aspects of the Company's method of operations have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree with this opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, Special Tax Counsel is unable to opine whether the Company will in fact qualify as a REIT under the Code in all events. In the opinion of Special Tax Counsel, the section of the Prospectus entitled "Federal Income Tax Considerations" identifies and fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Stock and to the extent such summaries involve matters of law, such statements of law are correct under the Code. Counsel's opinions are based on various assumptions and on the factual representations of the Company concerning its business and assets. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "--Termination or Revocation of REIT Status" below.

  The opinions of Special Tax Counsel are based upon existing law including the Internal Revenue Code of 1986, as amended, existing Treasury Regulations, Revenue Rulings, Revenue Procedures, proposed regulations and case law, all of which is subject to change either prospectively or retroactively. Moreover, relevant laws or other legal authorities may change in a manner that could adversely affect the Company or its stockholders. Special Tax Counsel's opinions also are based in part on the opinion of special Maryland counsel, Piper & Marbury L.L.P., that the Company is duly organized and existing under Maryland law.

  In the event that the Company does not qualify as a REIT in any year, it will be subject to federal income tax as a domestic corporation and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. To the extent that the Company would, as a consequence, be subject to potentially significant tax liabilities, the amount of earnings and cash available for distribution to its stockholders would be reduced. See "-- Termination or Revocation of REIT Status" below.

REQUIREMENTS FOR QUALIFICATION AS A REIT

  To qualify for tax treatment as a REIT under the Code, the Company must meet certain tests which are described immediately below.

  Stock Ownership Tests. For all taxable years after the first taxable year for which a REIT election is made, the Company's shares of Common Stock must be transferable and must be held by a minimum of 100 persons for at least 335 days of a 12 month year (or a proportionate part of a short tax year). The Company must also use the calendar year as its taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of the shares of any class of the stock of the Company may be owned directly or indirectly by five or fewer individuals. If, for any taxable year, the Company complies with regulations requiring the maintenance of records to ascertain ownership of its outstanding stock and the Company does not know or have reason to know that it failed to satisfy this test, it will be treated as satisfying this test for any such taxable year. In determining whether the Company's shares are held by five or fewer individuals, the attribution rules of Sections 544 of the Code apply. For a description of these attribution rules, see "Description of Capital Stock." The Company's Charter impose certain repurchase provisions and transfer restrictions to avoid more than 50% by value of any class of the Company's stock being held by five or fewer individuals (directly or constructively) at any time during the last half of any taxable year. Such repurchase and transfer restrictions will not cause the stock not to be treated as "transferable" for purposes of

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

qualification as a REIT. The Company intends to satisfy both the 100 stockholder and 50%/5 stockholder individual ownership limitations described above for as long as it seeks qualification as a REIT. See "Description of Capital Stock." The Company will use the calendar year as its taxable year for income tax purposes.

  Asset Tests. On the last day of each calendar quarter at least 75% of the value of the Company's assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items (the "75% of Assets Test"). The Company expects that substantially all of its assets will be Qualified REIT Real Estate Assets. Qualified REIT Real Estate Assets include interests in real property, interests in Mortgage Loans secured by real property and interests in REMICs.

  On the last day of each calendar quarter, of the investments in securities not included in the 75% of Assets Test, the value of any one issuer's securities may not exceed 5% by value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities. Hedging contracts (other than those which are Qualified REIT Real Estate Assets) and certain types of other Mortgage Assets may be treated as securities of the entity issuing such agreements or interests. The Company will take measures to prevent the value of such contracts, interests or assets issued by any one entity to exceed 5% of the value of the Company's assets as of the end of each calendar quarter. Moreover, pursuant to its compliance guidelines, the Company intends to monitor closely (on not less than a quarterly basis) the purchase and holding of the Company's assets in order to comply with the above assets tests. In particular, as of the end of each calendar quarter the Company intends to limit and diversify its ownership of hedging contracts and other Mortgage Securities that do not constitute Qualified REIT Real Estate Assets to less than 25%, in the aggregate, by value of its portfolio, to less than 5% by value as to any single issuer, and to less than 10% of the voting stock of any single issuer (collectively the "25% of Assets Test"). If such limits are ever exceeded, the Company intends to take appropriate remedial action to dispose of such excess assets within the 30-day period after the end of the calendar quarter, as permitted under the Code.

  When purchasing Mortgage Securities, the Company may rely on certain opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities (and the income therefrom) constitute Qualified REIT Real Estate Assets (and income) for purposes of the 75% of Assets Test (and the source of income tests discussed below). If the Company invests in a partnership, it will be treated as receiving its share of the income and loss of the partnership and owning a proportionate share of the assets of the partnership and any income from the partnership will retain the character that it had in the hands of the partnership. If the Company forms a taxable affiliate to conduct mortgage origination and other activities, it will obtain an opinion of counsel that the proposed organization and ownership of an interest in the taxable affiliate will not adversely affect the Company's status as a REIT.

  Where a failure to satisfy any of the asset tests discussed above results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. The Company intends to maintain adequate records of the value of its assets to determine its compliance with the asset tests, and intends to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.

  Gross Income Tests. The Company must meet two separate income-based tests for each year in order to qualify as a REIT.

  1. THE 75% TEST. At least 75% of the Company's gross income (the "75% of Income Test") for the taxable year must be derived from the following sources:
(i) rents from real property, (ii) interest (other than interest based in whole or in part on the income or profits of any person) on obligations secured by mortgages of real property or on interests in real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages other than gain from stock in trade, inventory or property held primarily for sale to customers in the ordinary course of the Company's trade or business ("Dealer Property"); (iv)

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

dividends or other distributions on shares in other REITs and, provided such shares are not Dealer Property, gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property or as a result of a default under a lease of such property ("Foreclosure Property"); (vii) income received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property) (for example, commitment fees); (viii) gain from the sale of other disposition of a real estate asset which is not a prohibited transaction; and (ix) income attributable to stock or debt instruments acquired with the proceeds from the sale of stock or certain debt obligations ("New Capital") of the Company received during the one-year period beginning on the day such proceeds were received ("Qualified Temporary Investment Income"). The investments that the Company intends to make (as described under "Business and Strategy--Description of Mortgage Assets to be Acquired") will give rise primarily to mortgage interest qualifying under the 75% of Income Test.

  2. THE 95% TEST. In addition to deriving 75% of its gross income from the sources listed above, at least an additional 20% of the Company's gross income for the taxable year must be derived from those sources, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (the "95% of Income Test"). Income attributable to Mortgage Warehouse Participations. Mortgage Securities (other than Qualified REIT Real Estate Assets) that the Company holds directly, dividends on stock interest on any other obligations not secured by real property, and gains from the sale or disposition of stock or other securities that are not Qualified REIT Real Estate Assets will constitute qualified income for purposes of the 95% of Income Test only, but will not be qualified income for purposes of the 75% of Income Test. Income from mortgage servicing contracts, loan guarantee fees (or other contracts under which the Company would earn fees for performing services) and hedging (other than from Qualified REIT Real Estate Assets) will not qualify for either the 95% or 75% of Income Tests. The Company intends to severely limit such income and its acquisition of any assets or investments the income from which does not qualify for purposes of the 95% of Income Test. Moreover, in order to help ensure compliance with the 95% of Income Test and the 75% of Income Test, the Company intends to limit substantially all of the assets that it acquires to Qualified REIT Real Estate Assets. The policy of the Company to maintain REIT status may limit the type of assets, including hedging contracts, that the Company otherwise might acquire.

  For purposes of determining whether the Company complies with the 75% of Income Test and the 95% of Income Test detailed above, gross income does not include gross income from "Prohibited Transactions." A "Prohibited Transaction" is one involving a sale of Dealer Property, other than Foreclosure Property. Net income from Prohibited Transactions is subject to a 100% tax. See "--Taxation of the Company" below.

  The Company intends to maintain its REIT status by carefully monitoring its income, including income from hedging transactions, futures contracts and sales of Mortgage Assets to comply with the 75% of Income Test and the 95% of Income Test. In order to help assure its compliance with the REIT Provisions of the Code, the Company will adopt guidelines the effect of which will be to limit its ability to earn certain types of income. See "Business and Strategy--Operating Policies and Policies." If the Company fails to satisfy one or both of the 75% or 95% of Income Tests for any year, it may face either
(a) assuming such failure was for reasonable cause and not willful neglect, a 100% tax on the greater of the amounts of income by which it failed to comply with the 75% of Income Test or the 95% of Income Test, reduced by estimated related expenses or (b) loss of REIT status. There can be no assurance that the Company will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. Moreover, there is no assurance that the relief provisions for a failure to satisfy either the 95% or the 75% of Income Tests will be available in any particular circumstance.

  Distribution Requirement. The Company must distribute to its stockholders on a pro rata basis each year an amount equal to (i) 95% of its Taxable Income before deduction of dividends paid and excluding net capital gain, plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, less (iii) any excess noncash income (the "95% Distribution Test"). See "Distribution

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

Policy." The Company intends to make distributions to its stockholders in amounts sufficient to meet this 95% distribution requirement. Such distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the Company's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year. A nondeductible excise tax, equal to 4% of the excess of such required distributions over the amounts actually distributed will be imposed on the Company for each calendar year to the extent that dividends paid during the year (or declared during the last quarter of the year and paid during January of the succeeding year) are less than the sum of (i) 85% of the Company's "ordinary income," (ii) 95% of the Company's capital gain net income, and (iii) income not distributed in earlier years.

  The Service has ruled that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions qualify under the 95% distribution test. The Company intends that the terms of the DRP which it intends to adopt in the future will comply with this ruling. See "Dividend Reinvestment Plan."

  If the Company fails to meet the 95% Distribution Test as a result of an adjustment to the Company's tax returns by the Service, the Company by following certain requirements set forth in the Code, may pay a deficiency dividend within a specified period that will be permitted as a deduction in the taxable year to which the adjustment is made. The Company would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file a timely tax return.

  Recordkeeping Requirements. A REIT is required to maintain records regarding the actual and constructive ownership of its shares, and other information, and within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's shares (e.g., if the Company has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of the Company's outstanding shares of stock and if the Company has 200 or fewer stockholders of record, from persons holding 1/2% or more of the stock) regarding their ownership of shares. The Company must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth the actual stock ownership and other information. The Company also is required to maintain permanent records of its assets as of the last day of each calendar quarter. The Company intends to maintain the records and demand statements as required by these Treasury Regulations.

TERMINATION OR REVOCATION OF REIT STATUS

  The Company's election to be treated as a REIT will be terminated automatically if it fails to meet the requirements described above. In that event, the Company will not be eligible again to elect REIT status until the fifth taxable year that begins after the year for which its election was terminated unless all of the following relief provisions apply: (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) inclusion of incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not willful neglect. The Company may also voluntarily revoke its election, although it has no intention of doing so, in which event it will be prohibited, without exception, from electing REIT status for the year to which the revocation relates and the following four taxable years.

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders of the Company with respect to any year in which it fails to qualify as a REIT would not be deductible by the Company nor would such distributions be required to be made. Failure to qualify as a REIT would result in a reduction of the Company's distributions

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

to stockholders in order to pay the resulting taxes. If, after forfeiting REIT status, the Company later qualifies and elects to be taxed as a REIT again, the Company could face significant adverse tax consequences.

TAXATION OF THE COMPANY

  In any year in which the Company qualifies as a REIT, it generally will not be subject to federal income tax on that portion of its Taxable Income or net capital gain which is distributed to its stockholders. The Company will, however, be subject to tax at normal corporate rates upon any Net Income or net capital gain not distributed. The Company intends to distribute at least 95% of its Taxable Income to its stockholders on a pro rata basis in each year. See "Distribution Policy."

  In addition, the Company will also be subject to a tax of 100% of net income from any prohibited transaction and will be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% of Income Tests, reduced by estimated related expenses, if the failure to satisfy such tests is due to reasonable cause and not willful neglect and if certain other requirements are met. The Company may be subject to the alternative minimum tax on certain items of tax preference.

  If the Company acquires any real property as a result of foreclosure, or by a deed in lieu of foreclosure, it may elect to treat such real properly as Foreclosure Property. Net income from the sale of Foreclosure Property is taxable at the maximum federal corporate rate, currently 35%. Income from Foreclosure Property will not be subject to the 100% tax on prohibited transactions. The Company has the right determine whether to treat such real properly as Foreclosure Property on the tax return for the fiscal year in which such property is acquired.

  If the Company itself were to sell Mortgage Securities on a regular basis, there is a substantial risk that such Mortgage Securities would be deemed Dealer Property with all of the profits from such sales subject to tax at the rate of 100% as income from prohibited transactions. However, the Company, subject to limitations, may invest in taxable subsidiaries which themselves may securitize Mortgage Loans and sell such Mortgage Securities without being subject to this 100% tax on income derived from prohibited transactions, as such a tax is only applicable to a REIT. See "--Taxable Subsidiaries" below.

  The Company may elect to retain and pay income tax on all or a portion of its net long-term capital gains for any taxable year, in which case the Company's stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. The stockholders would be treated as having paid their proportionate share of the capital gains tax paid by the Company, which amounts would be credited or refunded to the stockholders.

  The Company will also be subject to a nondeductible 4% excise tax if it fails to make timely dividend distributions for each calendar year. See "-- Requirements for Qualification as a REIT--Distribution Requirement" above. The Company intends to declare its fourth regular annual dividend, as well as a fifth special dividend, if any, during the final quarter of the year and to make such dividend distribution no later than 31 days after the end of the year in order to avoid imposition of the excise tax. Such a distribution would be taxed to the stockholders in the year that the distributions were declared, not in the year paid. Imposition of the excise tax on the Company would reduce the amount of cash available for distribution to its stockholders.

TAXABLE SUBSIDIARIES

  The Company may, in the future, cause the creation and sale of Mortgage Securities through a taxable corporation. The Company and one or more persons or entities will own all of the capital stock of that taxable corporation, sometimes referred to as a "taxable subsidiary." In order to ensure that the Company will not violate the prohibition on ownership of more than 10% of the voting stock of a single issuer and the prohibition on investing more than 5% of the value of its assets in the stock or securities of a single issuer, the

Company will own only shares of nonvoting preferred stock of that taxable subsidiary corporation and will not own any of the taxable subsidiary's common stock. The Company will monitor the value of its investment in the taxable subsidiary on a quarterly basis to limit the risk of violating any of the tests that comprise the 25% of Assets Test. In addition, the dividends that the taxable subsidiary pays to the Company will not qualify as income from Qualified REIT Real Estate Assets for purposes of the 75% of Income Test, and in all events would have to be limited, along with the Company's other interest, dividends, gains on the sale of securities, hedging income, and other income not derived from Qualified REIT Real Estate Assets to less than 25% of the Company's gross revenues in each year. The taxable subsidiary will not elect REIT status, will be subject to income taxation on its net earnings and will generally be able to distribute only its net after-tax earnings to its stockholders, including the Company, as dividend distributions. If the taxable subsidiary creates a taxable mortgage pool, such pool itself will constitute a separate taxable subsidiary of the taxable subsidiary. The taxable subsidiary would be unable to offset the income derived from such a taxable mortgage pool with losses derived from any other activities.

TAXATION OF STOCKHOLDERS

  For any taxable year in which the Company is treated as a REIT for federal income tax purposes, amounts distributed by the Company to its stockholders out of current or accumulated earnings and profits will be includable by the stockholders as ordinary income for federal income tax purposes unless such distributions are properly designated by the Company as capital gain dividends. In the latter case, the distributions will be taxable to the stockholders as long-term capital gains. Any loss on the sale or exchange of shares of the Common Stock held by a stockholder for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividend received on the Common Stock by such stockholders.

  Distributions by the Company will not be eligible for the dividends received deduction for corporations. Stockholders may not deduct any net operating losses or capital losses of the Company. If the Company makes distributions to its stockholders in excess of its current and accumulated earnings and profits, those distributions will be considered first as a tax-free return of capital, reducing the tax basis of a stockholder's shares until the tax basis in such shares is zero. Thereafter, distributions in excess of the tax basis will be taxable as gain realized from the sale of the Company's stock.

  The Company will notify stockholders after the close of the Company's taxable year as to the portions of the distributions which constitute ordinary income and the portions that constitute either return of capital or capital gain. Dividends and distributions declared in the last quarter of any year payable to stockholders of record on a specified date in such month will be deemed to have been received by the stockholders and paid by the Company on December 31 of the record year, provided that such dividends are in fact paid before February 1 of the following year.

  The Company does not expect to acquire residual interests issued by REMICs. Such residual interests, if acquired by a REIT, may generate excess inclusion income. Excess inclusion income cannot be offset by net operating losses of a stockholder. If the stockholder is a Tax-Exempt Entity, the excess inclusion income is fully taxable as UBTI. If allocated to a foreign stockholder, the excess inclusion income is subject to federal income tax withholding without reduction pursuant to any otherwise applicable tax treaty. Potential investors, and in particular Tax-Exempt Entities, are urged to consult with their tax advisors concerning this issue.

  The Company intends to finance the acquisition of Mortgage Assets by entering into, among other things, reverse repurchase agreements, which are essentially loans secured by the Company's Mortgage Assets. The Company may enter into master repurchase agreements with secured lenders known as "Counter-parties." Typically, such master repurchase agreements have cross-collateralization provisions that afford the counter-party the right to foreclose on the Mortgage Assets pledged as collateral. If the Service were to successfully take the position that the cross-collateralization provisions of the master repurchase agreements result in the Company having issued debt instruments (the reverse repurchase agreements) with differing maturity dates secured by a pool of Mortgage Loans, a portion of its income could be characterized as "excess inclusion income." See "Risk Factors--Risk of Adverse Tax Treatment of Excess Inclusion Income."

TAXATION OF TAX-EXEMPT ENTITIES

  In general, a Tax-Exempt Entity that is a stockholder of the Company is not subject to tax on distributions. The Service has ruled that amounts distributed by a REIT to an exempt employees' pension trust do not constitute UBTI and thus should be nontaxable to such a Tax-Exempt Entity. Based on that ruling, but subject to the discussion of excess inclusion income set forth under "--Taxation of Stockholders" above, indebtedness incurred by the Company in connection with the acquisition of real estate assets such as Mortgage Loans will not cause dividends of the Company paid to a stockholder that is a Tax-Exempt Entity to be UBTI. However, if a Tax-Exempt Entity has financed the acquisition of any of its stock in the Company with "acquisition indebtedness," within the meaning of the Code, distributions on such stock could be treated as UBTI. Under certain conditions, if a tax-exempt employee pension or profit sharing trust were to acquire more than 10% of the Company's stock, a portion of the dividends on such stock could be treated as UBTI.

  For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such entities should review Code
Section 512(a)(3) and should consult their own tax advisors concerning these "set aside" and reserve requirements.

STATE AND LOCAL TAXES

  The Company and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Common Stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO FOREIGN HOLDERS

  The following discussion summarizes certain United States tax consequences of the acquisition, ownership and disposition of the Common Stock by an initial purchaser of the Common Stock that, for United Stares income tax purposes, is not a "United States person" (a "Foreign Holder"). For purposes of discussion, a United States persons means: a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, the Service provides otherwise by regulations); an estate whose income is includable in gross income for United States income tax purposes regardless of its source; or, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not consider any specific facts or circumstances that may apply to a particular Foreign Holder. Prospective investors are urged to consult their tax advisors regarding the United States tax consequences of acquiring, holding and disposing of the Common Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

  Dividends. Dividends paid by the Company out of earnings and profits, as determined for United States income tax purposes, to a Foreign Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business conducted by the Foreign Holder. A Foreign Holder eligible for a reduction in withholding under an applicable treaty must so notify the Company by completing the appropriate IRS form. Distributions paid by the Company in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his Common Stock, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the Company's earnings and profits, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Foreign Holder's United States tax liability if the Company subsequently determines that such distribution was, in fact, in excess of the earnings and profits of the Company. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Foreign Holder, the dividend received by such holder will be subject to the same United States federal income tax on net income that applies to United States persons generally (and, with respect to foreign corporate holders and under certain circumstances, the 30% branch profits tax).

  For any year in which the Company qualifies as a REIT, distributions to a Foreign Holder that are attributable to gain from the sales or exchanges by the Company of "United States real property interests" will be treated as if such gain were effectively connected with a United States business and will thus be subject to tax at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. The Company is required to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. This amount may be credited against the Foreign Holder's FIRPTA tax liability.

  Gain on Disposition. A Foreign Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of the Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Foreign Holder, (ii) in the case of a Foreign Holder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days (computed in part by reference to days present in the 2 prior years) in the taxable year and certain other requirements are met, or (iii) the Foreign Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a United States business will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Foreign Holders should consult applicable treaties, which may provide for different rules.

  Gain recognized by a Foreign Holder upon a sale of its Common Stock will generally not be subject to tax under FIRPTA if the Company is a "domestically controlled REIT," which is defined generally as a REIT in which at all tines during a specified testing period less than 50% in value of its shares were held directly or indirectly by non-U.S. persons. Because only a minority of the Company's stockholders are expected to be Foreign Holders, the Company anticipates that it will qualify as a "domestically controlled REIT." Accordingly, a Foreign Holder should not be subject to U.S. tax from gains recognized upon disposition of the Common Stock. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT."

  Information Reporting and Backup Withholding. Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on the Common Stock to a Foreign Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Common Stock is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Foreign Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the Common Stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that establishes that the holder is a Foreign Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Foreign Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

  These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Common Stock could be changed by future regulations.

NEW TAX LEGISLATION

  On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (the "1997 Act"). Effective for taxable years beginning after the date of the enactment of the 1997 Act, the 1997 Act, among other things, (i) extends the current two-year period during which property acquired at or in lieu of foreclosure of the mortgage secured by such property (or as a result of a default under a lease of such property) may be treated as Foreclosure Property to the close of the third taxable year following the taxable year during which such property was acquired, (ii) expands the types of interest rate hedges that may be treated as Qualified Hedges, and (iii) reduces the maximum federal long-term capital gains rate applicable to individuals to 20%.

                             ERISA CONSIDERATIONS

  In considering an investment in the Common Stock, a fiduciary of a profit-sharing, pension stock bonus plan, or individual retirement account ("IRA"), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to Prohibited Transaction provisions of the Code or the fiduciary responsibility provisions of ERISA (an "ERISA Plan") should consider (a) whether the ownership of Common Stock is in accordance with the documents and instruments governing such ERISA Plan, (b) whether the ownership of Common Stock is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (c) ERISA's prohibitions in improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary and (d) the need to value the assets of the ERISA Plan annually.

  With regard to the "plan assets" issue noted in clause (c) above, Counsel is of the opinion that, effective as of the date of the closing of the Offering and the listing of the shares of Common Stock on the American Stock Exchange, and based on certain representations of the Company, the Common Stock should qualify as a "publicly offered security," and, therefore, the acquisition of such Common Stock by ERISA Plans should not cause the Company's assets to be treated as assets of such investing ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code. Fiduciaries of ERISA Plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary provisions of ERISA and the Code of an investment in Common Stock in light of their own circumstances.

                          DIVIDEND REINVESTMENT PLAN

  The Company anticipates adopting in the future a dividend investment plan for stockholders who wish to reinvest their dividend distributions in additional shares of Common Stock. Stockholders owning 100 or more shares of Common Stock will be eligible to participate in the DRP. Pursuant to the DRP, dividends paid with respect to shares of the Company's Common Stock owned by participants in the DRP will be automatically invested in additional shares of Common Stock on the dividend payment date or not later than 15 days thereafter at the DRP Purchase Price, which is 97% of the then current market price of the Common Stock. Continental Stock Transfer & Trust Company, the Company's transfer agent, will act as the trustee and administrator of the DRP (the "Agent"). All dividends and cash distributions paid with respect to the Common Stock owned by participants in the DRP will be paid directly to the Agent. Dividends not immediately reinvested on the payment date will be held in a non-interest bearing account pending the investment in the Common Stock not later than 15 days thereafter. If the dividend paid to any stockholder is not sufficient to purchase a whole number of shares of Common Stock, such stockholder will be credited with fractional shares, computed to four decimal places. DRP participants will generally be treated as having received a taxable cash distribution or a taxable stock distribution, depending on whether the Common Stock purchased with the reinvested dividends is purchased in the open market or directly from the Company, respectively.

  Shares of Common Stock will be acquired by the Agent in transactions on the open market or purchased directly from the Company at the option of the Company. All brokerage commissions and fees, if any, will be paid by participants in the DRP from the amount of the dividend or distribution. No brokerage commissions or discounts or fees will be paid to the Company with respect to the purchase of Common Stock directly from the Company. To the extent shares of Common Stock are not available for purchase, the Agent will distribute the cash to participants in the DRP.

  Stockholders will not be automatically enrolled in the DRP. Each stockholder desiring to participate must complete and deliver to the Agent an enrollment form, which will be sent to each eligible stockholder following this Offering and the registration under the Securities Act of the shares to be offered by the Company pursuant to the DRP. Participation in the DRP will commence with all dividends and distributions payable after receipt of a participant's authorization, provided that the authorization must be received by the Agent prior to the record date for any dividends in order for any stockholder to be eligible for reinvestment of such dividends. A participant may terminate participation in the DRP at any time upon delivery of a written notice to that effect to the Agent, provided that the termination notice must be received by the Agent at least two business days prior to the record date for any dividends in order for the termination to be effective with respect to such dividends. Upon termination, the Agent will send to the participant certificates evidencing the whole shares in the participant's account and a check for any fractional shares based on the current market value of the Common Stock on the date of termination.

  Participants will be sent detailed statements showing the amount of dividends or distributions received, the number and price of shares of the Common Stock purchased for their accounts and the total number of shares held by the Agent for their accounts. Tax information for each calendar year of the DRP will be sent to participants by the Agent.

  The DRP may be amended by the Board of Directors provided that notice of such amendment is sent to participants not later than 10 days prior to the effective date thereof. Any such amendment will be effective only with respect to dividends or distributions paid subsequent to the delivery of such notice. The Board of Directors may terminate the DRP for any reason by delivering notice thereof to all participants.

  The shares issuable by the Company pursuant to the DRP proposed to be adopted are not being registered by means of the Registration Statement of which this Prospectus forms a part. To the extent the Company adopts the DRP and such shares are issued by the Company, such shares will be registered under the Securities Act by means of a separate registration statement.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), represented by Advest, Inc. and Cruttenden Roth Incorporated (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell, the respective number of shares of Common Stock set forth opposite their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the shares if any are purchased.

                                                                       NUMBER OF
                                                                       SHARES TO
                                                                          BE
                                                                       PURCHASED
                                                                       ---------
     UNDERWRITER
     -----------
     Advest, Inc. ....................................................
     Cruttenden Roth Incorporated.....................................
                                                                       ---------
       Total.......................................................... 3,000,000
                                                                       =========

  The several Underwriters, through the Representatives, have advised the Company that they propose to offer the shares to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to selected dealers a concession of not more than
$       per share; and the Underwriters may allow, and such dealers may
reallow, a concession of not more than $        per share to certain other
dealers. After the shares of Common Stock are released for sale to the public, the public offering price, concession and reallowance may be changed. No change in such terms shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

  The Company has granted the Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 450,000 additional shares solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount. If the Underwriters exercise this option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares to be purchased by it shown in the foregoing table bears to the shares initially offered hereby.

  In connection with this Offering, the Company has agreed to pay Cruttenden Roth Incorporated a financial advisory fee of $50,000.

  The Company and its stockholder have agreed that, for a period of 180 days from the date of this Prospectus, they will not, without the prior written consent of the Representatives, which consent may be withheld in their sole discretion, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, transfer, pledge or otherwise hypothecate any shares of Common Stock or any security convertible into Common Stock, except for options granted pursuant to the Company's Stock Option and Awards Plan, provided that such options or awards shall not vest, or the Company shall obtain the written consent of the grantee not to transfer such shares, until the end of such 180 day period.

  Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price will be determined by negotiation between the Company and the Representatives and may not bear any relation to the book value or assets of the Company or any other recognized criteria of value. Among the factors considered in such negotiations, in addition to prevailing market conditions, are the Company's future prospects, the experience of its management, the economic condition of the financial services industry in general, the demand for similar securities of companies considered comparable to the Company and other relevant factors. There can be no assurance, however, that an active trading market will develop for the Common Stock or that the shares of Common Stock sold in the public market after the Offering will not be lower than the price at which they are sold by the Underwriters.

  In connection with the Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with the Securities Exchange Act of 1934 pursuant of which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwrites by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such shares of Common Stock or may exercise the Underwriters' over-allotment option referred to above. In addition, the Representatives, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from Underwriters (or dealers participating in the Offering), for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in stabilization or syndicate covering transactions or otherwise. Any of these activities may stabilize or maintain the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, and if they are undertaken they may be discontinued at any time.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

  Certain of the Underwriters may from time to time in the future enter into reverse repurchase agreements or other financing arrangements with the Company to finance the purchase of Mortgage Assets.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Allen, Matkins, Leck, Gamble & Mallory LLP, Los Angeles, California, and certain legal matters with respect to Maryland law, including the validity of the issuance of the Shares offered hereby, will be passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland. Certain legal matters will be passed upon for the Underwriters by Freshman, Marantz, Orlanski, Cooper & Klein, Beverly Hills, California.

                                    EXPERTS

  The balance sheet of the Company as of January 31, 1998, included in this Prospectus, has been examined by McGladrey & Pullen, LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and has been included in reliance on their report upon their authority as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. A copy of the Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, NY 10048. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http:/www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  The Company intends to furnish the holders of Common Stock with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of the year.

                                   GLOSSARY

  There follows an abbreviated definition of certain capitalized terms used in this Prospectus.

  "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities.

  "Agency Certificates" means GNMA ARM Certificates, Fannie Mae ARM Certificates and FHLMC ARM Certificates.

  "ARM" means a Mortgage Loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic and lifetime interest rate and/or payment caps.

  "Average Net Invested Assets" means for any period the difference between
(i) the aggregate book value of the consolidated assets of the Company and its subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves and (ii) the book value of average debt associated with the Company's ownership of Mortgage Assets, computed by taking the average of such net values at the end of each month during such period.

  "Average Net Worth" means for any period the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

  "Bankruptcy Code" means Title 11 of the United States Code, as amended.

  "Bylaws" means the bylaws of the Company, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  "Charitable Beneficiaries" means a charitable beneficiary of a Trust.

  "Charter" means the charter of the Company, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if such shares are not listed or admitted to trading on the American Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the

Company's Board of Directors or, in the event that no trading pace is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

  "CMOs" means variable-rate debt obligations (bonds) that are collateralized by mortgage loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination which are characteristics designed for the investment objectives of different bond purchasers. The Company will only acquire CMOs that constitute beneficial interests in grantor trusts holding Mortgage Loans, or regular interests issued by REMICs, or that otherwise constitute Qualified REIT Real Estate Assets (provided that the Company has obtained a favorable opinion of counsel or a ruling from the Service to that effect).

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Collateral" means Mortgage Assets, debt service funds and reserve funds, insurance policies, servicing agreements or master servicing agreements.

  "Commission" means the Securities and Exchange Commission.

  "Commitments" means commitments issued by the Company which will obligate the Company to purchase Mortgage Assets from or sell them to the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

  "Common Stock" means the Company's shares of Common Stock, $0.01 par value per share.

  "Company" means Anworth Mortgage Asset Corporation, a Maryland corporation.

  "Conforming Mortgage Loans" means conventional Mortgage Loans that either comply with requirements for inclusion in credit support programs sponsored by FHLMC, Fannie Mae or GNMA or are FHA or VA Loans, all of which are secured by first mortgages or deeds of trust on single-family (one to four units) residences.

  "Control Shares" means voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

  "Control Share Acquisition" means the acquisition of control shares, subject to certain exceptions.

  "Counsel" means Allen, Matkins, Leck, Gamble & Mallory LLP.

  "Counter-party" means a third-party financial institution with which the Company enters into an interest rate cap agreement or similar agreement.

  "Dealer Property" means real property and real estate mortgages other than stock in trade, inventory or property held primarily for sale to customers in the ordinary course of the Company's trade or business.

  "Dollar-Roll Agreement" means an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or substantially similar security on a specified future date.

  "DRP" means the dividend reinvestment plan which the Company anticipates adopting.

  "11th District Cost of Funds Index" means the index made available monthly by the Federal Home Loan Bank Board of the cost of funds to members of the Federal Home Loan Bank 11th District.

  "ERISA" means the Employee Retirement Income Security Act of 1974.

  "ERISA Plan" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

  "Excess Servicing Rights" means contractual rights to receive a portion of monthly mortgage payments of interest remaining after those payments of interest have already been applied, to the extent required, to Pass-Through Certificates and the administration of mortgage servicing. The mortgage interest payments are secured by an interest in real property.

  "Excess Shares" means the number of shares of capital stock held by any person or group of persons in excess of 9.8% of the outstanding shares.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

  "Fannie Mae" means the Federal National Mortgage Association.

  "Fannie Mae Certificates" means guaranteed mortgage Pass-Through Certificates issued by Fannie Mae either in certified or book-entry form.

  "FHA" means the United States Federal Housing Administration.

  "FHA Loans" means Mortgage Loans insured by the FHA.

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

  "First Loss Subordinated Bonds" means any bonds that bear the "first loss" from losses incurred in respect of Mortgage Assets upon foreclosure sales and other liquidations of underlying mortgaged properties that result in failure to recover all amounts due on the loans secured thereby.

  "Foreclosure Property" means property acquired at or in lieu of foreclosure of that mortgage secured by such property or a result of a default under a lease of such property.

  "Foreign Holder" means an initial purchaser of Common Stock that, for United States tax purposes, is not a United States person.

  "GNMA" means the Government National Mortgage Association.

  "GNMA Certificates" means fully modified pass-through mortgage backed certificates guaranteed by GNMA and issued either in certificated or book-entry form.

  "Housing Act" means the National Housing Act of 1934, as amended.

  "HUD" means the Department of Housing and Urban Development.

  "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the ten-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

  "Interest Only Derivatives" mean Mortgage Derivative Securities representing the right to receive interest only or a disproportionately large amount of interest.

  "Inverse Floaters" means a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR or the 11th District Cost of Funds Index. Income floaters have coupon rates that typically change at a multiple of the changes at the relevant index rate. Any rise in the index rate (as a consequence of an increase in interest rates) causes a drop in the coupon rate of an Inverse Floater while any drop in the index rate causes an increase in the coupon of an Inverse Floater.

  "Investment Company Act" means the Investment Company Act of 1940, as amended.

  "Investment Grade" means a security rating of BBB or better by Standard & Poor's or Baa or better by Moody's Investors Service, Inc., or, as to unrated Pass-Through Certificates and CMOs backed by single-family or multi-family properties, a determination that the security is of comparable quality (by the rating of at least one of the Rating Agencies) to a rated Investment Grade security on the basis of credit enhancement features that meet Investment Grade credit criteria approved by the Company's Board of Directors, including approval by a majority of the Unaffiliated Directors.

  "IRAs" means Individual Retirement Accounts.

  "ISOs" means incentive stock options granted under the Stock Option and Awards Plan which meet the requirements of Section 422 of the Code.

  "Issuers" means those entities that issue Mortgage Securities, including trusts or subsidiaries organized by the Company and Affiliates of the Manager.

  "Keogh Plans" means H.R. 10 Plans.

  "LIBOR" means London-Inter-Bank Offered Rate.

  "Limited Investment Assets" means Mortgage Assets that are less than Primary, including (i) Mortgage Loans, (ii) Pass-Through Certificates and CMOs which are not Primary but are backed by single-family residential mortgage loans, (iii) Pass-Through Certificates and CMOs backed by loans on commercial, multi-family or other real estate-related properties if they are at least "Investment Grade" and (iv) Other Mortgage Securities. Limited Investment Assets may not comprise more than 30% of the Company's total assets.

  "Management" means the Company's and the Manager's management team.

  "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain fees.

  "Manager" means Anworth Mortgage Advisory Corporation, a California corporation.

  "Master Servicer" means an entity that will administer and supervise the performance by servicers of the duties and responsibilities under Servicing Agreements in respect of the Collateral for a series of Mortgage Securities.

  "MGCL" means the Maryland General Corporation Law as amended.

  "Mortgage Assets" means (i) Mortgage Securities, (ii) Mortgage Loans and
(iii) Short-Term Investments. All Mortgage Securities and Mortgage Loans shall be Qualified REIT Real Estate Assets.

  "Mortgage Derivative Securities" means Mortgage Securities which provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans. The Company will only acquire Mortgage Derivative Securities that constitute beneficial interests in grantor trusts holding Mortgage Loans, or are regular interests issued by REMICs, or that otherwise constitute Qualified REIT Real Estate Assets (provided the Company has obtained a favorable opinion of counsel to that effect).

  "Mortgage Loans" means Conforming and Nonconforming Mortgage Loans, FHA Loans and VA Loans. All Mortgage Loans to be acquired by the Company will be ARMs and will be secured by first mortgages or deeds of trust on single-family (one-to-four units) residential properties.

  "Mortgage Securities" means (i) Pass-Through Certificates, (ii) CMOs and
(iii) Other Mortgage Securities.

  "Mortgage Suppliers" means mortgage bankers, savings and loan associations, investment banking firms, banks, home builders, insurance companies and other concerns or lenders involved in mortgage finance and their Affiliates.

  "Mortgage Warehouse Participations" means participations in lines of credit to mortgage originators that are secured by recently originated Mortgage Loans which are in the process of being either securitized or sold to permanent investors.

  "Net Cash Flows" means the difference between (i) the cash flows on Mortgage Assets together with reinvestment income thereon and (ii) borrowing and financing costs of the Company.

  "Net Income" means the taxable income of the Company before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Code in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles.

  "New Capital" means the proceeds from the sale of stock or certain debt obligations.

  "Nonconforming Mortgage Loans" means conventional Mortgage Loans that do not conform to one or more requirements of FHA, FHLMC, Fannie Mae, GNMA or VA for participation in one or more of such agencies' mortgage loan credit support programs, such as the principal amounts financed or the underwriting guidelines used in making the loan.

  "Offering" means the 3,000,000 shares offered through the Underwriters in connection with this Prospectus.

  "One-Year U.S. Treasury Rate" means average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of one year) as published weekly by the Federal Reserve Board during a yearly period.

  "Other Mortgage Securities" means securities representing interests in, or secured by Mortgages on, real property other than Pass-Through Certificates and CMOs and may include non-Primary certificates and other securities collateralized by single-family loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgage-collateralized obligations.

  "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinated Interests evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders' respective, undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family, multi-family, commercial and/or other real estate related properties.

  "PIA" means Pacific Income Advisers, Inc., a Delaware corporation.

  "Primary" means either (i) securities which are rated within one of the two highest rating categories by at least one of the Rating Agencies, or (ii) securities that are unrated but are obligations of the United States or obligations guaranteed by the United States government or an agency of the United States government.

  "Principal Only Derivatives" means Mortgage Derivative Securities representing the right to receive principal only or a disproportionate amount of principal.

  "Privately Issued Certificates" means mortgage participation certificates issued by certain private institutions. These securities entitle the holder to receive a pass-through of principal and interest payments in the underlying pool of Mortgage Loans and are issued or guaranteed by the private institution.

  "Prohibited Transaction" means a transaction involving a sale of Dealer Property, other than Foreclosure Property.

  "Qualified Hedges" means bona fide interest rate swap or cap agreements entered into by the Company to hedge short-term indebtedness only that the Company incurred to acquire or carry Qualified REIT Real Estate Assets and any futures and options, or other investments (other than Qualified REIT Real Estate Assets) made by the Company to hedge its Mortgage Assets or borrowings that have been determined by a favorable opinion of counsel to generate qualified income for purposes of the 95% source of income test applicable to REITs.

  "Qualifying Interests in Real Estate" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

  "Qualified REIT Real Estate Assets" means Pass-Through Certificates, Mortgage Loans, Agency Certificates, and other assets of the type described in
Section 856(c)(6)(B) of the Code.

  "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

  "Qualified Temporary Investment Income" means income attributable to stock or debt instruments acquired with new capital of the Company received during the one-year period beginning on the day such proceeds were received.

  "Rating Agencies" means either Standard & Poor's or Moody's.

  "REIT" means Real Estate Investment Trust.

  "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

  "REMIC" means Real Estate Mortgage Investment Conduit. The Company will limit the REMIC interests that it acquires to interests issued by REMICs, at least 95% of whose assets consist of Qualified REIT Real Estate Assets.

  "Representatives" means Advest, Inc. and Cruttenden Roth Incorporated.

  "Residuals" means the right to receive the remaining or residual cash flows from a pool of Mortgage Loans or Mortgage Securities after distributing required amounts to the holders of interests in or obligations backed by such loans or securities and after payment of any required pool expenses.

  "Return on Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the Internal Revenue Service.

  "Servicers" means those entities that perform the servicing functions with respect to Mortgage Loans or Excess Servicing Rights owned by the Company.

  "Servicing Agreements" means the various agreements the Company may enter into with Servicers.

  "Short-Term Investments" means short-term bank certificates of deposit, short-term United States treasury securities, short-term United States government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset-backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.

  "Special Tax Counsel" means Allen, Matkins, Leck, Gamble & Mallory LLP.

  "Stock Option and Awards Plan" means the stock option plan adopted by the Company.

  "Suppliers of Mortgage Assets " means mortgage bankers, savings and loan associations, investment banking firms, banks, home builders, insurance companies and other concerns or lenders involved in mortgage finance or originating and packaging Mortgage Loans, and their Affiliates.

  "Subordinated Interests" means a class of Mortgage Securities that is subordinated to one or more other classes of Mortgage Securities, all of which classes share the same collateral. The Company will only acquire Subordinated Interests that are beneficial interests in grantor trusts holding Mortgage Loans, or are regular interests issued by REMICs, or that otherwise constitute Qualified REIT Real Estate Assets (provided the Company has obtained a favorable opinion of counsel to that effect).

  "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plans, Keogh plans, bank commingled trust funds for such plans, and IRAs, and other similar entities intended to be exempt from federal income taxation.

  "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from foreclosure property) subject to certain adjustments provided in the REIT Provisions of the Code.

  "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

  "Trust" means a trust that is the transferee of that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause a person to acquire or hold, directly or indirectly, shares of Common Stock in an amount that violates the Company's Charter, which trust shall be for the exclusive benefit of one or more Charitable Beneficiaries.

  "Trustee" means a trustee of a Trust for the Charitable Beneficiary.

  "UBTI" means "unrelated trade or business income" as defined in Section 512 of the Code.

  "Unaffiliated Directors" means those directors that are not affiliated, directly, or indirectly, with the Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Manager or an affiliated business entity of the Manager.

  "Underwriters" means the underwriters listed above under "Underwriting."

  "Underwriting Agreement" means the underwriting agreement with respect to the Common Stock offered through this Prospectus by and among the Company and the Underwriters.

  "United States Holder" means an initial purchaser of the Common Stock that, for United States income tax purposes, is a United States person (i.e., is not a Foreign Holder).

  "VA" means the United States Veterans Administration.

  "VA Loans" means Mortgage Loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended.

                         INDEX TO FINANCIAL STATEMENTS

                       ANWORTH MORTGAGE ASSET CORPORATION

                                                                            PAGE
                                                                            ----
Independent Auditor's Report............................................... F-2
Balance Sheet.............................................................. F-3
Notes to Financial Statements.............................................. F-4

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of Anworth Mortgage Asset Corporation

  We have audited the accompanying balance sheet of Anworth Mortgage Asset Corporation as of January 31, 1998. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Anworth Mortgage Asset Corporation as of January 31, 1998 in conformity with generally accepted accounting principles.

                                     /s/ McGladrey & Pullen, LLP

                                     McGLADREY & PULLEN, LLP

New York, New York

February 23, 1998

                       ANWORTH MORTGAGE ASSET CORPORATION

                                 BALANCE SHEET

                             JANUARY 31, 1998

ASSETS
  Cash.................................................................. $1,000
                                                                         ======
  Commitments and contingencies (Note 2)
STOCKHOLDER'S EQUITY
  Preferred stock, par value $0.01 per share; authorized 20,000,000
   shares; no shares issued and outstanding.............................    --
  Common stock, par value $0.01 per share; authorized 100,000,000
   shares; 100 shares issued and outstanding............................      1
  Additional paid in capital............................................    999
                                                                         ------
    Total Stockholder's Equity.......................................... $1,000
                                                                         ======



                         Notes to Financial Statement.

                      ANWORTH MORTGAGE ASSET CORPORATION

                         NOTES TO FINANCIAL STATEMENT

NOTE 1. ORGANIZATION

  Anworth Mortgage Asset Corporation (the "Company") was incorporated in Maryland on October 16, 1997 and has had no operations to date other than matters relating to its organization and registration under the Securities Act of 1933 and the issuance of 100 shares of its common stock to its initial stockholder. The Company intends to generate income for distribution to its stockholders primarily from the net cash flows on Mortgage Assets as described in the Prospectus.

NOTE 2. DEFERRED ORGANIZATION EXPENSES AND OFFERING COSTS

  Contingent on the completion of the contemplated public offering for which a Registration Statement will be filed with the Securities and Exchange Commission, the Company will be liable for organization expenses estimated at approximately $20,000, which will be deferred and amortized over a five year period. Offering costs in connection with the public offering will be charged against the proceeds of the offering.

NOTE 3. INCOME TAXES

  The Company intends to elect to be taxed as a Real Estate Investment Trust and to comply with the provisions of the Internal Revenue Code with respect thereto. Accordingly, the Company will not be subject to Federal income tax to the extent of its distributions to stockholders.

NOTE 4. TRANSACTIONS WITH AFFILIATES

  The Company intends to enter into a Management Agreement with Anworth Mortgage Advisory Corporation (the "Manager"). The Company has also adopted a Stock Option and Awards Plan under which options may be granted to officers and key employees of the Company and the Manager.

  The Management Agreement and the Stock Option and Awards Plan arrangement are described in the Prospectus.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   4
Risk Factors..............................................................  13
Use of Proceeds...........................................................  29
Distribution Policy.......................................................  29
Capitalization............................................................  30
Liquidity and Capital Resources...........................................  30
Business and Strategy.....................................................  32
Management of the Company.................................................  47
The Manager...............................................................  52
Security Ownership........................................................  60
Description of Capital Stock..............................................  60
Certain Provisions of Maryland Law and of the Company's Charter and
 Bylaws...................................................................  62
Federal Income Tax Considerations.........................................  65
ERISA Considerations......................................................  74
Dividend Reinvestment Plan................................................  75
Underwriting..............................................................  76
Legal Matters.............................................................  77
Experts...................................................................  77
Additional Information....................................................  78
Glossary..................................................................  79
Index to Financial Statements............................................. F-1

                               ----------------

  UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               3,000,000 SHARES

                 [LOGO OF ANWORTH MORTGAGE ASSET CORPORATION]

                                    ANWORTH
                                   MORTGAGE
                                     ASSET
                                  CORPORATION

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------

                                 ADVEST, INC.

                                CRUTTENDEN ROTH
                            I N C O R P O R A T E D

                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                        AMOUNT
                                                                        TO BE
                                                                         PAID
                                                                        ------
      SEC registration fee............................................ $ 11,195
      NASD filing fee.................................................    4,295
      American Stock Exchange listing fee.............................   22,500
      Printing and engraving expenses.................................  100,000
      Legal fees and expenses.........................................  275,000
      Accounting fees and expenses....................................   25,000
      Advisory fee....................................................   50,000
      Transfer agent and custodian fees...............................    2,500
      Miscellaneous...................................................    9,510
                                                                       --------
          Total....................................................... $500,000
                                                                       ========

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

  In October 1997, the Registrant issued 100 shares of Common Stock to Lloyd McAdams, in exchange for $1,000. The shares issued to Mr. McAdams were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS


  As permitted by the MGCL, the Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws implement the provisions relating to indemnification contained in the Charter. Maryland law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. In addition, the officers, directors and controlling persons of the Company are indemnified against certain liabilities by the Underwriters and the Underwriters are indemnified against certain liabilities by the Company under the Underwriting Agreement relating to the Offering. The Company maintains for the benefit of its officers and directors, officers' and directors' insurance.

  The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Company, its Directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements included in the Prospectus are:

    Balance Sheet of the Company at January 31, 1998 (audited)

    Notes to Financial Statements

  All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

  (b) Exhibits

      EXHIBIT
        NO.
      -------
         1.1   Form of Underwriting Agreement
       **3.1   Charter of the Registrant
       **3.2   Bylaws of the Registrant
       **4.1   Form of Stock Certificate of the Registrant
       **5.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP with respect to legality
       **5.2   Opinion of Piper & Marbury L.L.P.
         8.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP with respect to certain tax matters
        10.1   Management Agreement between the Registrant and Anworth Mortgage
               Advisory Corporation
      **10.2   Form of 1997 Stock Option and Awards Plan
      **23.1   Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included in Exhibit 8.1)
      **23.2   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)
        23.3   Consent of McGladrey & Pullen, LLP regarding the Registrant
      **24.1   Power of Attorney

--------
*  To be supplied by amendment
** Previously filed

ITEM 37. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 25TH DAY OF FEBRUARY 1998.

                                          ANWORTH MORTGAGE ASSET CORPORATION


                                          By: /s/ Joseph Lloyd McAdams, Jr.
                                            --------------------------------
                                            Joseph Lloyd McAdams, Jr.
                                            Chairman and Chief Executive
                                            Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
/s/  Joseph Lloyd McAdams, Jr.       Chairman of the Board and     February 25, 1998
____________________________________   Chief Executive Officer
Joseph Lloyd McAdams, Jr.              (Principal Executive
                                       Officer)
                 *                   Chief Financial Officer       February 25, 1998
____________________________________   (Principal Financial and
    Pamela J. Watson                   Accounting Officer)
                 *                   Director                      February 25, 1998
____________________________________
     Joe E. Davis
                 *                   Director                      February 25, 1998
____________________________________
    Charles H. Black

*By: /s/ Joseph Lloyd McAdams, Jr.                                 February 25, 1998
     -------------------------------
     Joseph Lloyd McAdams, Jr.
     (Power of Attorney)

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                   DESCRIPTION OF DOCUMENT                     NUMBER
  -------                  -----------------------                   ----------
     1.1   Form of Underwriting Agreement
   **3.1   Charter of the Registrant
   **3.2   Bylaws of the Registrant
   **4.1   Form of Stock Certificate of the Registrant
   **5.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP
           with respect to legality
   **5.2   Opinion of Piper & Marbury L.L.P.
     8.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP
           with respect to certain tax matters
    10.1   Management Agreement between the Registrant and Anworth
           Mortgage Advisory Corporation
  **10.2   Form of 1997 Stock Option and Awards Plan
  **23.1   Consent of Allen, Matkins, Leck, Gamble & Mallory LLP
           (included in Exhibit 8.1)
  **23.2   Consent of Piper & Marbury L.L.P. (included in Exhibit
           5.2)
    23.3   Consent of McGladrey & Pullen, LLP regarding the
           Registrant
  **24.1   Power of Attorney

--------
*  To be supplied by amendment
** Previously filed